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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PHASE FORWARD INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Phase Forward Incorporated (the "Common Stock").
(2)	Aggregate number of securities to which transaction applies:
As of May 1, 2010, 40,496,869 shares of Common Stock, 1,755,213 options to purchase Common Stock, 2,363,106 restricted stock units and 374,125 restricted stock awards.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The maximum aggregate value was determined based upon the sum of: (A) 40,496,869 shares of Common Stock multiplied by $17.00 per share; (B) options to purchase 1,755,213 shares of Common Stock with exercise prices less than $17.00 multiplied by $12.30 which is the difference between $17.00 and the weighted average exercise price of $4.70 per share; (C) 2,363,106 restricted stock units multiplied by $17.00 per share; and (D) 374,125 restricted stock awards multiplied by $17.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000713 by the sum calculated in the preceding sentence.
	(4)	Proposed maximum aggregate value of transaction: $756,568,819.90
	(5)	Total fee paid: $53,943.36
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122

                    , 2010

MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Phase Forward Incorporated, a Delaware corporation, which will be held on                  , 2010, at              a.m., local time, at our headquarters at 77 Fourth Avenue, Waltham, Massachusetts 02451.

        At the special meeting, we will ask you to consider and vote on a proposal to adopt a merger agreement that we entered into with Oracle Corporation and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle Corporation, on April 15, 2010. If stockholders representing at least a majority of the outstanding shares of Phase Forward common stock adopt the merger agreement and the merger is completed, we will become a wholly-owned subsidiary of Oracle Corporation, and you will be entitled to receive $17.00 in cash, without interest and less any applicable withholding taxes, for each share of Phase Forward common stock that you own.

        After careful consideration, our board of directors, by the unanimous vote of all directors, approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders. Our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement.

        The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters, and a copy of the merger agreement is included as Annex A to this document. We urge you to read these materials carefully.

        Your vote is very important.    Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Phase Forward common stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote against the adoption of the merger agreement.

        Whether or not you are able to attend the special meeting in person, please submit your proxy via the Internet (www.voteproxy.com), by telephone (1-800-PROXIES (1-800-776-9437)), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting.

        If you have any questions or need assistance voting your shares, please call our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

        Thank you for your cooperation and your continued support of Phase Forward Incorporated.

Very truly yours,

ROBERT K. WEILER
Chairman, President and Chief Executive Officer

This proxy statement is dated                  , 2010 and is first being mailed to stockholders on or about                    , 2010.

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On                    , 2010

To the Stockholders of Phase Forward Incorporated:

        We will hold a special meeting of the stockholders of Phase Forward Incorporated at our headquarters at 77 Fourth Avenue, Waltham, Massachusetts 02451, on                  , 2010, at          a.m., local time, to consider and act upon the following matters:

  1.
  To adopt the Agreement and Plan of Merger, dated as of April 15, 2010, among Phase Forward Incorporated ("Phase Forward", "we", "us", "our", "ours"), Oracle Corporation ("Oracle") and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle (the "Merger Subsidiary" or "Pine Acquisition Corporation"), as such may be amended from time to time, pursuant to which each holder of shares of Phase Forward common stock will be entitled to receive $17.00 in cash, without interest and less any applicable withholding taxes, for each share of Phase Forward common stock held by such holder;

  2.
  To approve a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement; and

  3.
  To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

        A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

        Only holders of record of Phase Forward common stock as of the close of business on                  , 2010 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Phase Forward common stock entitled to vote at the special meeting. The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at 77 Fourth Avenue, Waltham, Massachusetts 02451 during ordinary business hours at least 10 days before the special meeting.

        Whether or not you are able to attend the special meeting in person, please submit your proxy via the Internet (www.voteproxy.com) or by telephone (1-800-PROXIES (1-800-776-9437)), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" approval and adoption of the merger agreement and "FOR" the adjournment or postponement of the special meeting, if necessary, to solicit additional proxies.

        The board of directors of Phase Forward unanimously recommends that stockholders vote "FOR" the adoption of the merger agreement.

        In connection with the execution of the merger agreement, the directors and executive officers of Phase Forward, who collectively beneficially own approximately 6.51% of the voting power of Phase Forward common stock as of May 1, 2010, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, these stockholders' agreements will also terminate.

        If the merger becomes effective, Phase Forward stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Phase Forward common stock, as determined by the Delaware Court of Chancery under applicable provisions of Delaware law, subject to the satisfaction of the requirements for exercising and perfecting such rights. A copy of the full text of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled "Appraisal Rights" beginning on page 72 in the accompanying proxy statement.

By Order of the Board of Directors,

D. ARI BUCHLER Secretary

                                                                 HOW TO VOTE YOUR SHARES

        •
        TO VOTE USING THE INTERNET.    Please visit
        www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web site, and use the Company Number and Account Number shown on your card.

        •
        TO VOTE BY TELEPHONE.    Please call
        1-800-PRO-XIES (776-9437) in the United States or
        1-718-921-8500 from foreign locations from any touch-tone
        telephone and follow the instructions. Have your proxy card available when you call this number, and use the Company Number and Account Number shown on your card.

        •
        TO VOTE USING THE ENCLOSED PROXY CARD.    Sign
        and date the enclosed proxy card and return it in the provided envelope.

        In accordance with our security procedures, all persons attending the special meeting of stockholders will be required to present picture identification.

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

        In this proxy statement, the terms "we," "us," "our," "our company" and "Phase Forward" refer to Phase Forward Incorporated, the term "Oracle" refers to Oracle Corporation, the term "Merger Subsidiary" refers to Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle, and the term "merger agreement" refers to the Agreement and Plan of Merger, dated as of April 15, 2010, among Phase Forward Incorporated, Oracle Corporation and Pine Acquisition Corporation, as such may be amended from time to time.

 The Companies

Phase Forward Incorporated
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122
www.phaseforward.com

        Phase Forward Incorporated, a Delaware corporation, is a provider of an Integrated Clinical Research Suite, or ICRS, of enterprise-level software products, services and hosted solutions for use in our customers' global clinical trial and drug safety monitoring activities. Our customers include pharmaceutical, biotechnology and medical device companies, as well as academic institutions, governmental regulatory agencies, contract research organizations, or CROs, and other entities engaged in clinical trial and drug safety monitoring activities. Phase Forward was incorporated in 1997 and has offices located throughout the world in Asia, North America, Europe and Australia, with corporate headquarters in Waltham, Massachusetts.

Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
(650) 506-7000
www.oracle.com

        Oracle, a Delaware corporation, is the world's largest enterprise software company. As a result of the acquisition of Sun Microsystems, Inc., Oracle entered into a new hardware systems business.

Pine Acquisition Corporation
c/o Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
(650) 506-7000

        Pine Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Oracle, was formed solely for the purpose of facilitating Oracle's acquisition of Phase Forward. Pine Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Pine Acquisition Corporation will merge with and into Phase Forward and will cease to exist.

The Merger (page 19)

        Upon the terms and subject to the conditions of the merger agreement, the Merger Subsidiary will be merged with and into us, and each holder of shares of Phase Forward common stock will be entitled to receive $17.00 in cash, without interest and less any applicable withholding taxes, for each share of Phase Forward common stock held by such holder immediately prior to the merger (unless such holder has not voted in favor of the merger agreement and has properly exercised his or her statutory appraisal rights with respect to the merger). As a result of the merger, we will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Oracle. You will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 15)

        The special meeting will be held on                  , 2010 at                   a.m., local time, at our headquarters at 77 Fourth Avenue, Waltham, Massachusetts 02451. At the special meeting, you will be asked to vote upon a proposal to adopt the merger agreement that we have entered into with Oracle and the Merger Subsidiary. You will also be asked to vote upon a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement. You may also be asked to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date; Stock Entitled to Vote (page 15)

        Our board of directors has fixed the close of business on                  , 2010, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had                  outstanding shares of Phase Forward common stock held by approximately                  stockholders of record. We have no other class of voting securities outstanding.

        Stockholders of record on the record date will be entitled to one vote per share of Phase Forward common stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Vote Required for Approval (page 15)

        Pursuant to the requirements of the Delaware General Corporation Law, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Phase Forward common stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

        The affirmative vote of the holders of a majority of the shares of Phase Forward common stock present in person or by proxy and entitled to vote at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

        Brokers or other nominees who hold shares of Phase Forward common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, sometimes referred to as broker "non-votes." These non-voted shares of Phase Forward common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement. Non-voted shares of Phase Forward common stock will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

        In connection with the execution of the merger agreement, the directors and executive officers of Phase Forward, who collectively beneficially own approximately 6.51% of the voting power of Phase Forward common stock as of May 1, 2010, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, these stockholders' voting agreements will also terminate.

Our Board's Recommendation (page 15)

        Our board of directors has unanimously (i) determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders, (ii) approved the merger agreement, (iii) resolved to recommend that the stockholders adopt the merger agreement, and (iv) directed that such matter be submitted for consideration of the stockholders of Phase Forward at the special meeting. Accordingly, our board of directors unanimously recommends that our stockholders vote "FOR" the adoption of the merger agreement at the special meeting.

        For the factors considered by our board of directors in reaching its decision to approve the merger agreement, see "The Merger—Reasons for the Merger and Recommendation of our Board of Directors", beginning on page 30 of this proxy statement.

Opinion of Phase Forward's Financial Advisor (page 33 and Annex B)

        In connection with the merger, Thomas Weisel Partners, Phase Forward's financial advisor ("TWP"), delivered to Phase Forward's board of directors a written opinion, dated April 15, 2010, to the effect that, as of the date of the written opinion, and subject to the qualifications, limitations and assumptions stated in the opinion, the per share merger consideration to be offered to the holders of Phase Forward common stock was fair from a financial point of view to those holders. The full text of the written opinion, dated April 15, 2010, of TWP, which describes, among other things, the assumptions made, procedures followed, factors considered, qualifications of and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The summary of the written opinion of TWP in this proxy statement is qualified in its entirety by reference to the full text of the opinion. TWP provided its opinion to Phase Forward's board of directors for the benefit and use of Phase Forward's board of directors in connection with and for purposes of its evaluation of the per share merger consideration from a financial point of view. TWP's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed merger.

 Conditions to the Merger (page 67)

        Conditions to Each Party's Obligations.    Each party's obligation to consummate the merger is subject to the satisfaction or waiver of the following mutual conditions:

  •
  approval and adoption of the merger agreement and the merger by an affirmative vote of the holders of a majority of the outstanding shares of Phase Forward common stock;

  •
  no governmental authority with jurisdiction over any party will have issued any binding order, injunction, decree, judgment, ruling or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger;

  •
  no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited; and

  •
  the waiting period applicable to the merger under the antitrust laws of the United States will have expired or been terminated, and any required affirmative approval of a governmental entity required under any applicable federal, state or local antitrust, competition, premerger notification or trade regulation laws in the United States or any applicable foreign jurisdictions will have been obtained.

        Conditions to Oracle's and Pine Acquisition Corporation's Obligations.    The obligation of Oracle and Pine Acquisition Corporation to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

  •
  the representations and warranties of Phase Forward relating to corporate existence, power, authority, non-contravention, certain capitalization matters, finders' fees, the opinion of Phase Forward's financial advisor set forth in the merger agreement and certain anti-takeover statutes, to the extent not qualified by materiality or material adverse effect thresholds, will be true in all material respects, and to the extent so qualified, will be true in all respects, when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date);

  •
  the other representations and warranties of Phase Forward made in the merger agreement, disregarding materiality or material adverse effect thresholds, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), provided that such representations will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Phase Forward;

  •
  Phase Forward will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

  •
  Oracle will have received a certificate signed on Phase Forward's behalf by a senior executive officer of Phase Forward as to the satisfaction of the conditions described in the preceding three bullets;

  •
  there will not be instituted or pending any suit, action, claim or proceeding by any governmental authority that (i) challenges or seeks to make illegal, delay materially or otherwise restrain or prohibit the consummation of the merger or seek to obtain material damages, (ii) seeks to restrain or prohibits Oracle's ownership or operation of all or any material portion of the business, assets or products of Phase Forward or any of its subsidiaries, taken as a whole, or of Oracle and any of its subsidiaries, taken as a whole, or to compel Oracle or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Phase Forward and any of its subsidiaries, taken as a whole, or Oracle and its subsidiaries, taken as a whole, (iii) seeks to impose or confirm material limitations on the ability of Oracle or any of its affiliates to effectively acquire, hold or exercise full rights of ownership of Phase Forward common stock or any shares of common stock of the surviving corporation, including the right to vote such shares on all matters properly presented to Phase Forward's stockholders, or (iv) seeks to require divestiture by Oracle, Pine Acquisition Corporation or any of Oracle's other affiliates of any equity interests;

  •
  there will not be in effect any order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of the preceding bullet point; and

  •
  there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Phase Forward.

        Conditions to Phase Forward's Obligations.    The obligation of Phase Forward to consummate the merger is subject to the satisfaction or waiver of further conditions, including:

  •
  the representations and warranties of Oracle and Pine Acquisition Corporation made in the merger agreement will be true and correct in all material respects on the closing date of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

  •
  Oracle and Pine Acquisition Corporation will have performed in all material respects their respective obligations on or before the date on which the transactions contemplated by the merger agreement are to be completed; and

  •
  Phase Forward will have received a certificate signed on Oracle's behalf by a senior executive officer of Oracle as to the satisfaction of the conditions described in the preceding two bullets.

No Solicitations (page 60)

        Immediately upon signing of the merger agreement, Phase Forward and its subsidiaries agreed as an inducement to Oracle to enter into the definitive merger agreement, to cease any discussions, negotiations or other activities with respect to any actual or potential competing acquisition proposal. In addition, under the merger agreement, Phase Forward and its subsidiaries are not permitted to, among other things, (i) solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any acquisition proposal or the making of any inquiries, offer or proposal that could reasonably be expected to lead to an acquisition proposal or (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Phase Forward or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Phase Forward or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any acquisition proposal.

        Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by Phase Forward's stockholders, the Phase Forward board of directors, directly or indirectly through any representative, may (i) engage in negotiations or discussions with any person that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing after the date of the merger agreement, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the Phase Forward board of directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal and (ii) thereafter furnish to such person non-public information relating to Phase Forward or any of its subsidiaries pursuant to an acceptable confidentiality agreement, but in each case under the preceding clauses (i) and (ii), only if the Phase Forward board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties under applicable law.

Termination of the Merger Agreement (page 69)

        Phase Forward and Oracle may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, with certain exceptions, either Oracle or Phase Forward may terminate the merger agreement at any time before the consummation of the merger if:

  •
  the merger is not consummated before January 15, 2011 (which we refer to as the end date); provided, that if all of the conditions to the consummation of the merger shall have been satisfied, other than the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (which we refer to as the HSR Act), the end date may be extended by a three month period by Oracle by written notice to Phase Forward (the end date may be so extended not more than twice); provided, further, that a party whose willful or intentional breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement because of this reason;

  •
  any governmental entity of competent jurisdiction issues an order, decree, injunction or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, ruling or other action becomes final and non-appealable;

  •
  any law or regulation is adopted that makes consummation of the merger illegal or otherwise prohibited; or

  •
  the approval and adoption of the merger agreement and the merger by Phase Forward's stockholders has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

        Oracle may also terminate the merger agreement if:

  •
  an adverse recommendation change (as defined in the section entitled "The Merger Agreement—Phase Forward Board Recommendation") has occurred;

  •
  Phase Forward has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than an acceptable confidentiality agreement) relating to any acquisition proposal;

  •
  Phase Forward or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement; or

  •
  Phase Forward materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Phase Forward becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Phase Forward's representations, warranties and covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate and in either case such that breaches or inaccuracies are not curable by Phase Forward within 30 days and prior to the end date or Phase Forward ceases to exercise commercially reasonable efforts to cure such breach or inaccuracy.

        Phase Forward may also terminate the merger agreement if:

  •
  prior to the receipt of approval of the adoption of the merger agreement by Phase Forward's stockholders, the Phase Forward board of directors authorizes Phase Forward, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal if (1) Phase Forward pays the termination fee described below at or prior to termination of the merger agreement and (2) Phase Forward substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

  •
  Oracle or Pine Acquisition Corporation materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Oracle or Pine Acquisition Corporation becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Oracle's or Pine Acquisition Corporation's representations, warranties and covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate and in either case such that breaches or inaccuracies are not curable by Oracle or Pine Acquisition Corporation within 30 days and prior to the end date or Oracle or Pine Acquisition Corporation cease to exercise commercially reasonable efforts to cure such breach or inaccuracy.

Termination Fees (page 70)

        We have agreed to pay Oracle a termination fee of $24.7 million in the event that the merger agreement is terminated by (a) Oracle pursuant to the provisions described in the first three bullet points in the second paragraph under "Summary—Termination of the Merger Agreement" above, (b) Phase Forward pursuant to the provisions described in the first bullet point in the third paragraph under "Summary—Termination of the Merger Agreement" above or (c) either party pursuant to the provisions described in the first or fourth bullet point described in the first paragraph under "Summary—Termination of the Merger Agreement" above and (x) prior to such termination (in the case of termination pursuant to the first bullet point in the first paragraph under "Summary—Termination of the Merger Agreement" above) or the special meeting (in the case of termination pursuant to the fourth bullet point in the first paragraph under "Summary—Termination of the Merger Agreement" above), an acquisition proposal has been publicly announced and not publicly withdrawn, and (y) within 12 months following the date of such termination Phase Forward has (1) entered into a definitive agreement with respect to, (2) recommended to its stockholders or (3) completed, a transaction contemplated by such acquisition proposal.

Expenses (page 70)

        Each of Phase Forward and Oracle are required to pay their own expenses in connection with the merger agreement and consummation of the transactions contemplated thereby, provided that Oracle will pay all filing fees payable pursuant to the HSR Act or any foreign competition law unless the merger agreement is terminated in certain circumstances in which case Phase Forward will reimburse Oracle for one-half of such filing fee.

        However, if the merger agreement is terminated by Oracle because the required approval of the stockholders of Phase Forward has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting, Phase Forward has agreed to reimburse Oracle for all its documented, reasonable out-of-pocket fees and expenses in an amount up to $4 million (any fee reimbursement amount paid by Phase Forward will be credited against any obligation of Phase Forward to pay Oracle a termination fee).

The Voting Agreements (page 45)

        Concurrently with entering into the merger agreement, each of the directors and executive officers of Phase Forward entered into a voting agreement with Oracle (collectively, the "voting agreements") pursuant to which they agreed, among other things, to vote their shares of Phase Forward for the adoption of the merger agreement and against any alternative acquisition proposal, reorganization, recapitalization, liquidation or winding up of Phase Forward, and against any action that would frustrate the purposes of, or prevent or delay the consummation of the transactions contemplated by the merger agreement. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate. As of May 1, 2010, the directors and executive officers of Phase Forward that entered into the voting agreements collectively own beneficially and of record an aggregate of approximately 6.51% of the outstanding Phase Forward common stock.

Regulatory Matters (page 46)

        Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by Phase Forward and Oracle and the applicable waiting period has expired or been terminated. In addition, the expiration or termination of the applicable waiting period under the HSR Act is a condition to each of Oracle and Phase Forward's obligation to consummate the merger. Oracle and Phase Forward filed their respective notifications and report forms with the Antitrust Division and the FTC under the HSR Act on April 27, 2010. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger, or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied.

 Appraisal Rights (page 72)

        Under Delaware law, holders of Phase Forward common stock may have the right to receive an appraisal of the fair value of their shares of Phase Forward common stock in connection with the merger. To exercise appraisal rights, a holder of Phase Forward common stock must not vote for the proposal to adopt the merger agreement, must deliver to us a written appraisal demand before the stockholder vote on the merger agreement is taken at the special meeting, must not submit a letter of transmittal, and must strictly comply with all of the procedures required by Delaware law.

        A copy of the full text of Section 262 of the Delaware General Corporation Law, or the DGCL, is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Material U.S. Federal Income Tax Consequences (page 47)

        If the merger is completed, the exchange of Phase Forward common stock by our stockholders for the cash merger consideration will generally be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your personal tax advisors concerning the applicable U.S. federal, state, local, foreign and other tax consequences of the merger to you.

Treatment of Options, Restricted Stock and Other Equity-Based Awards (page 52)

        Cashed Out Equity Awards.    The vested and/or exercisable portion of each Phase Forward stock option and each Phase Forward restricted stock unit (which we refer to as the cashed out equity awards) that is outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive after the effective time of merger an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Phase Forward common stock that were issuable upon exercise or settlement of such cashed out equity award immediately prior to the effective time of the merger and (y) $17.00, less, if applicable, the per share exercise price of such cashed out equity award.

        Unvested Stock Options.    The unvested portion of each Phase Forward stock option that is held by employees and consultants of Phase Forward immediately prior to the effective time of the merger will be assumed by Oracle and automatically converted at the effective time of the merger into an option to acquire, on substantially the same terms and conditions applicable to such related Phase Forward stock options, a number of shares of Oracle common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Phase Forward common stock subject to the option and (y) a fraction (referred to as the equity award exchange ratio), the numerator of which is $17.00 and the denominator of which is the average closing price of Oracle common stock over the five trading days immediately preceding (but not including) the date on which the merger becomes effective. The exercise price for assumed options will equal the per share exercise price for the shares of Phase Forward common stock divided by the equity award exchange ratio (rounded upwards to the nearest whole cent).

        Unvested Restricted Stock Units.    The unvested portion of each Phase Forward restricted stock unit that is held by employees and consultants of Phase Forward immediately prior to the effective time of the merger will be assumed by Oracle and automatically converted at the effective time of the merger into an Oracle restricted stock unit, which has other terms and conditions substantially identical to those of the related Phase Forward restricted stock unit, with respect to the number of shares of Oracle common stock (rounded down to the nearest whole share) calculated by multiplying (x) the number of shares of Phase Forward common stock subject to the restricted stock unit by (y) the equity award exchange ratio.

        Restricted Stock Award.    Each Phase Forward restricted stock award will automatically be cancelled, and each share of Phase Forward common stock subject to a Phase Forward restricted stock award will be converted into the right to receive restricted stock units with respect to that number of shares of Oracle common stock (rounded down to the nearest whole share) calculated by multiplying (x) the number of unvested shares of Phase Forward common stock subject to such restricted stock award immediately prior to the effective time of the merger by (y) the equity award exchange ratio. Such restricted stock units will vest in accordance with the applicable vesting schedule for such Phase Forward restricted stock award. The restricted stock units shall be substantially identical to the Phase Forward restricted stock awards except to the extent necessary to reflect the fact that the restricted stock units are not actual shares of Oracle common stock.

        Employee Stock Purchase Plan.    Phase Forward will establish a new exercise date under its Amended and Restated 2004 Employee Stock Purchase Plan on the last day of the payroll period ending immediately prior to the effective time of the merger (but at least ten business days before the effective time of the merger) with respect to the offering period then in effect under the ESPP (which we refer to as the new exercise date). Phase Forward will provide that no further offering periods will commence under the ESPP on or following the new exercise date and terminate the ESPP as of the new exercise date. Each outstanding option under the ESPP on the new exercise date will be exercised on such date for the purchase of shares of Phase Forward common stock in accordance with the terms of the ESPP.

Interests of Our Directors and Executive Officers in the Merger (page 41)

        In considering the recommendation of our board of directors with respect to the merger agreement, holders of shares of Phase Forward common stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger agreement. These interests include:

  •
  accelerated vesting at the closing of certain equity awards held by our directors and executive officers;

  •
  severance arrangements covering our executive officers;

  •
  indemnification of our directors and executive officers by the surviving corporation following the merger; and

  •
  payment to two of our directors for serving on the Special Committee of the board of directors formed in connection with the merger and the transactions contemplated thereby.

These arrangements are further described under "The Merger—Interests of Our Directors and Executive Officers in the Merger."

Common Stock Ownership of Our Directors and Executive Officers (Page 76)

        As of May 1, 2010, our directors and executive officers beneficially owned in the aggregate 2,661,024 shares of Phase Forward common stock or approximately 6.51% of our total outstanding shares. The share ownership of our directors and executive officers is further described under "Security Ownership Of Management and Certain Beneficial Owners."

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers briefly address some commonly asked questions about the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.

 The Special Meeting

Q.
What is the proposed transaction?

A.
Phase Forward and Oracle have entered into a definitive agreement pursuant to which, and subject to the terms and conditions thereof, Oracle will acquire Phase Forward by merging a subsidiary of Oracle with and into Phase Forward, with Phase Forward as the surviving corporation. We will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Oracle.

Q.
If the merger is completed, what will I be entitled to receive for my shares of Phase Forward common stock and when will I receive it?

A.
You will be entitled to receive $17.00 in cash, without interest and less any applicable withholding taxes, for each share of Phase Forward common stock that you own. This does not apply to shares held by Phase Forward stockholders, if any, that properly perfect appraisal rights under Delaware law.

  After the merger closes, Oracle will arrange for a letter of transmittal to be sent to each stockholder. The merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal, his, her or its stock certificates and any other required documentation.

Q.
When is the merger expected to be completed?

A.
We expect the merger to be completed in the middle of the 2010 calendar year. However, the merger is subject to various closing conditions, including Phase Forward stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q.
What will happen to my shares of Phase Forward common stock after the merger?

A.
Following the effectiveness of the merger, your shares of Phase Forward common stock will represent solely the right to receive the merger consideration, and trading in Phase Forward common stock on the NASDAQ Global Select Market will cease. Price quotations for Phase Forward common stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934.

Q.
What will I be asked to vote upon at the special meeting?

A.
You will be asked to vote on the adoption of the merger agreement that we have entered into with Oracle and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle, pursuant to which Pine Acquisition Corporation will be merged with and into us and we will become a wholly-owned subsidiary of Oracle. We will also be asking you to approve the adjournment or postponement, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement. Whether or not you are able to attend the special meeting in person, please submit your proxy via the Internet (www.voteproxy.com) or by telephone (1-800-PROXIES (1-800-776-9437)), or complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible.

Q.
What stockholder approvals are required for the merger?

A:
The holders of a majority of the outstanding shares of Phase Forward common stock on                  , 2010, or the record date for the special meeting of stockholders, must vote in favor of the adoption of the merger agreement. Only holders of record of Phase Forward common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were                  shares of Phase Forward common stock outstanding, held by approximately                  holders of record, and entitled to vote at the special meeting. In connection with the execution of the merger agreement, the directors and executive officers of Phase Forward, who collectively beneficially own approximately 6.51% of the voting power of Phase Forward common stock as of May 1, 2010, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, these stockholders' voting agreements will also terminate.

Q.
Who is entitled to vote at the special meeting?

A.
Holders of record of shares of Phase Forward common stock as of the close of business on                  , 2010 are entitled to vote at the special meeting. Such holders are entitled to one vote per share of Phase Forward common stock held.

Q.
Why is our board of directors recommending the merger?

A.
After careful consideration involving a deliberative process and consultation with our senior management, legal counsel and financial advisor, our board of directors, by the unanimous vote of all directors, approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders, and recommends that you adopt the merger agreement. For a more detailed explanation of the factors that our board of directors considered in determining whether to recommend the merger, see "The Merger—Reasons for the Merger and Recommendation of our Board of Directors" on page 30 of this proxy statement.

Q.
What should I do now?

A.
After carefully reading and considering the information contained in this proxy statement, please vote in one of the following three ways whether or not you plan to attend the special meeting: (i) by completing your proxy through the Internet at the address listed on the accompanying proxy card, (ii) by completing your proxy using the toll-free telephone number listed on the proxy card, or (iii) by completing, signing and dating the proxy card and returning it in the enclosed postage-prepaid envelope. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
Brokers or other nominees who hold shares of Phase Forward common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, commonly referred to as broker "non-votes." You should follow the procedures provided by your broker regarding the voting of your shares. These non-voted shares of Phase Forward common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement. Non-voted shares of Phase Forward common stock will have no effect on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement.

Q.
What if I do not vote?

A.
If you fail to vote by proxy or in person, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement. Failure to vote will have no effect on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

  If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the adoption of the merger agreement and "FOR" approval of the adjournment proposal.

  If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote "AGAINST" the adoption of the merger agreement. With respect to the proposal to approve one or more adjournments to the special meeting, an abstention will have no effect, and the proposal will be decided by the stockholders who cast votes "FOR" and "AGAINST" that proposal.

Q.
When should I cast my vote?

A.
You should complete your proxy card through the Internet or by telephone or mail in your proxy card as soon as possible, but in any event before                  , 2010, so that your shares will be voted at the special meeting.

Q.
May I change my vote after I have mailed my signed proxy card or voted via the Internet or by telephone?

A.
Yes. You may change your vote and revoke your proxy at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. With respect to voting your proxy via the Internet or by telephone, you can revoke your proxy by voting again and only your last action via the Internet or by telephone will be counted.

Q.
May I vote in person?

A.
Yes. You may attend the special meeting of stockholders and vote your shares of Phase Forward common stock in person. If you hold shares in "street name," you must provide a proxy executed by your bank or broker in order to vote your shares at the meeting. In accordance with our security procedures, all persons attending the special meeting will be required to present picture identification.

Q:
Am I entitled to appraisal rights?

A:
Under the DGCL, holders of shares of Phase Forward common stock who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as, or less than the amount a stockholder would be entitled to receive under the merger agreement. Any holder of shares of Phase Forward common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to Phase Forward prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel. For more information, see "Appraisal Rights" on page 72 of this proxy statement. In addition, a copy of the full text of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q.
Will the merger be a taxable transaction to me?

A.
Yes. The receipt of cash for shares of Phase Forward common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Phase Forward common stock. For a more detailed explanation of the tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences" on page 47 of this proxy statement. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.
Should I send in my stock certificates now?

A.
No. After the merger closes, Oracle will arrange for a letter of transmittal containing detailed instructions to be sent to each stockholder. The merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal accompanied by that stockholder's stock certificates and any other required documentation.

  PLEASE DO NOT SEND YOUR STOCK CERTIFICATES NOW.

Q.
What should I do if I have questions?

A.
You should direct any questions regarding extra copies of the proxy materials, the special meeting of stockholders or the merger to our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

  If your brokerage firm, bank, trust or other nominee holds your shares in "street name," you should also call your brokerage firm, bank, trust or other nominee for additional information.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements (as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements represent Phase Forward's expectations or beliefs concerning future events or our future financial performance, including any projections or forecasts, including the financial forecasts included under "Certain Financial Projections" beginning on page 40. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

  •
  the requirement that our stockholders adopt the merger agreement;

  •
  the failure to satisfy any other conditions to the merger, including the receipt of regulatory approvals on the terms expected;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally, including our ability to retain key employees;

  •
  adverse changes in our industry;

  •
  the parties' ability to meet expectations regarding the timing and completion of the merger; and

  •
  other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. See "Where You Can Find More Information" on page 78 of this proxy statement.

        You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

 THE SPECIAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement to you, as a holder of Phase Forward common stock, as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders, or at any adjournment or postponement thereof.

 Date, Time and Place of the Special Meeting

        The special meeting of our stockholders will be held at our headquarters at 77 Fourth Avenue, Waltham, Massachusetts 02451, on                   , 2010, at             a.m., local time.

Purpose of the Special Meeting

        The purpose of the special meeting is:

  •
  to vote on a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement;

  •
  to vote on a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement; and

  •
  to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Our Board's Recommendation

        Our board of directors, by the unanimous vote of all directors, approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders. Accordingly, our board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement at the special meeting.

 Record Date; Stock Entitled to Vote

        The holders of record of shares of Phase Forward common stock as of the close of business on                  , 2010, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were                  shares of Phase Forward common stock outstanding and entitled to vote held by approximately                  stockholders of record. Each share of Phase Forward common stock entitles the holder to one vote on all matters properly coming before the special meeting or any adjournment or postponement thereof.

Quorum

        Our by-laws and Delaware law require the presence, in person or by duly executed proxy, of the holders of a majority of the voting power of outstanding shares of Phase Forward common stock entitled to vote at the special meeting to constitute a quorum. Both abstentions and broker "non-votes" (as that term is described in the next section) will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present and if the adjournment proposal has the necessary majority, we expect to adjourn the special meeting to solicit additional proxies and intend to vote any proxies we have received at the time of the special meeting in favor of an adjournment.

Vote Required for Approval

        Our charter and by-laws and Delaware law require the affirmative vote of holders of a majority of the outstanding shares of Phase Forward common stock entitled to vote at the special meeting to adopt the merger agreement. For the proposal to adopt the merger agreement, you may vote FOR,

AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present.

        The affirmative vote of the holders of a majority of the shares of Phase Forward common stock present in person or by proxy and entitled to vote at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

        Brokers or other nominees who hold shares of Phase Forward common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, sometimes referred to as broker "non-votes." These non-voted shares of Phase Forward common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement. Non-voted shares of Phase Forward common stock will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

        Our directors and executive officers and their affiliates owned 2,661,024 shares of Phase Forward common stock, or approximately 6.51% of our total outstanding shares, as of May 1, 2010, and these shares are subject to voting agreements. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate.

Voting

        Holders of record of Phase Forward common stock may vote their shares by attending the special meeting and voting their shares of Phase Forward common stock in person, or one of the following three ways whether or not you plan to attend the special meeting:

  •
  by completing your proxy through the Internet at www.voteproxy.com, as listed on the accompanying proxy card;

  •
  by completing your proxy using the toll-free telephone number 1-800-PROXIES (1-800-776-9437), as listed on the proxy card; or

  •
  by completing, signing and dating the proxy card and returning it in the enclosed postage-prepaid envelope.

        All shares of Phase Forward common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of Phase Forward common stock represented by the proxy will be voted "FOR" the adoption of the merger agreement, "FOR" approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of the adoption of the merger agreement and in accordance with the recommendations of our board of directors on any other matters properly brought before the special meeting for a vote.

        Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

        Stockholders who hold their shares of Phase Forward common stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of Phase Forward common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting. Brokers or other nominees may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, commonly referred to as broker "non-votes." You should follow the procedures provided by your broker regarding the voting of your shares. These non-voted shares of Phase Forward common stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement.

        In connection with the execution of the merger agreement, the directors and executive officers of Phase Forward, who collectively beneficially own approximately 6.51% of the voting power of Phase Forward common stock as of May 1, 2010, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate.

Revocability of Proxies

        You may change your vote at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary at Office of the Secretary, Phase Forward Incorporated, 77 Fourth Avenue, Waltham, Massachusetts 02451, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. If you have voted your proxy via the Internet or by telephone, you can revoke your proxy by voting again and only your last action via the Internet or by telephone will be counted.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by Phase Forward on behalf of its board of directors. In addition, we expect to retain Innisfree M&A Incorporated to assist in the solicitation for a fee of approximately $20,000, a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by personal interview, e-mail, telephone, facsimile or other means of communication. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of Phase Forward common stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Proposal to Approve Adjournment of the Special Meeting

        We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments or postponements of the special meeting if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, we would determine to adjourn or postpone the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

        The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of Phase Forward common stock present in person or by proxy and entitled to vote at the special meeting. The failure to vote shares of Phase Forward common stock would have no effect on the approval of the adjournment proposal.

        Our board of directors recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned or postponed, we are not required to give notice of the time and place of the adjourned meeting unless our board of directors fixes a new record date for the special meeting.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to matters set forth in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of Phase Forward common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

Availability of Documents

        The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of Phase Forward during our regular business hours by any interested holder of Phase Forward common stock. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days before the special meeting.

THE MERGER

Parties to the Merger

Phase Forward Incorporated
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122
www.phaseforward.com

        Phase Forward Incorporated, a Delaware corporation, is a provider of an Integrated Clinical Research Suite, or ICRS, of enterprise-level software products, services and hosted solutions for use in our customers' global clinical trial and drug safety monitoring activities. Our customers include pharmaceutical, biotechnology and medical device companies, as well as academic institutions, governmental regulatory agencies, contract research organizations, or CROs, and other entities engaged in clinical trial and drug safety monitoring activities. Phase Forward was incorporated in 1997 and has offices located throughout the world in Asia, North America, Europe and Australia, with corporate headquarters in Waltham, Massachusetts.

Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
(650) 506-7000
www.oracle.com

        Oracle, a Delaware corporation, is the world's largest enterprise software company. As a result of the acquisition of Sun Microsystems, Inc., Oracle entered into a new hardware systems business.

Pine Acquisition Corporation
c/o Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
(650) 506-7000

        Pine Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Oracle, was formed solely for the purpose of facilitating Oracle's acquisition of Phase Forward. Pine Acquisition Corporation has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Upon consummation of the proposed merger, Pine Acquisition Corporation will merge with and into Phase Forward and will cease to exist.

Background of the Merger

        Phase Forward's board of directors has periodically reviewed and assessed Phase Forward's long-term strategies and objectives and developments in the markets in which it operates, including, among other things, strategies to grow Phase Forward's business and operations.

        In November 2006, Robert Weiler, Phase Forward's Chairman, President and Chief Executive Officer, contacted Doug Kehring, Senior Vice President, Corporate Development and Strategic Planning of Oracle, regarding Phase Forward's interest in discussing a potential acquisition of an asset of Oracle that has operations in Phase Forward's industry. Mr. Kehring informed Mr. Weiler that Oracle was not interested in selling such assets, but instead suggested that the companies meet to explore Oracle's interest in a strategic transaction with Phase Forward. Mr. Weiler and Mr. Kehring agreed to arrange a meeting between their respective teams on December 8, 2006.

        On December 6, 2006, Phase Forward and Oracle executed a confidentiality agreement on customary terms, with a term of two years.

        On December 8, 2006, Mr. Weiler and other members of Phase Forward's management met with Mr. Kehring and other members of Oracle's management to engage in some preliminary discussions concerning their respective businesses. Mr. Weiler and Mr. Kehring had additional telephone calls and e-mail exchanges during December 2006 and in January 2007, but none of them progressed beyond preliminary discussions about their respective businesses.

        In September 2008, Mr. Weiler exchanged telephone calls and e-mails with Mr. Kehring and Neil de Crescenzo, Senior Vice President and General Manager Health Sciences Global Business Unit of Oracle, regarding their respective interests in resuming discussions concerning their respective businesses. On September 30, 2008, Mr. Weiler met with Mr. de Crescenzo in California. During those communications, Mr. Kehring and Mr. de Crescenzo informed Mr. Weiler that Oracle was interested in pursuing discussions with Phase Forward concerning a potential strategic transaction between the two companies. Mr. Weiler and Mr. Kehring had a few additional telephone calls during 2008, but none of them progressed beyond preliminary discussions.

        On February 10, 2009, Mr. Weiler received an e-mail from Mr. Kehring suggesting that they schedule a time to meet to resume their previous discussions regarding strategic initiatives. Mr. Weiler suggested a meeting on February 11, 2009 because Mr. Weiler was already in California for other business.

        On February 11, 2009, Mr. Kehring expressed an interest to Mr. Weiler in entering into discussions with Phase Forward about a potential strategic transaction. Mr. Weiler and Mr. Kehring agreed that their respective teams would meet on February 18, 2009. After this meeting on February 11, 2009, Mr. Weiler provided an informal update to some of the Phase Forward board of directors by telephone to inform the directors of his meeting with Mr. Kehring.

        Between February 11, 2009 and February 18, 2009, Mr. Weiler and Mr. Kehring coordinated the meeting on February 18, 2009 and agreed that a larger group of executives would meet on March 3, 2009. They agreed that the purpose of these meetings would be to provide Oracle with a preliminary overview of Phase Forward's business and operations.

        On February 18, 2009, Mr. Weiler and Steven Rosenberg, Phase Forward's Senior Vice President, met with Mr. Kehring and representatives of Oracle's management team to provide general information concerning their respective businesses.

        Between February 18, 2009 and March 3, 2009, Mr. Weiler and Mr. Kehring exchanged e-mail communications coordinating the logistics of the meeting on March 3, 2009.

        On February 25, 2009, Phase Forward's board of directors held a meeting at which the directors discussed the recent preliminary communications between Mr. Weiler and Mr. Kehring. Phase Forward's board of directors determined that Mr. Weiler should continue his preliminary communications with Oracle, subject to entering into a new confidentiality agreement.

        Between February 25, 2009 and April 16, 2009, Mr. Weiler provided informal updates to the Phase Forward board of directors by telephone to inform the directors of his discussions with Mr. Kehring.

        On February 26, 2009, Phase Forward and Oracle executed a second confidentiality agreement.

        On March 2, 2009, respective members of the management teams of Phase Forward and Oracle met in Boston, Massachusetts to continue discussions concerning a possible strategic transaction. On March 3, 2009, those individuals had a meeting and Phase Forward provided general information to Oracle about Phase Forward's business.

        On March 9, 2009, respective members of the management teams of Phase Forward and Oracle had a call to discuss general information about Phase Forward's business. Between March 9, 2009 and March 17, 2009, respective members of the management teams of Phase Forward and Oracle had additional calls regarding Phase Forward's business.

        On March 16, 2009, Mr. Kehring sent an e-mail to Mr. Weiler scheduling a telephone call for March 17, 2009 to discuss the status of Oracle's consideration of a possible strategic transaction with Phase Forward.

        On March 17, 2009, Mr. Weiler and Mr. Kehring had a telephone call during which Mr. Kehring indicated that Oracle was meeting internally on March 20, 2009 to discuss a possible strategic transaction with Phase Forward.

        On March 20, 2009, Mr. Kehring sent an e-mail to Mr. Weiler scheduling a telephone call for March 22, 2009 to discuss the status of Oracle's consideration of a possible strategic transaction with Phase Forward.

        On March 22, 2009, Mr. Weiler and Mr. Kehring had a telephone call and discussed the status of prior discussions and plans for further communications.

        On March 24, 2009, Mr. Weiler received a call from Mr. Kehring. Mr. Kehring indicated that Oracle was prepared to conduct further investigation of Phase Forward's business and that, in particular, Oracle was seeking definitive aggregated top-line information concerning Phase Forward's bookings for its quarter ended March 31, 2009. Mr. Weiler told Mr. Kehring that he expected to be able to give Mr. Kehring Phase Forward's aggregated top-line bookings results for the quarter ended March 31, 2009 in early April 2009.

        On March 26, 2009, Mr. Kehring sent an e-mail to Mr. Weiler seeking additional financial information concerning Phase Forward's business and operations.

        On April 8, 2009, Mr. Weiler sent to Mr. Kehring Phase Forward's aggregated top-line bookings results for the quarter ended March 31, 2009.

        On April 9, 2009, Mr. Weiler and Christopher Menard, Phase Forward's Senior Vice President and Chief Financial Officer, called Mr. Kehring and discussed the aggregated top-line bookings results that had been provided to Oracle by Mr. Weiler the previous day. Mr. Weiler also informed Mr. Kehring of Phase Forward's desire to have Oracle provide Phase Forward with an indication of its willingness to make a proposal concerning a strategic transaction. Mr. Kehring acknowledged Mr. Weiler's request and indicated that he expected that Oracle would reach a conclusion as to whether it would make a proposal to Phase Forward within the next week, and that Oracle would also be in a position at that time to communicate any such proposal to Mr. Weiler.

        On April 14, 2009, Mr. Kehring sent an e-mail to Mr. Weiler in which Mr. Kehring indicated that he planned to send a proposal to Mr. Weiler the next day that would outline Oracle's proposed terms of an acquisition of Phase Forward.

        On April 15, 2009, Mr. Kehring sent an e-mail to Mr. Weiler attaching a written proposal from Oracle to acquire Phase Forward for $16.00 per share in cash. The letter also requested exclusivity for Oracle until May 29, 2009.

        On April 16, 2009, Phase Forward's board of directors held a meeting at which it considered Oracle's initial proposal. In attendance at that meeting by invitation of the board of directors were members of Phase Forward's management team. Mr. Weiler summarized for the board of directors his recent discussions with Mr. Kehring. In its consideration of Oracle's expression of interest, the board of directors reviewed Phase Forward's short and long-term business strategies, and the competitive landscape and market trends in the industry. Mr. Menard provided the board of directors with an update of the financial results for the quarter ending March 31, 2009. D. Ari Buchler, Phase Forward's Senior Vice President and General Counsel, led a board of directors discussion concerning the fiduciary duties of directors in connection with considering a potential sale of Phase Forward. At this meeting, Phase Forward's board of directors established a special transaction committee consisting of Dennis Shaughnessy, Gary Haroian, Axel Bichara and Richard D'Amore, all of whom are independent directors with significant experience in acquisition transactions, in order to assist Phase Forward in exploring a potential sale transaction (the "2009 Special Committee"). The board of directors discussed Phase Forward's relationship with the investment banking firm Thomas Weisel Partners ("TWP"), the depth of TWP's knowledge about Phase Forward and the industries in which it operates, TWP's national reputation, and the level of service provided by TWP in connection with prior engagements, including Phase Forward's initial public offering and follow-on offering and acquisitions of Clarix, LLC and Maaguzi LLC. As a result of that discussion and information provided to the board of directors about TWP's experience and potential services to be provided in connection with an engagement on a potential strategic transaction, the board of directors concluded that it would be prudent to engage TWP to assist the board of directors in its consideration of a potential sale transaction and resolved to formally engage TWP as Phase Forward's financial advisor. The board of directors discussed the general parameters of such an engagement, and members of the Special Committee provided additional input concerning customary terms and conditions of such an engagement after the meeting. In addition, the board of directors engaged in a general discussion concerning the potential advantages and disadvantages of approaching and discussing a potential transaction with other parties. In particular, the board of directors discussed potential disruptions to Phase Forward's business should contact with other parties be made. The board of directors also discussed the potential need to disclose, during such process, competitively sensitive information to competitors and potential competitors. In addition, the board of directors discussed the risk of leaks that might arise from making contact with other parties and the potential loss of business which could result from such leaks. Mr. Buchler provided guidance to the board of directors throughout the discussion concerning the board of directors' fiduciary duties. The board of directors also discussed the general universe of other potential acquirors that might be contacted. Based on the benefits and risks discussed by the board of directors, the board of directors concluded that approaching potential acquirors would be prudent and in the best interests of Phase Forward's stockholders but that only those companies that the 2009 Special Committee determined to be the most likely capable and interested acquirors of Phase Forward should be contacted as part of the process. The board of directors authorized Phase Forward's management to identify and contact likely acquirors with the assistance of TWP. The board of directors also discussed Oracle's request for exclusivity until May 29, 2009. It was the general consensus of the board of directors that exclusivity, if granted, should have a shorter term.

        On April 17, 2009. Mr. Weiler and Mr. Kehring had a telephone call and discussed the status of Phase Forward's review of Oracle's proposal.

        On April 19, 2009, Mr. Weiler had informal discussions with the members of the 2009 Special Committee. Based in part on input from those discussions, input from TWP and evaluation of the key factors for determining potential likely acquirors, including strategic fit with Phase Forward's business and financial position, the 2009 Special Committee directed TWP to contact the companies which the 2009 Special Committee believed to be the most likely capable and interested acquirors of Phase Forward (in addition to Oracle) as a result of such parties' financing capabilities and potential interest to enter into a business combination based on such parties' industries and/or investment criteria. The 2009 Special Committee, with the assistance of TWP, determined that there were four companies who fit the profile for likely acquirors: a multinational information technology consulting company ("Company A"); a provider of information infrastructure systems, software and services ("Company B"); a provider of analytical instruments and software ("Company C"); and a provider of healthcare diagnostics and monitoring systems ("Company D").

        On April 20, 2009, representatives of TWP began contacting all four of the companies identified by the 2009 Special Committee and inquired about their interest in pursuing a strategic transaction with Phase Forward. Also on April 20, 2009, Oracle announced its entry into a definitive agreement to acquire Sun Microsystems, Inc.

        On April 21, 2009, the 2009 Special Committee held a meeting at which it further considered Oracle's initial proposal of $16.00 per share in cash. In attendance at that meeting by invitation of the 2009 Special Committee were Mr. Weiler and other members of Phase Forward management, representatives of Goodwin Procter LLP ("Goodwin Procter"), Phase Forward's outside legal counsel, and representatives of TWP. In its consideration of Oracle's expression of interest, the 2009 Special Committee reviewed Phase Forward's short and long-term business strategies, market trends in the industry, and the challenges confronting Phase Forward in seeking to achieve its strategic objectives such as addressing fluctuations in its operating results, maintaining growth in the industry and continued acceptance of its software and hosted solutions. Representatives of Goodwin Procter reviewed with the 2009 Special Committee its fiduciary duties in connection with considering a potential sale of Phase Forward. Representatives of TWP reviewed with the 2009 Special Committee certain preliminary materials analyzing Oracle's expression of interest, including with respect to a review of comparable company analysis, comparable transactions analysis, premiums paid analysis, and discounted cash flows analysis. The 2009 Special Committee agreed that the offer price proposed by Oracle appeared to provide substantial value for Phase Forward's stockholders and could exceed the potential share price growth that otherwise would likely be achieved over a significant period of time, particularly in light of the execution risks in the Company's strategic business plan as well as in the Company's industry and the markets more generally. However, based on these discussions and given the perceived strategic value and market penetration opportunities that would be available to Oracle if the transaction were consummated, the 2009 Special Committee determined not to accept Oracle's initial valuation of $16.00. Instead, the 2009 Special Committee recommended that the management of Phase Forward continue its discussions with Oracle and seek to obtain a higher price while simultaneously seeking to determine whether any of the other parties previously contacted by TWP had an interest in exploring a strategic transaction with Phase Forward.

        On April 23, 2009, Mr. Weiler and Mr. de Crescenzo had a telephone call and discussed the status of Phase Forward's review of Oracle's initial proposal. During this call, Mr. Weiler reported to Mr. de Crescenzo that the Phase Forward board of directors was continuing its consideration of Oracle's offer.

        On April 23, 2009, representatives of TWP reported to the 2009 Special Committee and Mr. Weiler with respect to the preliminary results of the responses received from the third parties that were contacted by TWP. Representatives of TWP reported that Company A expressed strategic interest, but Company A's internal operational structure would make an acquisition of Phase Forward extremely difficult. Representatives of TWP reported that Company B had signed a confidentiality agreement and management of Company B and management of Phase Forward were scheduled to meet on April 27, 2009. Representatives of TWP also reported that Company C expressed interest in receiving materials about Phase Forward and representatives of TWP sent publicly available information about Phase Forward to Company C. Finally, representatives of TWP reported that Company D had been contacted on April 20, 2009 and again on April 21, 2009 (during which call Company D indicated to representatives of TWP that it was not interested in pursuing discussions concerning a strategic transaction with Phase Forward because Company D did not view Phase Forward's business as a core part of Company D's strategy).

        Later in the day on April 23, 2009, Company C indicated to representatives of TWP that, after refreshing its analysis of Phase Forward's product offerings in its industry, Company C was not interested in pursuing discussions concerning a strategic transaction with Phase Forward.

        On April 27, 2009, Phase Forward executed a formal engagement letter with TWP within the parameters discussed at the April 16, 2009 meeting of the Phase Forward board of directors.

        On April 28, 2009, Company B indicated to representatives of TWP that it was not interested in pursuing discussions concerning a strategic transaction with Phase Forward because, after meeting with Phase Forward's management team on April 27, 2009, Company B stated that it did not know how Phase Forward would fit operationally within Company B's organization.

        On May 1, 2009, Mr. Kehring sent an e-mail to Mr. Weiler requesting a time early the following week to discuss the status of Phase Forward's consideration of Oracle's indication of interest.

        On May 4, 2009, Company A indicated to representatives of TWP that it was not interested in pursuing discussions concerning a strategic transaction with Phase Forward because, although it knew Phase Forward's business, Company A would need five or six months to decide whether it would be interested in pursuing a strategic transaction with Phase Forward.

        On May 5, 2009, Mr. Weiler communicated to Mr. Kehring that Oracle's offer of $16.00 per share in cash was not acceptable to the 2009 Special Committee. Mr. Kehring indicated to Mr. Weiler that Oracle planned to focus its attention on the acquisition of Sun Microsystems, Inc., and as such that it intended to terminate discussions with Phase Forward.

        Between May 4, 2009 and February 8, 2010, Phase Forward and Oracle did not engage in any discussions concerning a strategic transaction between the two companies. During this time period, the board of directors of Phase Forward periodically reviewed and assessed Phase Forward's operational performance, long-term strategies and objectives and developments in its industry, including strategies to improve operations and increase stockholder value by, among others, acquisitions of companies or technologies, implementing stock repurchase programs, and discussing product strategy with management.

        On February 8, 2010, Mr. Weiler received a telephone call from Mr. Kehring. During that call, Mr. Kehring expressed an interest in resuming the discussions between the parties that were terminated in May 2009. Mr. Kehring and Mr. Weiler acknowledged that both of their companies remained bound by the confidentiality agreement that had been previously executed. Mr. Weiler suggested a meeting on February 9, 2010 because Mr. Weiler was already in California on other business.

        On February 9, 2010, Mr. Weiler met with Mr. Kehring and Mr. de Crescenzo. Mr. Kehring explained that Oracle would like to resume its discussions with Phase Forward and proposed next steps for Oracle to perform its due diligence on Phase Forward, including with respect to Phase Forward's financial condition.

        On February 12, 2010, Phase Forward's board of directors held a regularly scheduled meeting. At the executive session of that meeting, Mr. Weiler was invited to attend to provide an update to the board of directors concerning his meeting with Mr. Kehring and Mr. de Crescenzo. Each of the directors expressed their support for continued discussions with Oracle. Mr. Weiler agreed to provide updates to the board of directors as the discussions with Oracle progressed.

        On February 15, 2010, Mr. Menard delivered to Mr. Kehring a copy of Phase Forward's aggregated top-line financial package for the quarter ended December 31, 2009 that had previously been delivered to Phase Forward's audit committee prior to the release of Phase Forward's earnings for the fourth quarter of 2009 and 2009 year end results.

        On February 17 and February 18, 2010, Mr. Weiler and Mr. Menard had telephone calls with Mr. de Crescenzo and members of Oracle's finance team during which they discussed certain aggregated top-line financial information about Phase Forward.

        On March 3, 2010, Mr. Weiler received a telephone call from Mr. Kehring during which Mr. Kehring indicated that Oracle was prepared to proceed with an acquisition of Phase Forward at $16.00 per share in cash. Mr. Kehring indicated that Oracle was seeking to continue the process that had been terminated in May 2009.

        On March 5, 2010, Phase Forward's board of directors held a meeting at which it considered Oracle's expression of interest. In attendance at that meeting by invitation of the board of directors were Mr. Menard and Mr. Buchler, representatives of Goodwin Procter, and representatives of TWP. Mr. Weiler summarized for the board of directors his recent discussions with Mr. Kehring. In its consideration of Oracle's expression of interest, the board of directors reviewed Phase Forward's short and long-term business strategies, the competitive landscape and market trends in the industry, and the challenges confronting Phase Forward in seeking to achieve its strategic objectives, including Phase Forward's ability to improve its financial performance and results of operations after reviewing its past performance and results of operations, the perceived risks to Phase Forward's business and financial prospects if it were to remain an independent company and the scale required to effectively compete in its industry. In particular, the board of directors considered the projected slower revenue growth rates for 2010 as compared to 2009.

        At the March 5, 2010 meeting, Mr. Menard provided the board of directors with an update of the financial results to date for the quarter ending March 31, 2010. Representatives of Goodwin Procter reviewed with the board of directors its fiduciary duties in connection with considering a potential sale of Phase Forward. Representatives of TWP reviewed with the board of directors certain preliminary materials analyzing Oracle's expression of interest including with respect to a review of comparable company analysis, comparable transactions analysis, premiums paid analysis, and discounted cash flow analysis. At this meeting, Phase Forward's board of directors established a special committee consisting of Dennis Shaughnessy and Gary Haroian, both of whom are independent directors with significant experience with acquisition transactions and were members of the 2009 Special Committee, in order to assist Phase Forward in exploring a potential sale transaction (the "Special Committee"). Although the offer price of $16.00 in cash per share proposed by Oracle was within a range of valuation that appeared to provide substantial value for Phase Forward's stockholders, the board of directors and the Special Committee discussed with TWP how to best maximize stockholder value and various strategic alternatives, including a possible sale of or other strategic transaction involving Phase Forward. The board of directors considered the potential advantages and disadvantages of contacting and discussing a potential transaction with third parties other than Oracle, including the potential disruptions to Phase Forward's business of a protracted process. In addition, the board of directors discussed the risk of leaks that might arise from approaching potential acquirors within the industry and the impact on Phase Forward's business that could result from any such leaks, including the potential loss of customers, suppliers and employees resulting from their uncertainty over the future of Phase Forward. The board of directors also discussed the potential need to disclose during such process competitively sensitive information to competitors and potential competitors. In addition, the board of directors discussed the likelihood of a third party expressing interest in a transaction with Phase Forward in light of the lack of interested acquirors in 2009. The board of directors concluded that it would discuss the matter again at a meeting to be held on March 8, 2010 in an effort to provide the board of directors with additional time to consider the risks and benefits of contacting other potential acquirors.

        On March 7, 2010, the Special Committee held a meeting at which the members of the Special Committee discussed input that they had received during informal discussions with other Phase Forward directors over the past two days regarding a possible transaction with Oracle. Later that same day, the Special Committee held another meeting and invited Mr. Weiler, Mr. Menard and Mr. Buchler to attend. The Special Committee discussed the benefits and risks of contacting likely acquirors as had been discussed at length during the March 5, 2009 board of directors meeting and concluded that a check similar in scope to that conducted in 2009, in light of the importance of strategic fit and financial position required for a potential acquiror to be interested in pursuing a strategic transaction, would be in the best interests of Phase Forward's stockholders and should be recommended to the full board of directors at the meeting to be held on March 8, 2010.

        On March 8, 2010, Phase Forward's board of directors held a meeting to discuss certain preliminary financial analyses that had been prepared by TWP and to continue its discussion concerning the advisability of approaching potential acquirors. In attendance at that meeting by invitation of the board of directors were Mr. Menard and Mr. Buchler, representatives of Goodwin Procter, and representatives of TWP. Representatives of TWP presented certain preliminary financial analyses to the board of directors concerning a valuation of Phase Forward, including a review of comparable company analysis, comparable transactions analysis, premiums paid analysis, and discounted cash flow analysis. In addition, the board of directors revisited the benefits and risks of contacting potential acquirors that had been discussed at its meeting on March 5, 2009. Based on the discussion at this meeting and the earlier board of directors discussions, the board of directors concluded that approaching and discussing a possible transaction with other parties, similar in scope to the actions taken in 2009, was in the best interests of stockholders, and authorized TWP to contact those companies that the board of directors identified, after input from management and representatives of TWP, as the most likely capable and interested acquirors of Phase Forward. In determining the potential likely acquirors, the board of directors considered such parties' financial strength and availability of financing, if necessary to pursue a business combination, experience in transactions such as the proposed acquisition with the company, and the potential interest to enter into a strategic business combination based on such parties' industries and/or investment criteria. After consideration of these factors, the board of directors concluded that the relevant companies consisted of Company A, Company C and Company D that had been previously contacted in 2009, and two additional companies who met the criteria as a result of their recent acquisition activity and financial position: a global biotechnology tools company ("Company E"), and a healthcare information technology company ("Company F"). The board of directors concluded that it would not be productive to contact Company B based on Company B's assertion during the 2009 market check, after meeting with Phase Forward's management and receiving confidential information with respect to Phase Forward's business, that it was not interested in pursuing a strategic transaction with Phase Forward.

        Between March 8, 2010 and March 14, 2010, representatives of TWP contacted Company A, Company C, Company D, Company E and Company F. Company A reported to TWP that it had not changed its prior decision not to pursue discussions concerning a strategic transaction with Phase Forward, but Company A reserved its right to contact TWP if its interest in a transaction changed. Company C reported to TWP that it was not interested in pursuing discussions concerning a transaction with Phase Forward because Phase Forward's business was not core to Company C's business. Company D reported to TWP that it was revisiting its prior analysis and would report back to TWP at a later date. Company E received publicly available information about Phase Forward from representatives of TWP. Company F indicated to representatives of TWP that, after studying Phase Forward's business in the past, it was not interested in pursuing discussions about a transaction with Phase Forward.

        On March 9, 2010, Phase Forward's Special Committee held a meeting, at which Mr. Weiler and Mr. Buchler participated at the invitation of the Special Committee, to discuss the status of discussions with Oracle and Phase Forward's next steps. The Special Committee authorized Mr. Weiler to continue his discussions with Oracle in order to obtain information with respect to other terms associated with the indication of interest, including without limitation, the proposed timing for a possible transaction and exclusivity terms.

        On March 10, 2010, Phase Forward's Special Committee held a meeting in anticipation of Mr. Weiler's scheduled call with Mr. Kehring later that day. In attendance at that meeting by invitation of the Special Committee were Mr. Weiler, Mr. Menard and Mr. Buchler, and representatives of TWP. The Special Committee discussed Oracle's offer and the status of the market check. The Special Committee also discussed Oracle's offer price and some factors relating to Phase Forward's valuation such as potential synergies between Phase Forward and Oracle and a review of comparable transactions to assist Mr. Weiler in his discussions with Mr. Kehring. The Special Committee concluded that Mr. Weiler should continue his discussions with Oracle with the goal of getting Oracle to increase the offer price.

        On March 10, 2010, Mr. Weiler called Mr. Kehring to inform him that Oracle's offer of $16.00 in cash per share was not acceptable to the Special Committee and that Oracle would need to increase its offer price in order for Phase Forward to continue its discussions with Oracle.

        On March 12, 2010, Oracle sent a written proposal to Phase Forward indicating an offer of $16.75 in cash per share of Phase Forward common stock. The proposal letter requested exclusivity for Oracle. Mr. Weiler called Mr. Kehring and indicated that, based on discussions with Phase Forward's Special Committee, Mr. Weiler did not believe that the board of directors would be interested in continuing discussions with Oracle at that price. Mr. Kehring responded by stating that he would take Mr. Weiler's perspective back to Oracle and was hopeful that Oracle would have a response later that day.

        In the afternoon of March 12, 2010, Mr. Kehring called Mr. Weiler and reported that he had received approval to offer $17.00 in cash per share for Phase Forward common stock, but that Oracle was not willing to further increase its offer price and this price was contingent upon Mr. Weiler providing assurances that Phase Forward would move expeditiously to negotiate a definitive agreement with Oracle. Mr. Weiler told Mr. Kehring that he would discuss Oracle's offer with Phase Forward's board of directors.

        On March 13, 2010, Mr. Kehring sent a revised proposal letter to Mr. Weiler (dated March 12, 2010) reflecting Oracle's offer of $17.00 in cash per share for Phase Forward's common stock. The revised proposal letter requested exclusivity for Oracle.

        Also on March 13, 2010, Phase Forward's Special Committee held a meeting. In attendance at that meeting by invitation of the Special Committee were Mr. Weiler, Mr. Menard and Mr. Buchler. Mr. Weiler reported to the Special Committee his communications with Mr. Kehring that led to the revised proposal letter. The Special Committee discussed Oracle's proposed valuation of $17.00 per share, as well as the advisability of entering into exclusivity with Oracle. The Special Committee also discussed the potential duration of any exclusivity period. The Special Committee agreed to discuss the revised proposal letter from Oracle during the full board of directors meeting to be held on the following day. In addition, later in the day on March 13, 2010, Company E indicated to representatives of TWP that it was not interested in pursuing discussions concerning a transaction with Phase Forward because Company E did not view Phase Forward's business as critical to Company E's core business.

        On March 14, 2010, Phase Forward's board of directors held a meeting at which it considered Oracle's revised proposal. That meeting began with an executive session of the board of directors and representatives of Goodwin Procter, the purpose of which was to provide the non-employee directors of Phase Forward with a forum to discuss Oracle's revised proposal without management's participation. The executive session of the board of directors concluded with the directors expressing their general support to proceed with discussions with Oracle, subject to further discussion at the full board of directors meeting that day with input from Phase Forward's management and TWP. In attendance at the board of directors meeting after the executive session, by invitation of the board of directors, were Mr. Menard and Mr. Buchler, representatives of Goodwin Procter and representatives of TWP. Mr. Weiler summarized for the board of directors his recent discussions with Mr. Kehring. In its consideration of Oracle's revised proposal, the board of directors continued to review Phase Forward's short and long-term business strategies, the competitive landscape and market trends in the industry, and the challenges confronting Phase Forward in seeking to achieve its strategic objectives such as addressing fluctuations in its operating results, improving its financial performance, prospects for growth within the industry and continued acceptance of its software and hosted solutions. Representatives of Goodwin Procter reviewed with the board of directors its fiduciary duties in connection with considering a potential sale of Phase Forward. Representatives of TWP reviewed with the board of directors certain materials analyzing Oracle's revised proposal, including preliminary valuation analyses. Representatives of TWP also reported to the board of directors the status of TWP's discussions with the other companies that it approached in connection with the market check, all of which (other than Company D) expressed no interest in discussing a proposed transaction with Phase Forward. With respect to Company D, representatives of TWP reported that based on their preliminary discussions with Company D and Company D's statements during the 2009 market check concerning its lack of interest in pursuing discussions with Phase Forward, TWP did not believe that Company D would be interested in pursuing a strategic transaction with Phase Forward. The board of directors discussed the business and financial prospects, including financial projections, and perceived risks associated with continuing the company's operations as an independent entity and the scale required to effectively compete and accomplish its objectives in the industry. In light of these discussions, the board of directors agreed that the offer price proposed by Oracle appeared to provide substantial value for Phase Forward's stockholders and could well exceed the potential share price growth that otherwise would likely be achieved over time, particularly in light of the execution risks in Phase Forward's strategic business plan as well as in Phase Forward's industry and markets more generally. The Phase Forward board of directors discussed the other terms of the proposal letter from Oracle, including the term of exclusivity and the board of directors' desire to reduce the term of exclusivity. The board of directors discussed the fact that the proposal letter with Oracle was non-binding, except for the exclusivity provision. The Phase Forward board of directors authorized the Special Committee to negotiate and execute a non-binding proposal letter (other than with respect to exclusivity) with Oracle, subject to the input provided at this meeting with respect to a reduction in the term of exclusivity.

        On March 15, 2010, the Phase Forward Special Committee held a meeting with Mr. Weiler and Mr. Buchler to discuss Oracle's proposal letter and Phase Forward's proposed comments to the letter. The Special Committee resolved to authorize Mr. Weiler to sign the proposal letter with Oracle, subject to a several day reduction in the exclusivity period to April 19, 2010. Later that day, Mr. Weiler conveyed Phase Forward's comments on the proposal letter to Oracle and Oracle agreed to reduce the exclusivity period to April 19, 2010.

        On March 16, 2010, Phase Forward and Oracle executed the letter of intent (which was dated March 15, 2010 and was non-binding other than with respect to the exclusivity period).

        From March 16, 2010 through April 15, 2010, the parties engaged in various due diligence discussions concerning Phase Forward's business. During that period, representatives of Oracle conducted extensive due diligence on Phase Forward and numerous meetings and teleconference calls were held between various representatives and legal advisors to the respective companies.

        On March 19, 2010, Oracle's legal counsel circulated a first draft of a proposed merger agreement. Over the next four weeks, the parties negotiated the merger agreement, related documents and various issues via conference calls, and several drafts of the merger agreement and related documents were exchanged between the parties. The parties discussed and negotiated various issues, including without limitation, the scope of the representations and warranties, the benefits to be offered to Phase Forward employees following the transaction, the conduct of Phase Forward's business between signing and closing of the transaction, regulatory matters (including required antitrust filings), the parties' respective conditions to closing (including the circumstances that would or would not trigger the "material adverse effect" closing condition), Phase Forward's ability to respond to unsolicited inquiries following the announcement of the transaction, the rights of the parties to terminate the transaction, the amount and conditions of payment by Phase Forward of a termination fee and expenses, and the terms of voting agreements requested by Oracle. Throughout this four week period, the Special Committee received updates from Mr. Weiler and Mr. Buchler regarding the status of the negotiations with Oracle, including summaries of the material terms of the merger agreement.

        On March 23, 2010, Company D indicated to representatives of TWP that it was not interested in pursuing discussions regarding a transaction with Phase Forward because Company D was unsure about the overall fit of Phase Forward's business with Company D's business. Company D could not make any reasonable assurances that it could enter into a strategic transaction with Phase Forward on an expeditious manner, if at all.

        On April 13, 2010, Phase Forward's board of directors held a meeting to discuss the proposed terms of the transaction and the then-current draft of the merger agreement and related documents. In attendance at that meeting were all of the members of Phase Forward's board of directors. Also in attendance by invitation of the board of directors were Mr. Menard and Mr. Buchler, representatives of Goodwin Procter and representatives of TWP. At the meeting, Mr. Menard gave the board of directors an update of the status of the financial results for the quarter ending March 31, 2010. Representatives of Goodwin Procter provided an overview of the negotiation process to date with Oracle's representatives, as well as a presentation regarding the terms of the merger agreement. Representatives of Goodwin Procter reported that the following terms had been negotiated in the merger agreement: a reduction in the termination fee to 3.25% of the aggregate purchase price; a reduction in the cap on Oracle's transaction expenses to be reimbursed by Phase Forward if Phase Forward's stockholders failed to approve the merger to $4 million; the inclusion, at Phase Forward's request, of Phase Forward's board of directors' ability to revoke its recommendation to stockholders based on fiduciary grounds related to a material fact, event, change or development that was not known to the board of directors nor reasonably foreseeable by the board of directors as of or prior to the date of the merger agreement; the revision, at Phase Forward's request, of the definition of "material adverse effect" to exclude the failure by Phase Forward to meet financial projections and financial guidance; the scope of each party's representations and warranties; the parties' respective conditions to closing; the conduct of Phase Forward's business between signing and closing of the transaction; the benefits to be offered to Phase Forward employees following the transaction; regulatory matters (including required antitrust filings); Phase Forward's ability to respond to unsolicited inquiries following the announcement of the transaction; the rights of the parties to terminate the transaction; and the terms of voting agreements to be signed by Phase Forward's officers and directors. Representatives of TWP also reviewed with the board of directors its preliminary analysis of the proposed transaction from a financial point of view, including a review of precedent transactions, a discounted cash flow analysis and comparable companies analysis. Phase Forward's board of directors asked numerous questions of management, TWP and Goodwin Procter, and discussed at length the advantages and risks of the proposed transaction that are described in "Reasons for the Merger" below.

        On April 15, 2010, Phase Forward's board of directors held a meeting to discuss the final terms of the transaction and the proposed definitive merger agreement and related documents. In attendance at that meeting were all members of Phase Forward's board of directors. Also in attendance by invitation of the board of directors were Mr. Menard and Mr. Buchler, representatives of Goodwin Procter and representatives of TWP. At the meeting, representatives of Goodwin Procter provided the board of directors with an update on the terms of the merger agreement. Representatives of TWP also reviewed with the board of directors its final analysis of the proposed transaction from a financial point of view and rendered its oral opinion, which was subsequently confirmed in writing, that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the written opinion, the consideration to be received by Phase Forward's stockholders in the merger was fair, from a financial point of view, to Phase Forward's stockholders. Following these presentations and the related discussions, Phase Forward's board of directors unanimously approved the $17.00 per share price and the other terms of the transaction, unanimously determined that the merger agreement was advisable and in the best interests of Phase Forward and its stockholders, unanimously approved the merger in accordance with the Delaware General Corporation Law, and unanimously recommended that the stockholders of Phase Forward vote in favor of adoption of the merger agreement.

        On April 15, 2010, Phase Forward and Oracle executed the merger agreement, and all signatories to the voting agreements executed such agreements.

        On April 16, 2010, Oracle and Phase Forward issued press releases announcing the execution of the merger agreement.

Reasons for the Merger and Recommendation of our Board of Directors

  Reasons for the Merger

        In the course of reaching its decision to approve the merger and the merger agreement, the Special Committee of our board of directors and the full board of directors held numerous meetings and consulted with our senior management, legal counsel and financial advisor, reviewed a significant amount of information and considered a number of factors, including, among others, the following factors:

  •
  information concerning our business, financial performance (both past and prospective) and our financial condition, results of operations (both past and prospective), business and strategic objectives, as well as the risks of accomplishing those objectives;

  •
  our business and financial prospects if we were to remain an independent company, and the scale required to effectively compete in the industry;

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity, and the perceived risks thereof), the range of possible benefits to our stockholders of those alternatives and the timing and the likelihood of accomplishing the goal of any of such alternatives, and our board of directors' assessment that the merger with Oracle presented a superior opportunity to such alternatives for our stockholders;

  •
  the results of discussions with third parties relating to a possible business combination or similar transaction with us;

  •
  the process undertaken by our board of directors in connection with pursuing a strategic transaction and the terms and conditions of the proposed merger, in each case in light of the current market dynamics in the industry;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to Phase Forward common stock;

  •
  the potential for obtaining a superior offer from an alternative purchaser in light of the other potential purchasers previously identified and contacted by our management or our financial advisor and the risk of losing the proposed transaction with Oracle; and

  •
  the terms of the merger agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations and the termination rights of the parties.

        In the course of its deliberations, our board of directors also considered, among other things, the following positive factors:

  •
  the value of the consideration to be received by our stockholders in the merger pursuant to the merger agreement;

  •
  the fact that the $17.00 per share to be paid as the consideration in the merger represents a premium of approximately 30.6% over the 60-trading day average closing trading price of our common stock of $13.02 per share, a premium of approximately 29.4% over the 20-trading day average closing trading price of our common stock of $13.14 per share, and a premium of approximately 29.6% over the $13.12 closing trading price for the shares of our common stock on the NASDAQ Global Select Market on April 14, 2010, the last trading day prior to the date our board of directors approved the merger agreement;

  •
  the multiple of our revenue represented by the $17.00 per share purchase price relative to multiples of revenue represented by the consideration paid in comparable precedent transactions;

  •
  the financial presentation of TWP on April 15, 2010 and the oral opinion of TWP delivered on April 15, 2010 to our board of directors, subsequently confirmed by delivery of a written opinion, dated April 15, 2010, to the effect that, as of the date of the written opinion, and based upon and subject to the considerations and limitations set forth in the written opinion, the $17.00 per share in cash to be received by holders of Phase Forward common stock pursuant to the merger agreement was fair from a financial point of view to those holders (the full text of the written opinion, which sets forth the assumptions made, procedures followed, matters considered, qualifications of and limitations on the review undertaken by TWP in connection with the opinion, is attached as Annex B to the proxy statement);

  •
  the likelihood that the proposed acquisition would be consummated, in light of the experience, reputation and financial capabilities of Oracle;

  •
  the fact that Oracle has, and has represented to us in the merger agreement that it has, adequate capital resources to pay the merger consideration;

  •
  the form of merger consideration, consisting solely of cash, which provides certainty of value to our stockholders;

  •
  the process through which Phase Forward, with the assistance of its financial advisor, engaged in or sought to engage in discussions with other companies believed to be the most likely candidates to pursue a business combination with or acquisition of Phase Forward;

  •
  the belief of our board of directors that, after extensive negotiations with Oracle and its representatives, we have obtained the highest price per share that Oracle is willing to pay and the highest price obtainable on the date of signing of the merger agreement;

  •
  the merger agreement, subject to the limitations and requirements contained in the agreement, provides our board of directors with flexibility to furnish information to and conduct negotiations with third parties in certain circumstances and, upon payment to Oracle of a termination fee of $24.7 million (which our board of directors believes is reasonable under the circumstances) to terminate the merger agreement, to accept a superior offer;

  •
  the other terms and conditions of the merger agreement, including among other things the size of the termination fee and the circumstances when that fee may be payable; the limited number and nature of the conditions to Oracle's obligation to complete the merger, including (but not limited to) the absence of a financing condition and the adequacy of Oracle's capital resources to pay the merger consideration; and the definition of "material adverse effect" and the exceptions for what constitutes a material adverse effect for purposes of the merger agreement; and

  •
  the voting agreements with our officers and directors terminate in the event that we terminate the merger agreement which permits those persons to support a transaction involving a superior offer.

        In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

  •
  the potential loss of customer or other commercial relationships of Phase Forward as a result of the customer's or other party's unwillingness to do business with Oracle, or other potential disruption to customer, vendor or other commercial relationships important to us as a result of the merger;

  •
  the possibility that the merger will not be consummated and the potential negative effect of the public announcement of the merger on our sales, operating results and stock price and our ability to retain key management, sales and marketing and technical personnel;

  •
  our stockholders would not participate in any future growth potential or benefit from any future increase in our value;

  •
  the conditions to Oracle's obligation to complete the merger and the right of Oracle to terminate the merger agreement under certain circumstances;

  •
  the possibility that we may be obligated to pay Oracle a termination fee of $24.7 million or reimburse Oracle for its expenses if the merger agreement is terminated under certain circumstances;

  •
  the fact that the merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes;

  •
  the restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative business combination transactions, subject to specified exceptions, and the requirement that we pay a termination fee of $24.7 million in order to accept a superior acquisition proposal, which may discourage a competing proposal to acquire us that may be more advantageous to our stockholders;

  •
  the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

  •
  the risk of diverting management's focus and resources from other strategic opportunities and from operational matters while working to implement the merger, and the possibility of other management and employee disruption associated with the merger, including the possible loss of key management, technical or other personnel; and

  •
  the interests that certain of our directors and executive officers may have with respect to the merger, in addition to their interests as stockholders of Phase Forward generally, as described in "The Merger—Interests of Our Directors and Executive Officers in the Merger."

        The preceding discussion of the information and factors considered by our board of directors is not, and is not intended to be, exhaustive. In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of our board of directors, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our senior management, legal counsel and financial advisor.

  Board of Directors Recommendation

        After careful consideration, our board of directors has unanimously approved the merger agreement, deems it advisable and in the best interests of Phase Forward's stockholders to consummate the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement. Accordingly, our board of directors unanimously recommends that our stockholders adopt the merger agreement and that you vote "FOR" the adoption of the merger agreement at the special meeting.

 Opinion of Phase Forward's Financial Advisor

        As more fully described in "—Background of the Merger" beginning on page 19 of this proxy statement, in April 2009, we hired TWP, an investment banking firm, to act as our exclusive financial advisor in connection with the possible sale of the company. On April 15, 2010, TWP delivered to our board of directors its oral opinion that, as of that date, the consideration to be received by our stockholders in the merger was fair to our stockholders from a financial point of view. TWP later delivered its written opinion, dated April 15, 2010, confirming its oral opinion.

        We determined the consideration we would receive in the merger through negotiations with Oracle. We did not impose any limitations on TWP with respect to the investigations made or procedures followed in rendering its opinion. Further, the opinion of TWP does not address the relative merits of the merger and any alternatives to the merger, our underlying decision to proceed with or effect the merger, or any other aspect of the merger.

        We have attached the full text of the written opinion that TWP delivered to us as Annex B to the accompanying proxy statement. You should read this opinion carefully and in its entirety. However, we have included the following summary of the TWP opinion, which is qualified in its entirety by reference to the full text of the opinion attached as Annex B.

        TWP has directed its opinion to our board of directors. The opinion does not constitute a recommendation to you as to how you should vote with respect to the merger. The opinion addresses only the financial fairness of the consideration to be received by our stockholders in the merger, as of the date of the opinion. It does not address the relative merits of the merger or any alternatives to the merger. Further, it does not address our underlying decision to proceed with or effect the merger or any other aspect of the merger. Moreover, it does not address the fairness of the amount or nature of any compensation to be paid or payable to any of our officers, directors or employees, or class of such persons, in connection with the merger, whether relative to the consideration to be received by our stockholders or otherwise.

        In connection with its opinion, TWP:

  (1)
  reviewed certain publicly available financial and other data with respect to our company, including the consolidated financial statements for recent years to December 31, 2009 and interim periods to March 31, 2010, and certain other relevant financial and operating data relating to our company made available to TWP from published sources and from our internal records;

  (2)
  reviewed the financial terms and conditions of the April 10, 2010 draft of the merger agreement;

  (3)
  reviewed publicly available information concerning the trading of, and the trading market for, our common stock;

  (4)
  compared our company from a financial point of view with certain other companies listed below in "—Comparable Company Analysis" in the software and healthcare information technology industries which TWP deemed to be relevant;

  (5)
  considered the financial terms, to the extent publicly available, of selected recent business combinations of companies listed below in "—Comparable Transactions Analysis" in the software and healthcare information technology industries which TWP deemed to be comparable, in whole or in part, to the merger;

  (6)
  reviewed and discussed with representatives of our management information of a business and financial nature regarding our company furnished to TWP by our company, including financial forecasts and related assumptions for the fiscal years ending 2010 through 2015;

  (7)
  made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with our counsel;

  (8)
  with our permission and at our request, contacted Company A, Company C, Company D, Company E and Company F to determine their interest in pursuing discussions with us regarding a possible acquisition of us;

  (9)
  performed a discounted cash flow analysis; and

  (10)
  performed such other analyses and examinations as TWP deemed appropriate.

        In preparing its opinion, TWP did not assume any responsibility to independently verify the information referred to above. Instead, with our consent, TWP relied on such information being accurate and complete. TWP also made the following assumptions:

  •
  with respect to the financial forecasts of our company provided to TWP by our management, upon our advice and with our consent, TWP assumed for purposes of its opinion, that (a) the forecasts were reasonably prepared on bases reflecting the best available estimates and judgments of our management at the time of preparation as to the future financial performance of our company, and (b) these forecasts provide a reasonable basis upon which TWP could form its opinion;

  •
  there have been no material changes in the assets, financial condition, results of operations, business or prospects of our company since the date of the last financial statements made available to TWP;

  •
  that the merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations; and

  •
  that the merger will be consummated in accordance with the terms described in the April 10, 2010 draft of the merger agreement, without further amendment thereto, and without any waiver by our company of any of the conditions to our obligations thereunder.

        In addition, for purposes of its opinion:

  •
  TWP relied on information provided by our counsel and independent accountants as to all legal, financial reporting, tax, accounting and regulatory matters with respect to our company, the merger and the merger agreement; and

  •
  TWP did not assume responsibility for making an independent evaluation, appraisal or physical inspection of the assets or liabilities (contingent or otherwise) of our company, nor was TWP furnished with any of these appraisals.

        TWP's opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to TWP as of, the date of its opinion. Accordingly, although subsequent developments may affect its opinion, TWP has not assumed any obligation to update, revise or reaffirm its opinion.

        The following represents a brief summary of the material financial analyses performed by TWP in connection with providing its opinion to our board of directors. Some of the summaries of financial analyses performed by TWP include information presented in tabular format. In order to fully understand the financial analyses performed by TWP, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by TWP.

        Comparable Company Analysis.    TWP compared our company, from a financial point of view, to 13 publicly traded companies it deemed relevant in the software and healthcare information technology industries. TWP compared our estimated 2010 and 2011 financial metrics, as provided by management, to estimated 2010 and 2011 metrics of the 13 selected comparable companies that were obtained from available public sources, including research reports available through Thomson (in particular, First Call consensus estimates), certain information from FactSet Research Systems, and to the extent relevant, filings with the Securities and Exchange Commission. Based on this information, TWP calculated the following multiples for our company and for the 13 selected comparable companies listed below:

  (x)
  multiples of enterprise value (defined by TWP as fully-diluted equity value (using the treasury stock method) plus debt less cash and cash equivalents) to estimated calendar years 2010 and 2011 revenues, earnings before interest, taxes, stock-based compensation, depreciation and amortization ("Adjusted EBITDA"), and earnings before interest, taxes, stock-based compensation and amortization of intangibles ("Adjusted EBIT"); and

  (y)
  multiples of fully-diluted equity value to estimated calendar years 2010 and 2011 net income adjusted for stock-based compensation and amortization of intangibles ("Adjusted Net Income"), and the ratio of Adjusted Net Income to growth rate ratio, which is defined as equity value / net income / long term growth rate ("Growth Rate"), which growth rate is provided by First Call.

        TWP selected the following 13 companies based on its knowledge of our company and its understanding of the software and healthcare information technology industries. Consideration was given to the recurring nature of our revenues versus other traditional software vendors, and end market exposure of the healthcare information technology companies, as well as similarities with respect to the size, mix, margins and other characteristics of their businesses. TWP believes that the 13 selected companies listed below have operations similar to some of the operations of our company, but noted that no company is identical to our company and none of these companies have the same management, composition, size, short and long term growth profile, or combination of businesses as us:

  •
  Allscripts-Misys Healthcare Solutions (NasdaqGS: MDRX)
  •
  athenahealth, Inc. (NasdaqGS: ATHN)
  •
  Blackboard Inc. (NasdaqGS: BBBB)
  •
  Cerner Corporation (NasdaqGS: CERN)
  •
  Computer Programs and Systems, Inc. (NasdaqGS: CPSI)
  •
  DealerTrack Holdings, Inc. (NasdaqGS: TRAK)
  •
  DemandTec, Inc. (NasdaqGM: DMAN)
  •
  Eclipsys Corporation (NasdaqGS: ECLP)
  •
  Medidata Solutions, Inc. (NasdaqGM: MDSO)
  •
  Quality Systems, Inc. (NasdaqGS: QSII)
  •
  Synchronoss Technologies, Inc. (NasdaqGS: SNCR)
  •
  Taleo Corporation (NasdaqGM: TLEO)
  •
  The Ultimate Software Group, Inc. (NasdaqGS: ULTI)

        While the comparable company analysis compared our company to the 13 companies listed above in the software and healthcare information technology industries, TWP did not include every company that could be deemed to be a participant in these industries, or in the specific sectors of these industries. An analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies, business models, growth characteristics and other factors that could affect the public trading value of the companies to which our company and the merger are being compared. TWP's comparable company analysis table for these 13 comparable companies is below.

	Valuation Multiples								Growth Data
										Equity Value to Adjusted Net Income / Growth Rate
	Enterprise Value to Revenue		Enterprise Value to Adjusted EBITDA		Enterprise Value to Adjusted EBIT		Equity Value to Adjusted Net Income
									Long Term EPS Growth Rate
	2010	2011	2010	2011	2010	2011	2010	2011		2010	2011
MDRX	4.6x	4.1x	16.6x	14.2x	19.1x	15.9x	33.1x	27.6x	19.0%	1.7x	1.5x
ATHN	4.8x	3.7x	24.1x	15.1x	26.8x	17.0x	54.3x	33.0x	34.6%	1.6x	1.0x
BBBB	3.7x	3.2x	12.6x	11.0x	15.2x	12.9x	25.1x	21.1x	20.0%	1.3x	1.1x
CERN	3.9x	3.5x	12.7x	11.0x	19.6x	16.0x	31.7x	25.7x	20.0%	1.6x	1.3x
CPSI	3.0x	2.7x	13.6x	11.0x	14.5x	11.6x	24.6x	19.7x	15.0%	1.6x	1.3x
TRAK	2.4x	2.2x	10.5x	8.2x	15.2x	11.1x	33.9x	23.9x	16.3%	2.1x	1.5x
DMAN	1.6x	1.4x	35.7x	18.2x	N.M.	34.8x	N.M.	50.3x	20.0%	N.A.	2.5x
ECLP	1.8x	1.7x	11.7x	9.7x	15.2x	12.2x	29.2x	23.4x	18.0%	1.6x	1.3x
MDSO	1.8x	1.5x	9.3x	7.0x	13.2x	9.3x	21.5x	15.6x	27.5%	0.8x	0.6x
QSII	5.6x	4.7x	17.1x	13.7x	18.3x	14.4x	30.5x	24.0x	19.0%	1.6x	1.3x
SNCR	3.9x	3.3x	13.5x	10.1x	17.4x	12.7x	32.8x	23.9x	27.0%	1.2x	0.9x
TLEO	3.9x	3.4x	19.0x	16.5x	28.3x	22.8x	36.6x	28.4x	20.0%	1.8x	1.4x
ULTI	4.3x	3.6x	28.2x	19.0x	42.6x	25.8x	N.M.	44.6x	22.5%	N.A.	2.0x

        TWP noted that the median long term EPS growth rate of the comparable companies was in excess of our growth rate (as defined by First Call and as projected by management), and our projected Adjusted Net Income was also below the median of the comparable companies; therefore TWP focused on the multiples from the 1st quartile to median (the "Selected Multiple Range") in each of the analyses and believes these to be the most relevant. The following tables set forth the range of multiples, as well as the multiples for our company implied by the proposed merger.

Enterprise Value to:	1st Quartile	Median	Mean	3rd Quartile	Implied Multiple of Proposed Merger
2010 Revenues	2.4x	3.9x	3.5x	4.3x	2.6x
2011 Revenues	2.2x	3.3x	3.0x	3.6x	2.2x
2010 Adjusted EBITDA	12.6x	13.6x	17.3x	19.0x	10.7x
2011 Adjusted EBITDA	10.1x	11.0x	12.7x	15.1x	8.9x
2010 Adjusted EBIT	15.2x	17.9x	20.5x	21.4x	15.4x
2011 Adjusted EBIT	12.2x	14.4x	16.7x	17.0x	12.1x

Equity Value to:	1st Quartile	Median	Mean	3rd Quartile	Implied Multiple of Proposed Merger
2010 Adjusted Net Income	27.2x	31.7x	32.1x	33.5x	29.0x
2011 Adjusted Net Income	23.4x	24.0x	27.8x	28.4x	22.7x
2010 Adjusted Net Income / Growth Rate	1.4x	1.6x	1.5x	1.7x	1.6x
2011 Adjusted Net Income / Growth Rate	1.1x	1.3x	1.3x	1.5x	1.2x

        Using the Selected Multiple Range, TWP calculated that the average implied share price range for our common stock based on (1) revenues was $16.37-$23.91, (2) Adjusted EBITDA was $19.17-$20.50, (3) Adjusted EBIT was $16.97-$19.45, (4) Adjusted Net Income was $16.72-$18.26, and (5) Adjusted Net Income/Growth Rate was $14.99-$17.68.

        Comparable Transactions Analysis.    Based on public and other available information, TWP calculated (x) the multiples of enterprise value to last 12 months ("LTM") and next 12 months ("NTM") revenues, LTM and NTM Adjusted EBITDA, LTM and NTM Adjusted EBIT, and (y) the multiples of fully-diluted equity values to LTM and NTM Adjusted Net Income of each of the following 30 transactions of software and healthcare information technology companies:

Announcement Date	Acquiror	Target
7/28/09	IBM Corporation	SPSS, Inc.
7/13/09	Software AG	IDS Scheer AG
6/4/09	Intel Corporation	Wind River Systems
1/22/09	Autonomy Corporation plc	Interwoven, Inc.
10/8/08	Symantec Corporation	MessageLabs
9/21/08	McAfee, Inc.	Secure Computing Corporation
4/11/08	Apax Partners	The Trizetto Group, Inc.
3/18/08	Misys PLC	Allscripts (54.5% stake)
3/17/08	BMC Software	BladeLogic
1/8/08	Microsoft Corporation	Fast Search & Transfer ASA
7/23/07	Hewlett-Packard Company	Opsware Inc.
12/18/07	Philips Electronics	Visicu Inc.
6/11/07	IBM Corporation	Telelogic
5/15/07	Oracle Corporation	Agile Software Corporation
4/5/07	Software AG	webMethods, Inc.
3/5/07	Vector Capital	SafeNet, Inc.
3/2/07	CEGEDIM S.A.	Dendrite International, Inc.
2/12/07	Verint Systems Inc.	Witness Systems, Inc.
1/29/07	Symantec Corporation	Altiris, Inc.
11/20/06	Check Point Software Technologies Ltd.	Protect Data AB
11/6/06	McKesson Corporation	Per-Se Technologies, Inc.
11/2/06	Oracle Corporation	Stellent, Inc.
8/31/06	Hellman & Friedman / Texas Pacific Group / JMI Equity	Intergraph Corporation
8/23/06	IBM Corporation	Internet Security Systems, Inc.
8/8/06	Sage Software plc	Emdeon Practice Services, Inc.
8/4/06	Open Text Corporation	Hummingbird Ltd.
5/15/06	Infor Global Solutions	SSA Global Technologies Inc.
4/27/06	AttachmateWRQ	NetIQ Corporation
3/2/06	Dassault Systemes	MatrixOne, Inc.
1/19/06	Koninklijke Philips Electronics N.V.	Lifeline Systems, Inc.

        The following table sets forth the selected range of multiples indicated by this analysis and the multiples for our company implied by the proposed merger.

Enterprise Value to:	1st Quartile	Median	Mean	3rd Quartile	Implied Multiple of Proposed Merger
LTM Revenues	2.0x	2.7x	3.8x	4.2x	2.8x
NTM Revenues	1.8x	2.3x	3.2x	3.7x	2.5x
LTM Adjusted EBITDA	11.4x	14.3x	16.0x	18.0x	13.1x
NTM Adjusted EBITDA	10.7x	13.8x	14.4x	16.7x	10.4x
LTM Adjusted EBIT	13.8x	18.6x	20.3x	24.1x	19.0x
NTM Adjusted EBIT	14.0x	17.2x	16.8x	19.8x	14.7x

Equity Value to:	1st Quartile	Median	Mean	3rd Quartile	Implied Multiple of Proposed Merger
LTM Adjusted Net Income	21.4x	31.5x	31.7x	38.2x	35.1x
NTM Adjusted Net Income	19.5x	27.2x	26.8x	31.4x	27.3x

        Using the Selected Multiple Range, TWP calculated that the average implied share price range for our common stock based on (1) revenues was $13.13-$16.17, (2) Adjusted EBITDA was $16.33-$19.96, (3) Adjusted EBIT was $14.75-$18.04, and (4) Adjusted Net Income was $11.31-$16.12.

        No transaction used in the comparable transaction analysis is identical to the merger. However, TWP chose such transactions based on, among other things, a review of transactions involving companies in the software and healthcare technology industries announced since January 1, 2006 in which the consideration was all cash and the purchase price was between approximately-$400 million and $1.5 billion, TWP's knowledge about our company, the industries in which we operate, the geographical and operational nature of our business and the similarity of the applicable target companies in the transactions to us with respect to the size, mix, margins and other characteristics of their businesses. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies and other factors that could affect the public trading value of the companies and the transactions to which our company and the merger are being compared.

        Premiums Paid Analysis.    TWP reviewed the consideration paid in the 28 public company acquisitions of the 30 transactions noted above in the comparable transactions analysis. (The other two transactions noted above involved private company targets.) TWP calculated the per-share premiums paid in these transactions over the applicable stock price of the company one day, one week and one month prior to the announcement of the acquisition offer. The table below summarizes the data from this analysis:

	Premium One Day Prior to Announcement	Premium One Week Prior to Announcement	Premium One Month Prior to Announcement
3rd Quartile	35.8%	38.3%	40.3%
Mean	25.0%	25.4%	30.0%
Median	22.5%	23.6%	27.2%
1st Quartile	17.1%	17.4%	16.5%

        TWP noted that the premiums implied by the merger were 29.6%, 29.1% and 29.4% for the period one day, one week and one month prior to the date of the TWP opinion, respectively.

        Latest Twelve Months Trading Analysis.    TWP supplemented the underlying data of the Premiums Paid Analysis with an illustrative review of our trading history over the last year. TWP noted that the highest closing day trading price over the last year was $17.04 per share, the low was $10.18, and the average trading price was $14.00 per share.

        Discounted Cash Flow Analysis.    TWP used financial forecasts for our company for calendar years 2010 through 2015, as provided by our management, to perform a discounted cash flow analysis, which is designed to provide insight into a company's future cash flow projections and then discount them to arrive at the net present value of cash flows. In conducting this analysis, TWP assumed that we would perform in accordance with these forecasts. TWP first estimated the terminal value of the projected cash flows by applying multiples TWP deemed relevant to our estimated Adjusted EBITDA, which multiples ranged from 7.0x to 8.5x. These multiples were utilized based on TWP's judgment of the appropriate terminal value multiple given our company's growth profile in year 2015, which is expected to be lower than our current growth rates. TWP then calculated projected cash flows based on management forecasts and discounted the cash flows projected through 2014 and the terminal values to present values using rates ranging from 12.0% to 13.0% based on our estimated weighted average cost of capital, which was based on a beta (a measure of volatility) as provided by MSCI Barra from their risk models for the comparable company group and for us. This analysis indicated a range of enterprise values, which were then reduced by our estimated net debt, to calculate a range of equity values. These equity values were then divided by fully-diluted shares outstanding to calculate implied equity values per share ranging from $15.71 to $18.23. TWP noted that the per share consideration to be received by our stockholders in the merger of $17.00 is within such range.

        The foregoing description is only a summary of the analyses and examinations that TWP deems material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by TWP. The preparation of a fairness opinion necessarily is not susceptible to partial analysis or summary description. TWP believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all of the described analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to our board of directors. In addition, TWP may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of TWP with respect to the actual value of our company.

        In performing its analyses, TWP made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of our company. The analyses performed by TWP are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of the analysis performed by TWP with respect to the financial fairness of the consideration to be received by our stockholders pursuant to the merger, and were provided to our board of directors in connection with the delivery of the TWP opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

        As described above, TWP's opinion and presentation were among the many factors that our board of directors took into consideration in making our determination to approve, and to recommend that our stockholders approve, the merger.

        Our engagement letter with TWP provides that TWP will receive fees for its financial advisory services that are contingent upon the closing of any business combination whereby we are acquired. As compensation for TWP's financial advisory services in connection with the merger, TWP is entitled to receive a fee of up to approximately $7.6 million, of which $750,000 was payable in connection with the delivery of its fairness opinion and the remainder will be payable only upon the closing of the merger. Further, we have agreed to reimburse TWP for its reasonable out-of-pocket expenses, including fees and disbursements of counsel, and to indemnify TWP, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against specific liabilities, including liabilities under the federal securities laws. Our board of directors was aware of this fee structure and took it into account in considering the TWP opinion and in approving the merger.

        In the ordinary course of its business, TWP actively trades the equity securities of our company and of Oracle for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities. TWP also acted as underwriter in connection with our initial public offering and secondary offerings of our company's securities and has performed various investment banking services for our company as an advisor in connection with our acquisitions of Clarix, LLC and Maaguzi LLC.

Certain Financial Projections

        Our senior management does not as a matter of course make public forecasts or projections as to future performance or earnings beyond the current fiscal quarter and generally does not make public projections for extended periods due to the unpredictability of the underlying assumptions and estimates. However, during the course of negotiating the merger agreement, our management prepared certain prospective financial information to present certain projections of financial performance, and these projections were provided to the Special Committee, TWP and our board of directors in connection with their financial analyses of the proposed merger. We have included below these projections concerning our revenue, gross profit, operating expense, Adjusted EBITDA (excluding FAS 123R stock compensation expense), Adjusted EBIT, as well as projections of unlevered after-tax Adjusted EBIT plus depreciation plus working capital investment less capital expenditures ("Free Cash Flow"), which measure was calculated based on management forecasts using the Free Cash Flow definition applied in the Discounted Cash Flow Analysis described above, to give our stockholders access to certain nonpublic information prepared for purposes of considering and evaluating the merger.

        The projections were developed from historical financial statements and did not give effect to any changes or expenses as a result of the merger or any other effects of the merger. The projections for fiscal year 2010 were prepared in the ordinary course in January 2010 and updated in February 2010 and April 2010 and the projections for fiscal years 2011-2015 were prepared in connection with the financial analysis of the proposed merger in April 2010. The projections were not prepared with a view toward public disclosure or compliance with published guidelines of the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles. The inclusion of this information should not be regarded as an indication that the Special Committee, our board of directors, TWP, or any other recipient of this information considered, or now considers, it to be a reliable prediction of future results. Our independent registered certified public accounting firm, Ernst & Young LLP, has neither examined nor compiled this prospective financial information and, accordingly, Ernst & Young does not express an opinion or any other form of assurance with respect thereto. Furthermore, the projections:

  •
  while presented with numerical specificity, necessarily make numerous assumptions, many of which are beyond our control, including with respect to industry performance, general business, economic, regulatory, market and financial conditions, as well as matters specific to our business, and may not prove to have been, or may no longer be, accurate;

  •
  were prepared and updated as of April 2010 with respect to fiscal year 2010 and were prepared as of April 2010 with respect to fiscal years 2011-2015 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared;

  •
  are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

  •
  should not be regarded as a representation that the projections will be achieved and readers of this proxy statement are cautioned not to place undue reliance on the projections.

        We believe the assumptions our management used as a basis for the projections were reasonable at the time the projections were prepared, given the information our management had at the time. The projections, however, are not a guarantee of performance. The projections involve risks, uncertainties and assumptions. The future financial results and stockholder value of our company may materially differ from those expressed in the projections due to factors that are beyond our ability to control or predict. We cannot assure you that the projections will be realized or that our future financial results will not materially vary from the projections. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. The projections do not take into account any circumstances or events occurring after the date they were prepared and have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

        The projections are a forward-looking statement. For information on factors which may cause our future financial results to materially vary, see "Special Note Regarding Forward-Looking Statements" on page 14.

Projected Financial Results

	Financial Year Ended as of December 31,(1)
Projected Financial Results(2)	2010E	2011E	2012E	2013E	2014E	2015E
Revenue	$246.0	$280.0	$322.0	$354.2	$389.6	$428.6
Gross Profit	$143.9	$168.3	$196.5	$216.4	$238.3	$262.4
Operating Expense	$103.2	$116.2	$132.9	$143.5	$156.9	$172.2
Non-GAAP Adjusted EBITDA	$58.8	$70.2	$80.8	$88.8	$96.8	$105.0
Non-GAAP Adjusted EBIT	$40.7	$52.1	$63.6	$72.8	$81.4	$90.2
Non-GAAP Free Cash Flow	$47.4	$41.1	$49.2	$54.6	$59.9	—

(1)
Dollars in millions.

(2)
Non-GAAP financial measures may be calculated differently by different companies. Please see the definitions of Adjusted EBITDA, Adjusted EBIT and Free Cash Flow in this proxy statement for our determination of these financial measures as presented in this table.

Financing of the Merger

        The merger is not conditioned on Oracle's ability to obtain financing.

Delisting and Deregistration of Phase Forward common stock

        If the merger is completed, the Phase Forward common stock will be removed from listing on the NASDAQ Global Select Market and deregistered under the Exchange Act of 1934, as amended, and we will no longer file periodic reports with the SEC.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors with respect to the merger agreement, holders of shares of Phase Forward common stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger and the merger agreement. The material interests are summarized below.

Equity-Based Awards

        Based upon the terms and conditions of equity award agreements for equity awards previously granted to our executive officers, our executive officers will be entitled to the following types of acceleration: (i) 50% of their stock options which were issued pursuant to our 2004 stock option and incentive plan; (ii) a number equal to the product of the number of shares of restricted stock awarded to them pursuant to our 2004 stock option and incentive plan, 2.083% and the number of full months that have elapsed since the grant date of the award plus 12, reduced by the shares that have previously vested pursuant to the vesting schedule of the award, with full acceleration if the executive is terminated without cause or resigns for good reason within 12 months of the merger; (iii) a number equal to the product of the number of shares of restricted stock awarded to them pursuant to our 2004 stock option and incentive plan, 1.667% and the number of full months that have elapsed since the grant date of the award plus 12, reduced by the shares that have previously vested pursuant to the vesting schedule of the award, with full acceleration if the executive is terminated without cause or resigns for good reason within 12 months of the merger, in the case of Robert K. Weiler; and (iv) a number equal to the product of the number of restricted stock units awarded to them pursuant to our 2004 stock option and incentive plan, 2.083% and the number of full months that have elapsed since the grant date of the award plus 12, reduced by the units that have previously vested pursuant to the vesting schedule of the award, with full acceleration if the executive is terminated without cause or resigns for good reason within 12 months of the merger. Our non-employee directors will be entitled to 100% acceleration of the restricted stock which was issued to them pursuant to our 2004 stock option and incentive plan.

        The following table identifies for each of our executive officers and directors the aggregate number of shares subject to his outstanding unvested equity awards that will become fully vested and exercisable immediately prior to the closing of the merger, the weighted average exercise price, if any, of his equity awards that will be accelerated immediately prior to the closing of the merger, the value of such accelerated awards based on the difference between the exercise price and $17.00 per share and the value of the vested securities held by him. The following table assumes that the closing of the merger occurs on June 15, 2010.

Name	Aggregate Number of Shares Subject to Outstanding Unvested Equity Awards to be Accelerated	Weighted Average Exercise Price of Equity Awards to be Accelerated(1)	Value of Awards to be Accelerated
Executive Officers
Robert K. Weiler	461,204	$0.43	$7,643,586
Steven J. Rosenberg	56,179	$1.40	$876,288
Christopher A. Menard	63,292	—	$1,075,960
Stephen J. Powell	45,430	$0.35	$756,554
Martin A. Young	36,712	$1.46	$570,558
D. Ari Buchler	41,680	$0.94	$669,184
Russell J. Campanello	48,963	—	$832,363
Directors
Paul A. Bleicher, M.D., Ph.D	—	—	—
Richard A. D'Amore	2,038	—	$34,646
Axel Bichara	2,038	—	$34,646
Gary E. Haroian	2,038	—	$34,646
Kenneth I. Kaitin	5,294	—	$89,998
Paul G. Joubert	10,578	—	$179,826
Dennis R. Shaughnessy	2,038	—	$34,646
Total	777,484	$0.49	$12,832,901

(1)
The weighted average exercise price includes RSU awards, which have an exercise price of $0.

Severance Provisions of Employment Agreements

        Each of our executive officers has previously signed an executive agreement which provides that, in the event that we terminate his employment other than for cause (as defined in each executive agreement), we will make severance payments equal to 50% of such person's annual base salary and, in the discretion of our chief executive officer, an amount representing variable compensation that such person would have been entitled to receive under our variable compensation plans but for the termination of his employment, as well as certain continued health benefits.

        In addition, these executive agreements provide that if we experience a change in control (such as the merger) and the employment of such officer is terminated without cause, or if such officer terminates his employment for certain reasons, generally referred to as "good reason", including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 100% of his annual base salary and 50% of such officer's annual bonus, as well as certain continued health benefits. The following table sets forth the estimated value of severance benefits that would be received if the executive was terminated immediately after the change in control, including the value (based on the difference between $17.00 per share and any applicable exercise price) of any remaining unvested equity awards that would become vested on such termination under the employment agreements or the restricted stock unit agreements described above.

Cash Payments and Cash Value of Accelerated Equity Awards to Executive Officers Following an Involuntary Termination Following the Merger or Resignation for Good Reason Following the Merger
Name	Cash Severance	Bonus	Medical Continuation	Value of Accelerated Equity Awards	Total Value of Payments
Robert K. Weiler	$405,000	$212,625	$22,346	$3,613,173	$4,253,144
Christopher Menard	$250,000	$68,750	$20,748	$921,472	$1,260,970
Stephen J. Powell(1)	$286,822	$105,814	$2,972	$638,724	$1,034,332
Steven J. Rosenberg	$350,000	$122,500	$22,346	$664,212	$1,159,058
Martin A. Young	$245,000	$61,250	$22,346	$630,685	$959,281
D. Ari Buchler	$265,000	$72,875	$22,346	$606,816	$967,037
Russell J. Campanello	$290,000	$79,750	$22,346	$1,301,137	$1,693,233

(1)
Mr. Powell's compensation is converted to its equivalent value in US dollars based on an assumed exchange rate of 0.6450 GBP/USD.

Director and Officer Indemnification and Insurance.

        For a period of six years after the effective time of the merger, Oracle is required to, or to cause the surviving corporation to, maintain officers' and directors' liability insurance (which we refer to as D&O Insurance) with respect to acts or omissions occurring before the effective time of the merger covering each such person currently covered by Phase Forward's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of the D&O Insurance in effect on the date of the merger agreement. In satisfying the foregoing obligation, neither Oracle nor the surviving corporation will be required to pay annual premiums for insurance in excess of 225% of the aggregate premiums paid by Phase Forward in fiscal year 2009 (which we refer to as the current premium). If the premiums for such insurance would at any time exceed 225% of the current premium, the surviving corporation will maintain, in its judgment, the maximum coverage available at an annual premium equal to the current premium. In lieu of the foregoing, Phase Forward may obtain prepaid policies prior to the effective time of the merger for an aggregate amount not in excess of 225% of the current premium, which policies provide the covered persons with D&O Insurance coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including in respect of the transactions contemplated by the merger agreement. If prepaid policies have been obtained prior to the effective time of the merger, the surviving corporation will maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder.

        For a period of six years after the effective time of the merger, Oracle and the surviving corporation are required to fulfill and honor in all respects the obligations of Phase Forward and its subsidiaries under Phase Forward's certificate of incorporation or bylaws and under any indemnification or other similar agreements between Phase Forward or any of its subsidiaries and their current and former directors and officers (whom we refer to as indemnified parties) in effect on the date of the merger agreement.

        If Oracle, the surviving corporation or any or its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then the merger agreement requires that proper provision be made so that the successors and assigns of Oracle or the surviving corporation will assume all of the applicable obligations described above. The indemnified parties (and their successors and heirs) are intended third party beneficiaries of the indemnification and insurance provisions in the merger agreement.

Payment to Members of the Special Committee

        The Company awarded $20,000 to each of Dennis Shaughnessy and Gary Haroian in recognition of their significant efforts in serving on the Special Committee of the board of directors formed in connection with the merger and the transactions contemplated thereby.

THE VOTING AGREEMENTS

        Contemporaneously with the execution and delivery of the merger agreement, Robert K. Weiler, Steven J. Rosenberg, Christopher A. Menard, Stephen J. Powell, Martin A. Young, D. Ari Buchler, Russell J. Campanello, Paul A. Bleicher, M.D., Ph.D, Richard A. D'Amore, Axel Bichara, Gary E. Haroian, Kenneth I. Kaitin, Paul G. Joubert and Dennis R. Shaughnessy, who were the directors and executive officers of Phase Forward as of the date of the merger agreement, in their capacity as stockholders of Phase Forward, entered into voting agreements with Oracle. Approximately        % of the outstanding Phase Forward shares on the record date for the Phase Forward special meeting are subject to the voting agreements. The shares covered by the voting agreements are referred to in this proxy statement as the "subject Phase Forward shares."

        The following is a summary description of the voting agreements. The form of voting agreement is attached as Exhibit A to the merger agreement, which is hereby incorporated into this proxy statement by reference.

        Each individual who entered into a voting agreement with Oracle agreed to vote the subject Phase Forward shares at the Phase Forward special meeting:

  •
  in favor of adoption of the merger agreement;

  •
  against any other acquisition proposal;

  •
  against any reorganization, recapitalization, liquidation or winding-up of Phase Forward or any other extraordinary transaction involving us, other than the merger; and

  •
  against any action that would frustrate the purpose of, or prevent or delay the consummation of the merger or the transactions contemplated by the merger agreement.

        These individuals also agreed to grant to Oracle a proxy to vote the subject Phase Forward shares on any of the foregoing matters at the Phase Forward special meeting.

        The individuals signing voting agreements have agreed that they will be bound by non-solicitation restrictions that are substantially the same as the non-solicitation provisions of the merger agreement described below under "The Merger Agreement—No Solicitations." These individuals further agreed to certain restrictions on the transfer of their Phase Forward shares and, subject to applicable law, not to make certain public communications criticizing or disparaging the voting agreement, the merger agreement and the transactions contemplated thereby without the prior written consent of Oracle. These individuals further agreed to (i) waive and not exercise any rights of appraisal or rights to dissent from the merger that they may be entitled to under Delaware law and (ii) not commence or participate in, and take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Phase Forward, Oracle or Pine Acquisition Corporation (or any of their respective successors) relating to the negotiation, execution or delivery of the voting agreement or the merger agreement or the consummation of the merger including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of the voting agreement or (y) alleging a breach of any fiduciary duty of the Phase Forward board of directors in connection with the merger agreement or the transactions contemplated therein.

 REGULATORY MATTERS

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Oracle each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and, in accordance with the merger agreement, requested "early termination" of the waiting period which began on April 27, 2010.

        It is possible that the Department of Justice or the Federal Trade Commission may seek requests for additional information or various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger, or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See "The Merger Agreement—Conditions to the Merger," on page 67.

LITIGATION RELATED TO THE MERGER

        On April 20, 2010, a lawsuit, Selma Ehrlich et al. v. Phase Forward Incorporated, et al., Civ. A. No. 10-1463, was filed in the Superior Court for Middlesex County, Massachusetts against Phase Forward, the members of the Phase Forward's board of directors, Oracle Corporation, and Pine Acquisition Corporation. The action, brought by plaintiffs who are purported stockholders of Phase Forward, individually and on behalf of a putative class of stockholders, alleges that the board breached fiduciary duties, and that Phase Forward and Oracle aided and abetted the purported breaches, in connection with the proposed merger. The complaint seeks equitable relief, including, among other things, to enjoin consummation of the proposed merger, rescission of the merger agreement and an award of all costs of the action, including reasonable attorneys' fees. Phase Forward denies the allegations in the complaint, and intends to vigorously defend the lawsuit. However, there can be no assurance that Phase Forward or the other defendants will be successful in such defense.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of material United States federal income tax consequences to our stockholders of the receipt of cash in exchange for shares of Phase Forward common stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Treasury Regulations, judicial authority, and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis. This discussion generally assumes that the shares of Phase Forward common stock are held as capital assets (generally property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of the stockholder's personal investment circumstances, or to stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, partnerships, United States expatriates, controlled foreign corporations, passive foreign investment companies, "U.S. holders" (as defined below) whose functional currency is not the U.S. dollar, stockholders who hold shares of Phase Forward common stock as part of a hedging, "straddle," conversion or other integrated transaction, stockholders who acquired their shares of Phase Forward common stock through the exercise of employee stock options or other compensation arrangements or stockholders who receive cash pursuant to the exercise of appraisal rights). In addition, this discussion does not address any aspect of foreign, state or local, alternative minimum or estate and gift taxation that may be applicable to a stockholder.

        We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Phase Forward common stock pursuant to the merger.

        If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds shares of Phase Forward common stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Phase Forward common stock, you should consult your own tax advisor.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of Phase Forward common stock that is:

  •
  a citizen or individual resident of the United States for United States federal income tax purposes;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate that is subject to United States federal income tax on all of its income regardless of source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of Phase Forward common stock that is not a U.S. holder.

  U.S. Holders

        The receipt of cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, for United States federal income tax purposes, a U.S. holder of shares of Phase Forward common stock will recognize gain or loss equal to the difference between his or her adjusted tax basis in shares of Phase Forward common stock and the amount of cash received. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of Phase Forward common stock have been held for more than one year at the effective time of the merger, the gain or loss will be long-term capital gain or loss, subject (in the case of non-corporate U.S. holders) to tax at the current maximum United States federal income tax rate of 15%, and will be short-term capital gain or loss if the shares have been held for one year or less. The deductibility of a capital loss recognized on the exchange is subject to limitation.

        Information returns will be filed with the Internal Revenue Service in connection with payments to a U.S. holder pursuant to the merger, unless the U.S. holder is an exempt recipient. Under the United States federal income tax backup withholding rules, Oracle generally may be required to and may withhold 28% of all payments to which a U.S. holder or other payee is entitled in the merger, unless the U.S. holder or other payee (i) is a corporation or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the paying agent for the merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a holder's United States federal income tax liability, if any, or refunded provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

  Non-U.S. Holders

        Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, an additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger (unless an exception is provided under an applicable treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

  •
  we are or have been a "United States real property holding corporation" (as defined under the Code) for U.S. federal income tax purposes at any time during the shorter of the 5-year period ending on the date of the merger or the period that the non-U.S. holder held Phase Forward common stock and the non-U.S. holder owned more than 5% of Phase Forward common stock at any time during such period, in which case the non-U.S. holder generally will be taxed on the holder's net gain realized in the merger at the graduated United States federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 28%) may apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a signed Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding" or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a non-U.S. holder's United States federal income tax liability, if any, or refunded provided that the required information is furnished to the Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

        The foregoing discussion of material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of Phase Forward common stock. We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Phase Forward common stock pursuant to the merger.

THE MERGER AGREEMENT

        The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety.

The Merger

        The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Pine Acquisition Corporation will be merged with and into Phase Forward and, as a result of the merger, the separate corporate existence of Pine Acquisition Corporation will cease and Phase Forward will continue as the surviving corporation and become a wholly-owned subsidiary of Oracle. As the surviving corporation, Phase Forward will possess the rights, powers, privileges, immunities and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Phase Forward and Pine Acquisition Corporation, all as provided under Delaware law.

        Pine Acquisition Corporation and the surviving corporation will take all necessary actions such that, at the effective time of the merger, the certificate of incorporation of Phase Forward will be amended to read in its entirety as set forth in the form attached to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation, and the bylaws of the surviving corporation will be those of Pine Acquisition Corporation as in effect immediately prior to the merger.

        The closing of the merger will occur as soon as practicable but in any event within two business days after all of the conditions set forth in the merger agreement and described under "—Conditions to the Merger" are satisfied or waived, or at such other time as agreed to by the parties.

        The merger will become effective when the certificate of merger has been duly filed with the Delaware Secretary of State or at a later time as agreed to by the parties. It is currently anticipated that the effective time of the merger will occur during the middle of calendar year 2010. However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

        At the effective time of the merger, by virtue of the merger, each share of Phase Forward common stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive $17.00 in cash, without interest and less any applicable withholding taxes, other than:

  •
  shares of Phase Forward common stock held by Phase Forward as treasury stock or owned by Oracle or Pine Acquisition Corporation immediately prior to the effective time of the merger will be cancelled and no payment will be made with respect thereto; and

  •
  shares of Phase Forward common stock held by any subsidiary of either Phase Forward or Oracle (other than Pine Acquisition Corporation) immediately prior to the effective time of the merger will be converted into such number of shares of common stock, par value $0.01 per share, of the surviving corporation such that each such subsidiary owns the same percentage of the surviving corporation immediately following the effective time of the merger as such subsidiary owned in Phase Forward immediately prior to the effective time of the merger.

        The price to be paid for each share of Phase Forward common stock in the merger will be adjusted appropriately to reflect the effect of any change in the outstanding shares of capital stock of Phase Forward, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, that occurs prior to the effective time of the merger.

        Each share of common stock of Pine Acquisition Corporation outstanding immediately prior to the effective time of the merger will be converted into and become one share of common stock, par value $0.01 per share, of the surviving corporation with the same rights, powers and privileges as the shares so converted and, together with the shares of common stock of the surviving corporation converted from shares of Phase Forward held by any subsidiary of either Phase Forward or Oracle (other than Pine Acquisition Corporation) as described above, will thereafter constitute the only outstanding shares of capital stock of the surviving corporation.

Payment Procedures

        Prior to the effective time of the merger, Oracle will appoint an exchange agent reasonably acceptable to Phase Forward for the purpose of exchanging for the merger consideration the certificates and uncertificated shares of Phase Forward common stock. As of the effective time of the merger, Oracle will deposit with the exchange agent the aggregate merger consideration to be paid in respect of the certificates and uncertificated shares of Phase Forward common stock that are not Phase Forward restricted stock awards.

        Each holder of shares of Phase Forward common stock that are converted into the right to receive the merger consideration will be entitled to receive the merger consideration upon (i) surrender to the exchange agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the exchange agent, or (ii) receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request) in the case of a book-entry transfer of uncertificated shares. Until so surrendered or transferred, each such certificate or uncertificated share will represent after the effective time of the merger for all purposes only the right to receive such merger consideration. No interest will be paid or accrued on the cash payable upon the surrender or transfer of such certificate or uncertificated share.

        If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred uncertificated share is registered, such payment is subject to the conditions that (i) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such uncertificated share will be properly transferred and (ii) the person requesting such payment will pay to the exchange agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or uncertificated share or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

        After the effective time of the merger, there will be no further registration of transfers of shares of Phase Forward common stock on the stock transfer books of the surviving corporation. If, after the effective time of the merger, certificates of uncertificated shares of Phase Forward common stock are presented to the surviving corporation, they will be canceled and exchanged for the merger consideration.

        Any portion of the payment fund deposited with the exchange agent that remains unclaimed by the holders of shares of Phase Forward common stock six months after the effective time of the merger will be returned to Oracle, upon demand, and any such holder who has not exchanged shares for the merger consideration prior to that time will thereafter look only to Oracle for payment of the merger consideration. Oracle will not be liable to any holder of shares of Phase Forward common stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Phase Forward common stock two years after the effective time of the merger (or such earlier date, immediately prior to such time when the amounts would escheat to or become property of any governmental authority) will become, to the extent permitted by applicable law, the property of Oracle free and clear of any claims or interest of any person previously entitled thereto.

Treatment of Options, Restricted Stock and Other Equity Awards

        Cashed Out Equity Awards.    Immediately prior to the effective time of the merger and without any action on the part of the holders thereof, the vested and/or exercisable portion (including any that pursuant to its terms becomes vested and exercisable solely as a result of the transactions contemplated by the merger agreement) of each Phase Forward stock option and each Phase Forward restricted stock unit (which we refer to as the cashed out equity awards) that is outstanding immediately prior to the effective time of the merger will be automatically converted into the right to receive from Oracle or the surviving corporation immediately after the effective time of merger an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Phase Forward common stock that were issuable upon exercise or settlement of such cashed out equity award immediately prior to the effective time of the merger and (y) $17.00, less, if applicable, the per share exercise price of such cashed out equity award.

        Unvested Stock Options.    At the effective time of the merger and without any action on the part of the holders thereof, the unvested portion of each Phase Forward stock option that is held by employees and consultants of Phase Forward or any subsidiary of Phase Forward immediately prior to the effective time of the merger will be assumed by Oracle and automatically converted at the effective time of the merger into an option to acquire, on substantially the same terms and conditions applicable to such related Phase Forward stock options (including any accelerated vesting provisions), a number of shares of Oracle common stock (rounded down to the nearest whole share) equal to the product of (x) the number of shares of Phase Forward common stock subject to the option and (y) a fraction (referred to as the equity award exchange ratio), the numerator of which is $17.00 and the denominator of which is the average closing price of Oracle common stock over the five trading days immediately preceding (but not including) the date on which the merger becomes effective. The exercise price for assumed options will equal the per share exercise price for the shares of Phase Forward common stock divided by the equity award exchange ratio (rounded upwards to the nearest whole cent).

        Unvested Restricted Stock Units.    At the effective time of the merger and without any action on the part of the holders thereof, the unvested portion of each Phase Forward restricted stock unit that is held by employees and consultants of Phase Forward or any subsidiary of Phase Forward immediately prior to the effective time of the merger will be assumed by Oracle and automatically converted at the effective time of the merger into an Oracle restricted stock unit, which has other terms and conditions substantially identical to those of the related Phase Forward restricted stock unit (including any accelerated vesting provisions therein), with respect to the number of shares of Oracle common stock calculated by multiplying the number of shares of Phase Forward common stock subject to the restricted stock unit and the equity award exchange ratio (rounded down to the nearest whole share).

        Restricted Stock Award.    At the effective time of the merger and without any action on the part of the holders thereof, each Phase Forward restricted stock award will automatically be cancelled, and each share of Phase Forward common stock subject to a Phase Forward restricted stock award will be converted into the right to receive restricted stock units with respect to that number of shares of Oracle common stock (rounded down to the nearest whole share) calculated by multiplying (i) the number of unvested shares of Phase Forward common stock subject to such restricted stock award immediately prior to the effective time of the merger by (ii) the equity award exchange ratio. Such restricted stock units will vest in accordance with the applicable vesting schedule for such Phase Forward restricted stock award. The restricted stock units shall be substantially identical to the Phase Forward restricted stock awards except to the extent necessary to reflect the fact that the restricted stock units are not actual shares of Oracle common stock.

        Employee Stock Purchase Plan.    Prior to the effective time of the merger, Phase Forward will:

  •
  establish a new exercise date under the ESPP on the last day of the payroll period ending immediately prior to the effective time of the merger (but at least ten business days before the effective time of the merger) with respect to the offering period then in effect under the ESPP (which we refer to as the new exercise date);

  •
  provide that no further offering periods will commence under the ESPP on or following the new exercise date; and

  •
  terminate the ESPP as of the new exercise date.

        Each outstanding option under the ESPP on the new exercise date will be exercised on such date for the purchase of shares of Phase Forward common stock in accordance with the terms of the ESPP.

Stockholders' Meeting

        Pursuant to the terms of the merger agreement, Phase Forward has agreed to, as promptly as practicable after the date of the merger agreement, establish a record date for, duly call and give notice of, convene and hold a meeting of its stockholders (which we refer to as the special meeting) for the purpose of obtaining the vote of Phase Forward's stockholders necessary to satisfy the voting condition described in "—Conditions to the Merger." If Phase Forward is unable to obtain a quorum of its stockholders at such time, Phase Forward may adjourn or postpone the date of the special meeting by no more than five business days and Phase Forward must use its reasonable best efforts to obtain such a quorum as soon as practicable during the five business day period. Phase Forward may delay, adjourn or postpone the special meeting to the extent (and only to the extent) Phase Forward reasonably determines that such delay, adjournment or postponement is required by applicable law or to comply with comments made by the SEC with respect to the proxy statement or otherwise.

        Unless the merger agreement is terminated as described below under "—Termination of the Merger Agreement," Phase Forward has agreed to submit the merger agreement to a vote of Phase Forward's stockholders, even if Phase Forward's board of directors has approved, endorsed or recommended another takeover proposal, or withdraws or modifies its unanimous recommendation as described below under "—Phase Forward Board Recommendation" that Phase Forward's stockholders vote in favor of the adoption of the merger agreement. As soon as practicable after the date that the definitive proxy statement is filed (but not more than five business days following the clearance of the definitive proxy statement by the SEC), Phase Forward has agreed to use its reasonable best efforts to mail to its stockholders the definitive proxy statement and all other proxy materials for the special meeting and, if necessary to comply with applicable securities laws, after the definitive proxy statement has been mailed, promptly circulate amended, supplemental or supplemented proxy materials and, if required in connection therewith, re-solicit proxies.

Representations and Warranties

        The merger agreement contains representations and warranties made by Phase Forward to Oracle and Pine Acquisition Corporation and representations and warranties made by Oracle to Phase Forward. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement. Moreover, these representations and warranties have been qualified by certain disclosures that Phase Forward made to Oracle and Pine Acquisition Corporation in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement. Furthermore, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders. The representations and warranties were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information. The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings Phase Forward publicly files with the SEC. This description of the representations and warranties is included to provide Phase Forward's stockholders with information regarding the terms of the merger agreement.

        In the merger agreement, Phase Forward has made representations and warranties to Oracle and Pine Acquisition Corporation with respect to, among other things:

  •
  the due incorporation, valid existence, good standing, power and authority of Phase Forward;

  •
  its authority to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against Phase Forward;

  •
  the adoption and unanimous recommendation of the Phase Forward board of directors to enter into the merger agreement, the merger and the transactions contemplated by the merger agreement;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of conflicts with, creation of liens, violations or defaults under Phase Forward's or its subsidiaries' governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

  •
  its capitalization, including in particular the number of outstanding shares of Phase Forward common stock, preferred stock, and restricted stock and the number of shares of common stock issuable upon the exercise of stock options and warrants;

  •
  its subsidiaries and their due incorporation or organization, valid existence, good standing, power and authority;

  •
  its SEC filings since January 1, 2007, including financial statements contained therein, internal controls and compliance with the Sarbanes-Oxley Act of 2002;

  •
  conduct of business and absence of certain changes, except as contemplated by the merger agreement, including that there has been no fact, event, change, development or set of circumstances, that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect to Phase Forward;

  •
  the absence of undisclosed material liabilities;

  •
  the absence of certain litigation;

  •
  Phase Forward's and its subsidiaries' compliance with applicable legal requirements since January 1, 2005;

  •
  matters with respect to Phase Forward's material contracts;

  •
  tax matters;

  •
  matters related to Phase Forward's employee benefit plans;

  •
  labor and employment matters;

  •
  matters related to Phase Forward's insurance policies;

  •
  compliance with environmental laws and regulations;

  •
  intellectual property and information technology;

  •
  title to properties and the absence of encumbrances;

  •
  related party transaction matters;

  •
  compliance with the U.S. Foreign Corrupt Practices Act and other anti-corruption laws;

  •
  relationships with, and other matters related to, major customers and suppliers of Phase Forward;

  •
  the absence of undisclosed brokers' fees and expenses;

  •
  receipt by the Phase Forward board of directors of a fairness opinion from TWP; and

  •
  the inapplicability of state takeover statutes to the merger.

        Many of the representations and warranties in the merger agreement made by Phase Forward are qualified by a "materiality" or "material adverse effect to Phase Forward" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect to Phase Forward). For purposes of the merger agreement, a "material adverse effect to Phase Forward" means (i) a material adverse effect on the business, financial condition or results of operations of Phase Forward and its subsidiaries, taken as a whole, or (ii) an effect that would prevent, materially delay or materially impair Phase Forward's ability to consummate the merger.

        For purposes of clause (i) above, the definition of "material adverse effect to Phase Forward" excludes any adverse effect resulting from or arising out of:

  •
  the announcement, pendency or consummation of the merger (including any loss of or adverse change in the relationship of Phase Forward and its subsidiaries with their respective employees, customers, partners or suppliers related thereto);

  •
  general economic or political conditions (including acts of terrorism or war) that do not disproportionately affect Phase Forward and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Phase Forward;

  •
  general conditions in the industry in which Phase Forward and its subsidiaries operate that do not disproportionately affect Phase Forward and its subsidiaries, taken as a whole, as compared to other companies participating in the same industry as Phase Forward;

  •
  any changes (after the date of the merger agreement) in GAAP or applicable law;

  •
  the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of Oracle or as expressly required by the merger agreement;

  •
  any legal proceeding made or brought by any stockholder of Phase Forward (on the holder's own behalf or on behalf of Phase Forward) arising out of or related to the merger agreement or any of the transactions contemplated thereby (including the merger); or

  •
  any failure of Phase Forward to meet internal or analysts' estimates or projections (although any cause of any such failure may be taken into consideration when determining whether a material adverse effect to Phase Forward has occurred).

        In the merger agreement, Oracle made customary representations and warranties to Phase Forward with respect to, among other things:

  •
  the due incorporation, valid existence, good standing and power of Oracle and Pine Acquisition Corporation;

  •
  the authority of each of Oracle and Pine Acquisition Corporation to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Oracle and Pine Acquisition Corporation;

  •
  the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the absence of conflicts with, violations or defaults under Oracle's or Pine Acquisition Corporation's governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

  •
  the absence of certain litigation;

  •
  the accuracy and compliance with applicable securities laws of the information supplied by Oracle and Pine Acquisition Corporation contained in this proxy statement; and

  •
  the sufficiency of funds to pay the merger consideration.

        The representations and warranties contained in the merger agreement and in any certificate or other writing delivered pursuant to the merger agreement will not survive the effective time of the merger. This limit does not apply to any covenant or agreement of the parties which by its terms contemplates performance after the effective time of the merger.

Covenants Regarding Conduct of Business by Phase Forward Pending the Merger

        Except for matters contemplated by the merger agreement, as required by applicable law or agreed to in writing by Oracle, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, Phase Forward will, and will cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to:

  •
  preserve its intellectual property, business organization and material assets;

  •
  keep available the services of its directors, officers and employees;

  •
  maintain in effect all of its government authorizations; and

  •
  maintain satisfactory relationships with its customers, lenders, suppliers, licensors, licensees, distributors and others that have material business relationships with Phase Forward.

        In addition, except as required by the terms of the merger agreement or applicable law or agreed to in writing by Oracle (which in certain specified instances may not be unreasonably withheld, delayed or conditioned), from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, Phase Forward will not, nor will it permit its subsidiaries to:

  •
  amend their respective certificate of incorporation, bylaws or other comparable charter or organizational documents (whether by merger, consolidation or otherwise);

  •
  declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of Phase Forward or any of its subsidiaries, other than dividends and distributions by a direct or indirect wholly-owned subsidiary of Phase Forward to its parent

    (except distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Phase Forward stock options, restricted stock and restricted stock units (which we collectively refer to as Phase Forward compensatory awards));

  •
  split, combine or reclassify any capital stock of Phase Forward or any of its subsidiaries;

  •
  except as described below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of Phase Forward or any of its subsidiaries;

  •
  purchase, redeem or otherwise acquire any securities of Phase Forward or any of its subsidiaries, except in satisfaction by holders of Phase Forward compensatory awards of the applicable exercise price and/or withholding taxes;

  •
  take any action that would result in the amendment, modification or change of any term of certain indebtedness of Phase Forward or any of its subsidiaries;

  •
  issue, deliver, sell, grant, pledge, transfer, subject to any lien or otherwise encumber or dispose of any securities of Phase Forward or any of its subsidiaries, other than:

  •
  the issuance of shares of Phase Forward common stock upon the exercise of Phase Forward stock options or pursuant to the terms of Phase Forward restricted stock units that are outstanding as of the date of the merger agreement, in each case in accordance with the applicable equity award's terms as in effect on the date of the merger agreement; or

  •
  the issuance of shares of Phase Forward common stock pursuant to the ESPP;

  •
  amend any term of any Phase Forward security or any Phase Forward subsidiary security;

  •
  adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization with respect to Phase Forward or any of its subsidiaries;

  •
  make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $1,000,000 in the aggregate in any fiscal quarter;

  •
  acquire any business, assets or capital stock of any person or entity or division thereof, whether in whole or in part (whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise);

  •
  acquire any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

  •
  sell, lease, license, pledge, transfer, subject to any lien or otherwise dispose of any of its intellectual property, material assets or material properties except (i) pursuant to existing contracts or commitments, (ii) sales of inventory or used equipment in the ordinary course of business consistent with past practice or (iii) permitted liens incurred in the ordinary course of business consistent with past practice;

  •
  hire any new employee to whom a written offer of employment has not previously been offered and accepted prior to the date of the merger agreement, or, after the date of the merger agreement, extend any new offers of employment with Phase Forward or any of its subsidiaries to any individual;

  •
  grant to any current or former director, officer, employee or consultant of Phase Forward or any of its subsidiaries any (i) increase in compensation, (ii) bonus or (iii) other benefits, in each case in addition to those pursuant to arrangements in effect on the date of the merger agreement;

  •
  grant to any current or former director, officer, employee or consultant of Phase Forward or any of its subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits;

  •
  establish, adopt, enter into or amend any Phase Forward benefit plan (other than offer letters that contemplate "at will" employment without severance benefits) or collective bargaining agreement, in each case except as required by applicable law;

  •
  take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Phase Forward benefit plan except to the extent required pursuant to the terms thereof or applicable law;

  •
  make any person or entity a beneficiary of any retention or severance plan, agreement or other arrangement under which such person or entity is not as of the date of the merger agreement a beneficiary which would entitle such person or entity to vesting, acceleration or any other right as a consequence of completion of the transactions contemplated by the merger agreement and/or termination of employment;

  •
  write down any of its material assets, including any capitalized inventory or Phase Forward's intellectual property;

  •
  make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or applicable law;

  •
  repurchase, prepay or incur any indebtedness in, including by way of a guarantee or an issuance or sale of debt securities;

  •
  issue or sell options, warrants, calls or other rights to acquire any debt securities of Phase Forward or any of its subsidiaries, or enter into any "keep well" or other agreement to maintain any financial statement or similar condition of another person (other than (i) in connection with financing ordinary course trade payables consistent with past practice or (ii) accounts payable in the ordinary course of business consistent with past practice);

  •
  make any loans, advances or capital contributions to, or in, any other person or entity other than (i) Phase Forward and its subsidiaries or (ii) accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice;

  •
  agree to any exclusivity, non-competition, most favored nation or similar provision or covenant restricting Phase Forward, any of its subsidiaries or their affiliates from competing in any line of business or with any person or entity or in any area or engaging in any activity or business, or pursuant to which any benefit or right would be required to be given or lost as a result, or which would have any such effect on Oracle or its affiliates after the consummation of the merger;

  •
  enter into any contract, or relinquish or terminate any contract or other right, in any individual case with an annual value in excess of $100,000 with a value over the life of the contract value in excess of $300,000 other than:

  •
  entering into software license agreements or the renewal of any existing software license agreements where Phase Forward is the licensor in the ordinary course of business consistent with past practice;

  •
  entering into service or maintenance contracts entered into in the ordinary course of business consistent with past practice pursuant to which Phase Forward or any of its subsidiaries is providing services to customers;

    •
    entering into non-exclusive distribution, marketing, reselling or consulting agreements entered into in the ordinary course of business consistent with past practice that provide for distribution of a product or service of Phase Forward or any of its subsidiaries by a third party;

    •
    entering into non-exclusive OEM agreements entered into in the ordinary course of business consistent with past practice that are terminable without penalty within twelve months; or

    •
    renewals of agreements to which Phase Forward or any of its subsidiaries is a party as of the date of the merger agreement by the counterparty thereto pursuant to a contractual right of renewal held by such counterparty under such agreement as of the date of the merger agreement;

  •
  make or change any tax election, change any annual tax accounting period or adopt or change any method of tax accounting;

  •
  amend any tax returns or file any claim for material tax refunds, enter into any closing agreement or enter into any tax allocation, tax sharing or tax indemnity agreement (other than any customary commercial or financing agreements entered into in the ordinary course of business consistent with past practices);

  •
  settle any tax claim, audit or assessment or surrender any right to claim a tax refund (including any such refund to the extent it is used to offset or otherwise reduce tax liability);

  •
  institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations, in excess of $100,000 in any individual case, other than (i) renewals of contracts to which Phase Forward or any of its subsidiaries is a party, as of the date of the merger agreement, by the counterparty thereto pursuant to a contractual right of renewal held by such counterparty, (ii) as required by their terms as in effect on the date of the merger agreement, (iii) claims, liabilities or obligations reserved against on the December 31, 2009 balance sheet of Phase Forward (for amounts not in excess of such reserves) or (iv) incurred since December 31, 2009 in the ordinary course of business consistent with past practice, (however, in the case of each of (ii), (iii) and (iv), the payment, discharge, settlement or satisfaction of such claim, liability or obligation may not include any material obligation (other than the payment of money) to be performed by Phase Forward or any of its subsidiaries following the consummation of the merger);

  •
  waive, relinquish, release, grant, transfer or assign any right with a value of more than $100,000 in any individual case except in the ordinary course of business consistent with past practice;

  •
  waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar contract to which Phase Forward or any of its subsidiaries is a party;

  •
  engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters; (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by Phase Forward or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter); or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices; or

  •
  authorize, commit or agree to take any of the things described above.

No Solicitations

        Phase Forward has agreed that, neither Phase Forward nor any of its subsidiaries will, nor will Phase Forward or any of its subsidiaries authorize or permit any of its or their directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives acting in such capacity (whom we refer to collectively as representatives) to, and Phase Forward will instruct, and cause each applicable subsidiary, if any, to instruct, each such representative not to, directly or indirectly:

  •
  solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal (as defined below) or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any acquisition proposal;

  •
  conduct or engage in any discussions or negotiations with, disclose any non-public information relating to Phase Forward or any of its subsidiaries to, afford access to the business, properties, assets, books or records of Phase Forward or any of its subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that has expressed an intention to make or has made any acquisition proposal;

  •
  amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Phase Forward or any of its subsidiaries;

  •
  approve any transaction under, or any third party becoming an "interested stockholder" under, Delaware law;

  •
  enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any acquisition proposal or enter into any agreement or agreement in principle requiring Phase Forward to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement or breach its obligations under the merger agreement (other than a confidentiality agreement described below); or

  •
  resolve, propose or agree to do any of the foregoing.

        Phase Forward also agreed to, and agreed to cause its subsidiaries to, and will instruct the representatives of Phase Forward and its subsidiaries to, cease immediately and cause to be terminated, and not authorize or knowingly permit any of its or their representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any acquisition proposal and to use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of Phase Forward or any of its subsidiaries that was furnished by or on behalf of Phase Forward and its subsidiaries to return or destroy (and confirm destruction of) all such information.

        "Acquisition proposal" means any offer, proposal, inquiry or indication of interest from any third party relating to any transaction or series of related transactions involving any (i) acquisition or purchase by any person or entity, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of Phase Forward or any of its subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any person or entity beneficially owning 15% or more of any class of outstanding voting or equity securities of Phase Forward or any of its subsidiaries, (ii) merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Phase Forward or any of its subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Phase Forward and its subsidiaries, taken as a whole, (iii) sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the assets of Phase Forward and any of its subsidiaries, taken as a whole (measured by the lesser of book or fair market value thereof), or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Phase Forward or any of its subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Phase Forward and its subsidiaries, taken as a whole.

        Notwithstanding the restrictions described above, at any time before the adoption of the merger agreement by Phase Forward's stockholders, the Phase Forward board of directors, directly or indirectly through any representative, may (i) engage in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide unsolicited acquisition proposal in writing after the date of the merger agreement, that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, and that the Phase Forward board of directors believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a superior proposal (as defined below) and (ii) thereafter furnish to such third party non-public information relating to Phase Forward or any of its subsidiaries pursuant to an acceptable confidentiality agreement, but in each case under the preceding clauses (i) and (ii), only if the Phase Forward board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be a breach of its fiduciary duties under applicable law.

        The merger agreement requires Phase Forward to give Oracle at least three business days prior written notice that Phase Forward intends to furnish non-public information to, or enter into discussions or negotiations with, the third party or group making the acquisition proposal. Phase Forward is required to notify Oracle promptly (and in no event later than 24 hours) after it obtains knowledge of the receipt by Phase Forward or any of its representatives of any acquisition proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal, or any request for non-public information relating to Phase Forward or any of its subsidiaries or for access to the business, properties, assets, books or records of Phase Forward or any of its subsidiaries by any third party. This notice is required to contain the identity of the third party and a description of the terms and conditions of the acquisition proposal, inquiry, offer, proposal or request. Phase Forward must keep Oracle reasonably informed, on a prompt basis, of the status and material terms of any such acquisition proposal, inquiry or request, including any material amendments or proposed amendments as to price and other material terms thereof. Phase Forward also must provide Oracle with at least 48 hours prior notice of any meeting of the Phase Forward board of directors at which the Phase Forward board of directors is reasonably expected to consider any acquisition proposal. Phase Forward also is obligated to promptly provide Oracle with any non-public information concerning Phase Forward's business, present or future performance, financial condition or results of operations, provided to any third party that was not previously provided to Oracle.

Phase Forward Board Recommendation

        Subject to the provisions described below, the Phase Forward board of directors agreed to unanimously recommend that Phase Forward's stockholders vote in favor of the adoption and approval of the merger agreement and approval of the merger at the special meeting (which we refer to as the board recommendation). The Phase Forward board of directors also agreed to include the board recommendation in this proxy statement. Subject to the provisions described below, the merger agreement provides that neither the Phase Forward board of directors nor any committee thereof will:

  •
  fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Oracle or Pine Acquisition Corporation, the board recommendation;

  •
  approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any acquisition proposal or superior proposal;

  •
  fail to recommend against acceptance of any tender offer or exchange offer for the common stock of Phase Forward within ten business days after the commencement of such offer;

  •
  make any public statement inconsistent with the board recommendation; or

  •
  resolve or agree to take any of the foregoing actions.

        We refer to each of the foregoing actions as an adverse recommendation change.

        Notwithstanding these restrictions, the Phase Forward board of directors may effect an adverse recommendation change at any time before the adoption of the merger agreement by Phase Forward's stockholders if, following the receipt of and on account of a superior proposal:

  •
  the Phase Forward board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to make an adverse recommendation change would be a breach of its fiduciary duties under applicable law;

  •
  Phase Forward first gives Oracle prompt written notice of its intention to make an adverse recommendation change with respect to a superior proposal at least five business days prior to taking such action;

  •
  Phase Forward delivers to Oracle with such notice the most current version of the proposed agreement or a reasonably detailed summary of all material terms of any such superior proposal (which summary shall be updated on a prompt basis) and the identity of the third party making the superior proposal;

  •
  Phase Forward and its financial and legal advisors have, during the five business day notice period, negotiated with Oracle in good faith to make such adjustments in the terms and conditions of the merger agreement so that the acquisition proposal is no longer a superior proposal (it being agreed that in the event that, after the commencement of the five business day notice period, there is any material revision to the terms of the superior proposal, including any revision in price, the notice period shall be extended, if applicable, to ensure that at least three business days remain in the notice period subsequent to the time that Phase Forward notifies Oracle of any such material revision); and

  •
  Oracle has not made, within the notice period, an offer that is determined by the Phase Forward board of directors in good faith, after consulting with its outside counsel and financial advisor of nationally recognized reputation, to be at least as favorable to Phase Forward's stockholders as the superior proposal.

        "Superior proposal" means any bona fide, unsolicited, written acquisition proposal that did not result from or arise out of a breach of the non-solicitation provisions of the merger agreement, made by a third party, that, if consummated, would result in such third party (or, in the case of a direct merger between such third party or any subsidiary of such third party and Phase Forward, the stockholder of such third party) owning, directly or indirectly, all of the outstanding shares of Phase Forward common stock, or all or substantially all of the consolidated assets of Phase Forward and its subsidiaries, and which acquisition proposal the Phase Forward board of directors determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such acquisition proposal (including any termination or breakup fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such acquisition proposal (including the financing terms and the ability of such third party to finance such acquisition proposal), (i) is more favorable and provides greater value to Phase Forward's stockholders (other than Oracle and its affiliates) than as provided in the merger agreement (including any changes to the terms of the merger agreement proposed by Oracle in response to such superior proposal pursuant to and in accordance with the merger agreement), (ii) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the third party), (iii) is reasonably capable of being completed on the terms proposed without unreasonable delay, and (iv) includes termination rights of the third party on terms no less favorable to Phase Forward than the terms set forth in the merger agreement, all from a third party capable of performing such terms.

        Notwithstanding the foregoing, at any time before the adoption of the merger agreement by Phase Forward's stockholders, in response to a material fact, event, change, development or set of circumstances (other than an acquisition proposal occurring or arising after the date of the merger agreement) that was not known to the Phase Forward board of directors nor reasonably foreseeable by the Phase Forward board of directors as of or prior to the date of the merger agreement (and not relating in any way to any acquisition proposal), the Phase Forward board of directors may make an adverse recommendation change if:

  •
  the Phase Forward board of directors determines in good faith, after consultation with its outside legal counsel, that, in light of such intervening event, the failure to effect such an adverse recommendation change would be a breach of the Phase Forward board of directors' fiduciary duties under applicable law;

  •
  at least four business days prior to such adverse recommendation change, Phase Forward provides Oracle written notice advising Oracle that the Phase Forward board of directors intended to take such action and specifying the facts underlying the determination that an intervening event has occurred, and the reasons for the adverse recommendation change, in reasonable detail; and

  •
  during the four business day period following Oracle's receipt of the notice of adverse recommendation change, Phase Forward negotiates in good faith with Oracle to amend the merger agreement in such a manner that prevents the need for an adverse recommendation change as a result of the intervening event.

        Notwithstanding the provisions described above, the merger agreement does not prohibit the Phase Forward board of directors from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an acquisition proposal although such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act) will constitute an adverse recommendation change unless Phase Forward's board of directors expressly publicly reaffirms the board recommendation in such communication or within two business days after requested to do so by Oracle.

Employee Compensation and Benefits

        Employee Benefits and Service Credit.    From and after the consummation of the merger, Oracle has agreed (1) to provide employees of Phase Forward or its subsidiaries who continue employment with the surviving corporation or any of its subsidiaries with credit for prior service of such employees with Phase Forward, for eligibility to participate, levels of benefits and vesting purposes, under Oracle's benefit plans (other than equity compensation or sabbatical plans) in which any such employee is or becomes eligible to participate, and (2) with respect to welfare plans, to use reasonable efforts to waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements under applicable Oracle plans, subject to certain limitations, and to provide credit for any co-payments and deductibles paid by such employees in the calendar year, and prior to the date, that such employees commence participating in applicable Oracle plans.

        Treatment of Phase Forward's 401(k) Plan.    Unless Oracle requests otherwise, Phase Forward will terminate all of its 401(k) plans as of the day prior to the effective time of the merger.

Other Covenants and Agreements

        Access to Information; Confidentiality.    From the date of the merger agreement until the effective time of the merger, subject to certain exceptions described in the merger agreement, Phase Forward has agreed to (i) give Oracle and its representatives reasonable access to the offices, properties, books, records, contracts, governmental authorizations, documents, directors, officers and employees of Phase Forward and its subsidiaries during normal business hours, (ii) furnish to Oracle and its representatives such financial, tax and operating data and other information as they may reasonably request and (iii) instruct its representatives to cooperate with Oracle and its representatives in Oracle's investigation. In addition, Oracle and Phase Forward have agreed to remain bound by the confidentiality agreement executed by the parties prior to the execution of the merger agreement.

        State Takeover Laws.    If any "control share acquisition", "fair price", "moratorium" or other anti-takeover laws or regulations enacted under state, federal or foreign laws becomes or is deemed to be applicable to Phase Forward, Oracle, Pine Acquisition Corporation, the merger, the voting agreements or any other transaction contemplated by the merger agreement, then each of Phase Forward, Oracle, Pine Acquisition Corporation, and their respective board of directors will grant such approvals and take such actions as are necessary to render such statutes inapplicable.

        Voting of Shares.    Oracle will vote any shares of Phase Forward common stock beneficially owned by it or any of its subsidiaries in favor of adoption of the merger agreement at the special meeting, and will vote or cause to be voted the shares of Pine Acquisition Corporation held by it or any of its subsidiaries, as the case may be, in favor of adoption of the merger agreement.

        Director and Officer Indemnification and Insurance.    For a period of six years after the effective time of the merger, Oracle is required to, or to cause the surviving corporation to, maintain officers' and directors' liability insurance (which we refer to as D&O Insurance) with respect to acts or omissions occurring before the effective time of the merger covering each such person currently covered by Phase Forward's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of the D&O Insurance in effect on the date of the merger agreement. In satisfying the foregoing obligation, neither Oracle nor the surviving corporation will be required to pay annual premiums for insurance in excess of 225% of the aggregate premiums paid by Phase Forward in fiscal year 2009 (which we refer to as the current premium). If the premiums for such insurance would at any time exceed 225% of the current premium, the surviving corporation will maintain, in its judgment, the maximum coverage available at an annual premium equal to the current premium. In lieu of the foregoing, Phase Forward may obtain prepaid policies prior to the effective time of the merger for an aggregate amount not in excess of 225% of the current premium, which policies provide the covered persons with D&O Insurance coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the effective time of the merger, including in respect of the transactions contemplated by the merger agreement. If prepaid policies have been obtained prior to the effective time of the merger, the surviving corporation will maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder.

        For a period of six years after the effective time of the merger, Oracle and the surviving corporation are required to fulfill and honor in all respects the obligations of Phase Forward and its subsidiaries under Phase Forward's certificate of incorporation or bylaws and under any indemnification or other similar agreements between Phase Forward or any of its subsidiaries and their current and former directors and officers (whom we refer to as indemnified parties) in effect on the date of the merger agreement.

        If Oracle, the surviving corporation or any or its successors or assigns consolidates with or merges into any other person and is not the continuing or surviving corporation of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then the merger agreement requires that proper provision be made so that the successors and assigns of Oracle or the surviving corporation will assume all of the applicable obligations described above. The indemnified parties (and their successors and heirs) are intended third party beneficiaries of the indemnification and insurance provisions in the merger agreement.

        Public Announcements.    Oracle and Phase Forward have agreed that each will consult with the other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to the merger agreement or the transactions contemplated thereby. Neither will issue any such press release or make any such other public statement without the consent of the other party, which will not be unreasonably withheld, except as such release or announcement may be required by applicable law or any listing agreement with or rule of any national securities exchange or association upon which the securities of Phase Forward or Oracle, as applicable, are listed, or as such release or announcement may be made with respect to an adverse recommendation change, which in each case the party making the release or announcement will consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party making the release or announcement will consider such comments in good faith.

        Notification of Certain Events.    Subject to applicable law and certain limitations, the merger agreement provides that the executive officers of Phase Forward, including its Chief Executive Officer, will consult in good faith on a regular basis with Oracle to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with Phase Forward, the status of ongoing operations and other matters reasonably requested by Oracle pursuant to procedures reasonably requested by Oracle. In addition, the merger agreement provides that Phase Forward will promptly notify Oracle of (i) any notice or other communication alleging that consent from any entity or person is required in connection with the transactions contemplated by the merger agreement, (ii) any notice or other communication received from any governmental authority in connection with the transactions contemplated by the merger agreement, (iii) any litigation commenced or, to Phase Forward's knowledge, threatened against, relating to or involving or otherwise affecting Phase Forward or any of its subsidiaries that, if pending on the date of the merger agreement, would have been required to be disclosed pursuant to the merger agreement, or that relate to the consummation of the transactions contemplated by the merger agreement, (iv) any notice or other communication from any major customer or major supplier that such customer or supplier is terminating its relationship with Phase Forward or any of its subsidiaries as a result of the transactions contemplated by the merger agreement and (v) any inaccuracy of any representation or warranty or breach of covenant or agreement in the merger agreement that could be reasonably expected to cause the conditions to the merger not to be satisfied.

Reasonable Best Efforts

        Subject to the terms and conditions of the merger agreement, each of Phase Forward and Oracle will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable law to consummate the transactions contemplated by the merger agreement, including (i) the obtaining from governmental authorities all necessary actions or nonactions, waivers, consents and approvals and the making of all necessary registrations and filings (including filings with governmental authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

        Subject to applicable law relating to the exchange of information, Phase Forward and Oracle and their respective counsel will (i) have the right to review in advance, and to the extent practicable each will consult the other on, any filing made with, or written materials to be submitted to, any governmental authority in connection with the transactions contemplated by the merger agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the Antitrust Division, the FTC or any other governmental antitrust authority and (iii) furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any governmental authority or its respective staff, on the other hand, with respect to the transactions contemplated by the merger agreement. Phase Forward and Oracle will, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any governmental authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement and to participate in the preparation for such discussion, telephone call or meeting. However, neither Oracle nor Phase Forward will commit to or agree with any governmental authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable foreign competition laws, without the prior written consent of the other.

        Without limiting the other provisions of the merger agreement, Oracle and Phase Forward have further agreed to (i) provide or cause to be provided, as promptly as practicable to governmental authorities with regulatory jurisdiction over enforcement of any antitrust laws, all information and documents either requested by such governmental antitrust authorities or necessary, proper or advisable to permit completion of the transactions contemplated by the merger agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any antitrust laws as promptly as practicable following the date of the merger agreement (but in no event more than fifteen business days from the date of the merger agreement except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any antitrust laws; and (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by the merger agreement by any governmental authority.

        The merger agreement provides that in connection with the receipt of any necessary governmental approvals or clearances (including under any antitrust law), none of Oracle, Phase Forward or any of their respective subsidiaries is required to divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Oracle, Phase Forward or any of their respective subsidiaries. Oracle or any of its subsidiaries will not be obligated to litigate or participate in the litigation of any proceeding, whether judicial or administrative, brought by any governmental authority or appeal any order (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the merger or other transactions contemplated by the merger agreement or seeking to obtain from Oracle or any of its subsidiaries any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by Phase Forward, Oracle or any of their respective affiliates of all or any portion of the business, assets or any product of Phase Forward or Oracle or any of their respective subsidiaries or to require any such entity to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of Phase Forward or Oracle or any of their respective subsidiaries, in each case as a result of or in connection with the merger or any of the other transactions contemplated by the merger agreement.

        Each of Oracle and Pine Acquisition Corporation has agreed that, until the effective time of the merger, each will not, and will ensure that none of their subsidiaries or other affiliates will, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the completion of the transactions contemplated by the merger agreement.

Conditions to the Merger

        The obligations of Oracle and Pine Acquisition Corporation, on the one hand, and Phase Forward, on the other hand, to consummate the merger are subject to the satisfaction of the following conditions:

  •
  approval and adoption of the merger agreement and the merger by an affirmative vote of the holders of a majority of the outstanding shares of Phase Forward common stock;

  •
  no governmental authority with jurisdiction over any party will have issued any binding order, injunction, decree, judgment, ruling or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the merger;

  •
  no law or regulation will have been adopted that makes the consummation of the merger illegal or otherwise prohibited; and

  •
  the waiting period applicable to the merger under the antitrust laws of the United States will have expired or been terminated, and any required affirmative approval of a governmental entity required under any applicable federal, state or local antitrust, competition, premerger notification or trade regulation laws in the United States or any applicable foreign jurisdictions will have been obtained.

        The obligations of Oracle and Pine Acquisition Corporation to consummate the merger are subject to the satisfaction of the additional following conditions:

  •
  the representations and warranties of Phase Forward relating to corporate existence, power, authority, non-contravention, certain capitalization matters, the opinion of Phase Forward's financial advisor set forth in the merger agreement, brokers of Phase Forward and certain anti-takeover statutes, to the extent not qualified by materiality or material adverse effect thresholds, will be true in all material respects, and to the extent so qualified, will be true in all respects, when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date);

  •
  the other representations and warranties of Phase Forward made in the merger agreement, disregarding materiality or material adverse effect thresholds, will be true when made and as of immediately prior to the effective time of the merger (other than those representations and warranties that were made only as of a specified date, which need only be true and correct as of such specified date), provided that such representations will be deemed to be true unless the individual or aggregate impact of the failure to be so true would have or would reasonably be expected to have a material adverse effect on Phase Forward;

  •
  Phase Forward will have performed, in all material respects, its obligations under the merger agreement on or prior to the consummation of the merger;

  •
  Oracle will have received a certificate signed on Phase Forward's behalf by a senior executive officer of Phase Forward as to the satisfaction of the conditions described in the preceding three bullets;

  •
  there will not be instituted or pending any suit, action, claim or proceeding by any governmental authority that (i) challenges or seeks to make illegal, delay materially or otherwise restrain or prohibit the consummation of the merger or seek to obtain material damages, (ii) seeks to restrain or prohibits Oracle's ownership or operation of all or any material portion of the business, assets or products of Phase Forward or any of its subsidiaries, taken as a whole, or of Oracle and any of its subsidiaries, taken as a whole, or to compel Oracle or any of its affiliates to dispose of, license or hold separate all or any material portion of the business, assets or products of Phase Forward and any of its subsidiaries, taken as a whole, or Oracle and its subsidiaries, taken as a whole, (iii) seeks to impose or confirm material limitations on the ability of Oracle or any of its affiliates to effectively acquire, hold or exercise full rights of ownership of Phase Forward common stock or any shares of common stock of the surviving corporation, including the right to vote such shares on all matters properly presented to Phase Forward's stockholders, or (iv) seeks to require divestiture by Oracle, Pine Acquisition Corporation or any of Oracle's other affiliates of any equity interests;

  •
  there will not be in effect any order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of the preceding bullet point; and

  •
  there will not have been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Phase Forward.

        The obligation of Phase Forward to consummate the merger is subject to the satisfaction of the additional following conditions:

  •
  the representations and warranties of Oracle and Pine Acquisition Corporation made in the merger agreement, will be true and correct in all material respects as of the closing date (other than those representations and warranties that were made only as of a specified date, which need only be true and correct in all material respects as of such specified date);

  •
  Oracle and Pine Acquisition Corporation will have performed in all material respects their respective obligations under the merger agreement; and

  •
  Phase Forward will have received a certificate signed on Oracle's behalf by a senior executive officer of Oracle as to the satisfaction of the conditions described in the preceding two bullets.

        The above conditions may be amended or waived prior to the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. However, subsequent to the adoption of the merger agreement by Phase Forward's stockholders, no such amendment or waiver will be made that requires the approval of Phase Forward's stockholders under Delaware law unless the required further approval is obtained.

Termination of the Merger Agreement

        Phase Forward and Oracle may terminate the merger agreement by mutual written consent at any time before the consummation of the merger. In addition, either Oracle or Phase Forward may terminate the merger agreement at any time before the consummation of the merger if:

  •
  the merger is not consummated on or before January 15, 2011 (which we refer to as the end date); provided, that if all of the conditions to the consummation of the merger shall have been satisfied, other than the expiration or termination of the applicable waiting period under the HSR Act and if applicable, the receipt of required regulatory approvals under the applicable antitrust or merger control laws of the required foreign jurisdictions, the end date may be extended by a three month period by Oracle by written notice to Phase Forward (the end date may be so extended not more than twice); provided further, that a party whose material breach of any provision of the merger agreement resulted in the failure of the merger to be consummated before the end date will not be entitled to exercise its right to terminate the merger agreement as described in this bullet point;

  •
  any governmental entity of competent jurisdiction issues an order, decree, injunction or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the merger and such order, decree, injunction, ruling or other action becomes final and non-appealable;

  •
  any law or regulation is adopted that makes consummation of the merger illegal or otherwise prohibited; or

  •
  the approval and the adoption of the merger agreement and the merger by Phase Forward's stockholders has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

        Oracle may also terminate the merger agreement if:

  •
  an adverse recommendation change has occurred;

  •
  Phase Forward has entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than an acceptable confidentiality agreement) relating to any acquisition proposal;

  •
  Phase Forward or any of its representatives have willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement; or

  •
  Phase Forward materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Phase Forward becomes inaccurate, in either case such that the conditions to the merger relating to the accuracy of Phase Forward's representations and warranties and performance of covenants would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate (except that with respect to breaches or inaccuracies that are curable by Phase Forward through the exercise of commercially reasonable efforts within 30 days and prior to the end date, Oracle cannot terminate the merger agreement as described in this bullet point until the earlier of (i) the expiration of the 30-day period after delivery of written notice from

    Oracle to Phase Forward of any such breach or inaccuracy, or (2) Phase Forward's ceasing to exercise commercially reasonable efforts to cure the breach or inaccuracy, provided that Phase Forward continues to exercise commercially reasonable efforts to cure the breach or inaccuracy).

        Phase Forward may also terminate the merger agreement if:

  •
  prior to the receipt of approval of the adoption of the merger agreement by Phase Forward's stockholders, the Phase Forward board of directors authorizes Phase Forward, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal with a third party if (1) Phase Forward pays the termination fee (described below in "—Termination Fees and Expenses) at or prior to termination of the merger agreement and (2) Phase Forward substantially concurrently enters into a binding definitive agreement with respect to such superior proposal; or

  •
  Oracle or Pine Acquisition Corporation materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Oracle or Pine Acquisition Corporation becomes inaccurate (except that with respect to breaches or inaccuracies that are curable by Oracle or Pine Acquisition Corporation through the exercise of commercially reasonable efforts within 30 days and prior to the end date, Phase Forward cannot terminate the merger agreement as described in this bullet point until the earlier of (i) the expiration of the 30-day period after delivery of written notice from Phase Forward to Oracle of any such breach or inaccuracy, or (2) Oracle or Pine Acquisition Corporation, as the case may be, ceasing to exercise commercially reasonable efforts to cure the breach or inaccuracy, provided that Oracle or Pine Acquisition Corporation, as the case may be, continues to exercise commercially reasonable efforts to cure the breach or inaccuracy).

        The party that desires to terminate the merger agreement must give notice of termination to each other party to the merger agreement, except in the case of termination by mutual written consent.

Termination Fees and Expenses

        If the merger agreement is terminated, it will become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party thereto. No such termination will relieve any party of any liability for damages resulting from any willful or intentional breach of the merger agreement.

        Notwithstanding the foregoing, if Oracle terminates the merger agreement because:

  •
  of an adverse recommendation change;

  •
  Phase Forward enters into, or publicly announces its intention to enter into, a letter of intent, memorandum of understanding or other contract (other than a permitted confidentiality agreement) relating to any acquisition proposal; or

  •
  Phase Forward or any of its representatives has willfully and materially breached any of its obligations under the non-solicitation provisions in the merger agreement,

then Phase Forward will pay to Oracle, within two business days after any such termination, $24.7 million (which we refer to as the termination fee).

        If Phase Forward terminates the merger agreement because, prior to the receipt of approval of the adoption of the merger agreement by Phase Forward's stockholders, the Phase Forward board of directors authorizes Phase Forward, in compliance with the other terms of the merger agreement, to enter into a binding definitive agreement in respect of a superior proposal and Phase Forward substantially concurrently enters into a binding definitive agreement in respect to such superior proposal, then Phase Forward will pay to Oracle, at or prior to such termination, the termination fee.

        If either Phase Forward or Oracle terminates the merger agreement because:

  •
  the merger is not consummated on or before the end date (as such end date may be extended by Oracle as described above under "—Termination of the Merger Agreement"); or

  •
  the required approval of the stockholders of Phase Forward has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof); and

  •
  prior to such termination or the special meeting, as applicable, an acquisition proposal has been publicly announced and not publicly withdrawn; and

  •
  within 12 months following the date of such termination Phase Forward either enters into a definitive agreement with respect to, or recommends to its stockholders or consummates, transactions contemplated by such acquisition proposal, then Phase Forward will pay to Oracle, within two business days after entering into such definitive agreement, making such recommendation or consummating such transaction, the termination fee.

        If either Oracle or Phase Forward terminates the merger agreement because the required approval of the stockholders of Phase Forward has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof), Phase Forward will pay all of Oracle's documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisors fees and expenses) actually incurred by Oracle and its affiliates on or prior to the termination of the merger agreement in connection with the transactions contemplated by the merger agreement. In no event will Phase Forward be required to reimburse Oracle for expenses exceeding $4 million; provided that the amount of any payment of such expenses will be credited against any obligation of Phase Forward to pay the termination fee. Phase Forward will make such payment as promptly as possible (but in any event within three business days) following receipt of an invoice for such expenses.

        Phase Forward acknowledged in the merger agreement that the agreements contained in the provisions regarding the termination fee are an integral part of the transactions contemplated by the merger agreement and that, without those provisions, Oracle and Pine Acquisition Corporation would not have entered into the merger agreement. If Phase Forward fails to pay the foregoing fees to Oracle when due, Phase Forward will pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount.

        Except as expressly set forth in the merger agreement and described above, all fees, costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees, costs and expenses, provided that Oracle will pay all filing fees payable pursuant to the HSR Act or any foreign competition law unless the merger agreement is terminated as described above under "—Termination of the Merger Agreement" (other than termination by Phase Forward because Oracle or Pine Acquisition Corporation materially breaches or fails to perform any of its covenants or agreements contained in the merger agreement, or if any representation or warranty of Oracle or Pine Acquisition Corporation becomes inaccurate) in which case Phase Forward will reimburse Oracle for one-half of such filing fee.

Governing Law

        The merger agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

APPRAISAL RIGHTS

        Under Section 262 of the DGCL, any holder of Phase Forward common stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the "fair value" of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with a fair rate of interest, if any. However, the stockholder must comply with the provisions of Section 262 of the DGCL.

        The following discussion is a summary of the law pertaining to appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a "stockholder" and in this summary to a "stockholder" are to the record holder of the shares of Phase Forward common stock.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any holder of Phase Forward common stock, who wishes to exercise appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

        Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following:

  •
  The stockholder must deliver to Phase Forward a written demand for appraisal before the vote on the merger agreement at the special meeting.

  •
  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or vote to abstain.

  •
  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

  •
  The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

        Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Only a holder of record of shares of Phase Forward common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand must reasonably inform Phase Forward of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its Phase Forward common stock.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122

        If the merger is completed, Phase Forward will give written notice of the effective time of the merger within 10 days after such effective time to each former Phase Forward stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Phase Forward common stock held by all dissenting stockholders. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Phase Forward has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

        The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court's direction, the court may dismiss the proceeding as to the stockholder.

        The Delaware Court of Chancery will thereafter determine the fair value of the shares of Phase Forward common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate shall be calculated as of effective date of the merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

        In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

        The Delaware Court of Chancery will determine the costs of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        The fair value of the Phase Forward common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

        If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder delivers a written withdrawal of the stockholder's demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of the stockholder to appraisal will cease. Any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and may be conditioned on such terms as the Delaware Court of Chancery deems just. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

        FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE A PHASE FORWARD STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

 MARKET PRICE

        Phase Forward common stock is listed on the NASDAQ Global Select Market under the trading symbol "PFWD." Prior to January 2, 2009 and since our initial public offering on July 15, 2004, our common stock was traded on the NASDAQ Global Select Market. The following table sets forth the high and low sales prices of Phase Forward common stock, as reported by the NASDAQ Global Select Market, for each of the periods listed.

	Common Stock
	High	Low
Fiscal Year Ended December 31, 2008
First quarter	$22.24	$14.33
Second quarter	$19.61	$15.90
Third quarter	$22.99	$17.20
Fourth quarter	$21.17	$9.01
Fiscal Year Ended December 31, 2009
First quarter	$15.58	$11.33
Second quarter	$16.42	$10.18
Third quarter	$15.73	$12.30
Fourth quarter	$17.04	$12.67
Fiscal Year Ending December 31, 2010
First Quarter	$15.65	$10.60
Second Quarter through , 2010

        The following table sets forth the closing sales prices per share of Phase Forward common stock, as reported on the NASDAQ Global Select Market on April 15, 2010, the last full trading day before the public announcement of the proposed merger, and on                                    , 2010, the latest practicable date before the printing of this proxy statement:

	Common Stock
April 15, 2010		$13.08
, 2010	$

        If the merger is consummated, each share of Phase Forward common stock will be converted into the right to receive $17.00 in cash, without interest and less any applicable withholding taxes, and Phase Forward common stock will be removed from quotation on the NASDAQ Global Select Market and there will be no further public market for shares of Phase Forward common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding beneficial ownership of Phase Forward common stock as of May 1, 2010: (i) by each person who is known by Phase Forward to beneficially own more than 5% of the outstanding shares of Phase Forward common stock; (ii) by each director of Phase Forward; (iii) by each named executive officer of Phase Forward; and (iv) by all directors and executive officers of Phase Forward as a group.

        The applicable ownership percentage is based upon 40,870,994 shares of Phase Forward common stock outstanding as of May 1, 2010.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Common Stock Outstanding
BlackRock, Inc.(3)	4,783,176	10.98%
Mario J. Gabelli(4)	3,148,794	7.23%
Robert K. Weiler	1,267,345	3.10%
Paul A. Bleicher, M.D., Ph.D.(5)	749,365	1.83%
Richard A. D'Amore	151,858	*
Steven J. Rosenberg	87,853	*
Axel Bichara(6)	68,523	*
Gary E. Haroian	57,327	*
Dennis R. Shaughnessy	57,327	*
Christopher A. Menard	41,701	*
Stephen J. Powell	38,562	*
Martin A. Young	36,531	*
Kenneth I. Kaitin, Ph.D.	10,585	*
Paul G. Joubert	—	*
All executive officers and directors as a group	2,661,024	6.51%

*
Less than 1%.

        Unless otherwise noted below, the address of each person listed on the table is c/o Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451.

(1)
Totals do not include unvested restricted stock units, the holders of which are not considered "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Specifically, the holders of such units do not have voting or investment power with respect to such units until they have fully vested.

(2)
The calculation of beneficial ownership of each of the individuals listed in the table below includes the number of shares issuable to such person upon the exercise of stock options:

Name of Beneficial Owner	Number of Shares Issuable Upon the Exercise of Stock Options
Robert K. Weiler	835,417
Paul A. Bleicher, M.D., Ph.D.	220,000
Christopher A. Menard	3,282
Richard A. D'Amore	50,000
Steven J. Rosenberg	—
Martin A. Young	23,000
Stephen J. Powell	—
Axel Bichara	50,000
Gary E. Haroian	50,000
Dennis R. Shaughnessy	45,000
Kenneth I. Kaitin Ph.D.	—
Paul G. Joubert.	—
All executive officers and members of our Board of Directors as a group	1,282,949
(3)
This information has been obtained solely from a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on April 9, 2010. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
This information has been obtained solely from a Schedule 13D filed by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer (the "Gabelli Entities") with the Securities and Exchange Commission on April 26, 2010. The address for Gabelli Entities is One Corporate Center, Rye, New York 10580-1435.

(5)
Includes 66,502 shares held by the Paul A. Bleicher 1999 Irrevocable Trust. Dr. Bleicher disclaims beneficial ownership of these shares.

(6)
The proceeds of any sale of shares issuable upon the exercise of options held by Mr. Bichara will be transferred to Atlas Venture Advisors, Inc. Mr. Bichara disclaims beneficial ownership of these shares.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we plan to hold our 2011 Annual Meeting of Stockholders. Proposals of stockholders of Phase Forward intended for inclusion in the proxy statement and proxy card to be furnished to all stockholders entitled to vote at the 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received at our principal executive offices not later than November 19, 2010.

        Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between October 20, 2010 and November 19, 2010. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, through the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact our proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834.

Board of Directors
Phase Forward Incorporated

                  , 2010

        WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT YOUR PROXY VIA THE INTERNET, BY TELEPHONE, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE VIA THE INTERNET. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

April 15, 2010

among

PHASE FORWARD INCORPORATED,

ORACLE CORPORATION,

and

PINE ACQUISITION CORPORATION

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of April 15, 2010, among Phase Forward Incorporated, a Delaware corporation (the "Company"), Oracle Corporation, a Delaware corporation ("Parent"), and Pine Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

        WHEREAS, the Boards of Directors of each of the Company, Parent and Merger Subsidiary have approved this Agreement and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company (the "Merger") and the other transactions contemplated hereby, on the terms and conditions set forth herein; and

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent's and Merger Subsidiary's willingness to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements in the form attached as Exhibit A hereto (the "Voting Agreements") pursuant to which those stockholders, among other things, will agree to vote all voting securities in the Company beneficially owned by them in favor of the approval and adoption of this Agreement and the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

        Section 1.01.    Definitions.

        (a)   As used herein, the following terms have the following meanings:

        "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, or any tender offer (including a self-tender) or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of the Company or any of its Subsidiaries, (ii) any merger, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, (iii) any sale, lease, exchange, transfer, license (other than licenses in the ordinary course of business), acquisition or disposition of 15% or more of the assets of the Company and its Subsidiaries (measured by the lesser of book or fair market value thereof), taken as a whole, or (iv) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Antitrust Laws" means applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or Orders.

        "Applicable Law" means, with respect to any Person, any international, national, federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

        "Closing Date" means the date of Closing.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Balance Sheet" means the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2009 and the footnotes thereto set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009.

        "Company Balance Sheet Date" means December 31, 2009.

        "Company Board" means the Board of Directors of the Company. For purposes of this Agreement, unless otherwise specifically provided for herein, any determination or action by the Company Board shall be a determination or action approved by the greater of (i) a majority of the entire number of directors or (ii) the number of directors required to approve such action at a meeting duly called and held at which all members of the Company Board were present and voting.

        "Company Compensatory Awards" shall mean the Vested Cashed Out Company Compensatory Awards and the Unvested Company Compensatory Awards.

        "Company IP" means any and all Intellectual Property that has been used, is used or is held for use in the business of the Company or any of its Subsidiaries as previously conducted, currently conducted or as currently proposed to be conducted.

        "Company Material Adverse Effect" means (i) a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) an effect that would prevent, materially delay or materially impair the Company's ability to consummate the Merger, excluding in the case of clause (i) above, any such adverse effect resulting from or arising out of (A) the announcement, pendency or consummation of the Merger (including any loss of or adverse change in the relationship of the Company and its Subsidiaries with their respective employees, customers, partners or suppliers related thereto), (B) general economic or political conditions (including acts of terrorism or war) that do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (C) general conditions in the industry in which the Company and its Subsidiaries operate that do not disproportionately affect the Company and its Subsidiaries, taken as a whole, as compared to other companies participating in the same industry as the Company, (D) any changes (after the date hereof) in GAAP or Applicable Law, (E) the taking of any specific action, or refraining from taking any specific action, in each case at the written direction of Parent or as expressly required by this Agreement, (F) any Proceeding made or brought by any holder of shares of Company Common Stock (on the holder's own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby (including the Merger) or (G) any failure by the Company to meet internal or analysts' estimates or projections (it being understood that any cause of any such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred).

        "Company Products" means each product (including any software product) or service developed, manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries that is listed on the Company's most recent price list prior to the date of this Agreement.

        "Company Registered IP" means all of the Registered IP owned by, under obligation of assignment to, or filed in the name of, the Company or any of its Subsidiaries.

        "Company Restricted Stock Award" means each award with respect to a share of restricted Company Common Stock outstanding under any Company Stock Plan that is, at the time of determination, subject to forfeiture or repurchase by the Company.

        "Company RSU" means each award of restricted stock units outstanding under any Company Stock Plan or otherwise.

        "Company Stock Option" means each compensatory option to purchase Company Common Stock outstanding under any Company Stock Plan or otherwise.

        "Company Stock Plan" means any stock option, stock incentive or other equity compensation plan or agreement sponsored or maintained by the Company or any Subsidiary or Affiliate of the Company.

        "Contract" means any legally binding written or oral contract, agreement, note, bond, indenture, mortgage, guarantee, option, lease (or sublease), license, sales or purchase order, warranty, commitment, or other instrument, obligation, arrangement or understanding of any kind.

        "Delaware Law" means the General Corporation Law of the State of Delaware.

        "Environmental Law" means any Applicable Law or any agreement with any Governmental Authority or other Person, relating to human health and safety, the environment or any Hazardous Substance.

        "Environmental Permits" means, with respect to any Person, all Governmental Authorizations relating to or required by Environmental Law and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries.

        "Equity Interest" means any share, capital stock, partnership, member or similar interest in any entity, and any option, warrant, right or security convertible, exchangeable or exercisable therefor.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        "Executive Officer" shall have the meaning set forth in Rule 3b-7 of the Exchange Act.

        "GAAP" means generally accepted accounting principles in the United States, as in effect on the date hereof.

        "Governmental Authority" means (i) any government or any state, department, local authority or other political subdivision thereof, or (ii) any governmental or quasi-governmental body, agency, authority (including any central bank, Taxing Authority or transgovernmental or supranational entity or authority), minister or instrumentality (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Governmental Authorizations" means, with respect to any Person, all licenses, permits, certificates, waivers, consents, franchises (including similar authorizations or permits), exemptions, variances, expirations and terminations of any waiting period requirements and other authorizations and approvals issued to such Person by or obtained by such Person from any Governmental Authority, or of which such Person has the benefit under any Applicable Law.

        "Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including any substance, waste or material regulated under any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

        "Indebtedness" means, collectively, any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by any bond, debenture, note, mortgage, indenture or other debt instrument or debt security, (iii) amounts owing as deferred purchase price for the purchase of any property, or (iv) guarantees with respect to any indebtedness or obligation of a type described in clauses (i) through (iii) above of any other Person.

        "Intellectual Property" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, trade secrets, proprietary information, know how, computer software programs (in both source code and object code form), business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

        "International Plan" means any Company Employee Plan that is entered into, maintained, administered or contributed to by the Company or any of its Affiliates, and covers any employee or former employee of the Company or any of its Subsidiaries who is or was employed by the Company or any of its Subsidiaries outside the United States.

        "IT Assets" means all hardware, software (in both object and source code form), firmware, networks and connecting media and related infrastructure used by the Company or any of its Subsidiaries in support of their respective business operations.

        "Knowledge of the Company" means knowledge, after reasonable inquiry, of each of the individuals identified in Section 1.01 of the Company Disclosure Schedule.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, infringement, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

        "Nasdaq" means the Nasdaq Global Select Market.

        "Order" means, with respect to any Person, any order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority or arbitrator that is binding upon or applicable to such Person or its property.

        "Other Company Representations" shall mean the representations and warranties of the Company contained in Article 4, other than the Specified Company Representations.

        "Parent Stock" means the common stock, par value $0.01 per share, of Parent.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Liens" means (i) Liens disclosed on the Company Balance Sheet, (ii) Liens for Taxes that are (A) not yet due and payable as of the Closing Date or (B) being contested in good faith (and for which adequate accruals or reserves have been established on the most recent financial statements of the Company included in the most recent Form 10-K filed by the Company with the SEC prior to the date of this Agreement), and (iii) mechanics', carriers', workmen's, repairmen's or other like liens or other similar encumbrances arising or incurred in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the present or the Company's currently intended use and operation of the assets to which they relate.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Proceeding" means any suit, claim, action, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

        "Publicly Available Software" means: (i) any Software that either is, or is derived in any manner in whole or in part from, any Software that is distributed as open source software (e.g., GNU General Public License, Apache Software License, MIT License), or pursuant to similar licensing or distribution models; and (ii) any Software that may require as a condition of use, hosting, modification and/or distribution of such Software, or of other Software used or developed with, incorporated into, derived from, or distributed with such Software, that such Software or other Software: (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; (C) be redistributed, hosted or otherwise made available at no or minimal charge; or (D) be licensed, sold or otherwise made available on terms that (x) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of such Software or other Software or (y) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such Software or other Software.

        "Registered IP" means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Company IP that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Authority.

        "Representatives" means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives of such Person, acting in such capacity.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Software" means any computer program, operating system, applications system, firmware or other code of any nature, whether operational, under development or inactive, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology derived from the foregoing and any derivations, updates, enhancements and customization of any of the foregoing, processes, operating procedures, technical manuals, user manuals and other documentation thereof, whether in machine-readable form, programming language or any other language or symbols and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature.

        "Specified Company Representations" shall mean the representations and warranties of the Company contained in Sections 4.01, 4.02, 4.04(i), 4.05(a), 4.05(b), 4.05(c)(i)-(iv) , 4.25, 4.26 and 4.27.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

        "Superior Proposal" means any binding bona fide, unsolicited, written Acquisition Proposal which did not result from or arise out of a breach of Section 6.03 of this Agreement, made by a Third Party, which, if consummated, would result in such Third Party (or in the case of a direct merger between such Third Party or any Subsidiary of such Third Party and the Company, the stockholders of such Third Party) owning, directly or indirectly, all of the outstanding shares of Company Common Stock, or all or substantially all of the consolidated assets of the Company and its Subsidiaries, and which Acquisition Proposal the Company Board determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation, and after taking into account all of the terms and conditions of such Acquisition Proposal (including any termination or break-up fees, expense reimbursement provisions and conditions to consummation), and after taking into account all financial, legal, regulatory, and other aspects of such Acquisition Proposal (including the financing terms and the ability of such Third Party to finance such Acquisition Proposal), (i) is more favorable and provides greater value to the Company's stockholders (other than Parent and its Affiliates) than as provided hereunder (including any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to and in accordance with Section 6.03 or otherwise), (ii) is not subject to any financing condition (and if financing is required, such financing is then fully committed to the Third Party), (iii) is reasonably capable of being completed on the terms proposed without unreasonable delay and (iv) includes termination rights of the Third Party on terms no less favorable to the Company than the terms set forth in this Agreement, all from a Third Party capable of performing such terms.

        "Third Party" means any Person or "group" (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent or any of its Affiliates or Representatives.

        "Third Party Software" means any Software that is (i) not solely owned by the Company and (ii) incorporated in, distributed with, or required, necessary or depended upon for the development, use or commercialization of, any Company Product. Third Party Software includes (A) software that is provided to Company's end-users in any manner, whether for free or for a fee, whether distributed or hosted, and whether embedded or incorporated in or bundled with any Company Product or on a standalone basis, (B) software that is used for development, maintenance and/or support of any Company Product, including development tools such as compilers, converters, debuggers or parsers, tracking and database tools such as project management software, source code control and bug tracking software, and software used for internal testing purposes, (C) software that is used to generate code or other software that is described in clauses (A) or (B), and (D) software that is used for the Company's internal business purposes, including accounting software, human resources software, customer relationship management software and similar software.

        "Treasury Regulations" means the regulations promulgated under the Code by the United States Department of Treasury.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(d)
Agreement	Preamble
Antitrust Counsel Only Material	6.12(d)
Award Exchange Ratio	2.06(b)
Board Recommendation	6.02(b)
Certificate of Merger	2.02(a)
Certificates	2.04(a)
Closing	2.01
Company	Preamble
Company Common Stock	4.05(a)
Company Disclosure Schedule	4
Company Employee Plan	4.16(a)
Company Preferred Stock	4.05(a)
Company Return	4.15(j)
Company SEC Documents	4.07(a)
Company Securities	4.05(c)
Company Subsidiary Securities	4.06(c)
Confidentiality Agreement	6.17
Continuing Employees	6.07(a)
Current Premium	6.11(a)
Dissenting Shares	2.05
Effective Time	2.02(b)
End Date	8.01(b)(i)
ESPP	2.06(e)
Exchange Agent	2.04(a)
Final Exercise Date	2.06(e)
Foreign Competition Laws	4.03
Governmental Antitrust Authority	6.12(b)
Indemnified Parties	6.11(b)
Insurance Policies	4.18

Term	Section
Intervening Event	6.03(d)(ii)
Lease Agreement	4.21(b)
Leased Real Property	4.21(b)
Major Customers	4.14(a)(i)
Major Suppliers	4.14(a)(iii)
Material Contract	4.14(b)
Merger	Preamble
Merger Consideration	2.03(a)
Merger Subsidiary	Preamble
Necessary IP	4.20(b)
Notice Period	6.03(d)(i)
Owned Real Property	4.21(b)
Parent	Preamble
Parent Benefit Plans	6.07(a)
Parent Expenses	9.04(e)
Payment Fund	2.04(a)
Proxy Statement	4.09
Stockholder Approval	4.02(a)
Stockholder Meeting	6.02(a)
Surviving Corporation	2.02(c)
Tax	4.15(k)
Tax Asset	4.15(m)
Tax Return	4.15(n)
Taxing Authority	4.15(l)
Termination Fee	9.04(b)
Uncertificated Shares	2.04(a)
Unvested Company Compensatory Awards	2.06(b)
Vested Cashed Out Company Compensatory Awards	2.06(a)
Voting Agreements	Preamble
WARN Act	4.17(b)

        Section 1.02.    Other Definitional and Interpretative Provisions.    The words "hereof," "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation," whether or not they are in fact followed by those words or words of like import. "Writing," "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to "$" and "dollars" are to the currency of the United States. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

THE MERGER

        Section 2.01.    The Closing.    Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific time, as soon as practicable (and, in any event, within two (2) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 7 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Davis Polk & Wardwell LLP, 1600 El Camino Real, Menlo Park, California 94025, unless another place is agreed to in writing by the parties hereto.

        Section 2.02.    The Merger.

        (a)   Upon the terms and subject to the conditions set forth herein, as soon as practicable after the Closing, the Company shall file with the Delaware Secretary of State a certificate of merger (the "Certificate of Merger") in connection with the Merger in such form as is required by, and executed and acknowledged in accordance with, Delaware Law.

        (b)   The Merger shall become effective on such date and at such time (the "Effective Time") as the Certificate of Merger has been duly filed with the Delaware Secretary of State (or at such later time as may be agreed by the parties that is specified in the Certificate of Merger).

        (c)   At the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.03.    Conversion of Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

        (a)   except as otherwise provided in Section 2.03(b), Section 2.03(c), Section 2.05 or Section 2.06(c), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $17.00 in cash, without interest (the "Merger Consideration");

        (b)   each share of Company Common Stock held by the Company as treasury stock or owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

        (c)   each share of Company Common Stock held by any Subsidiary of either the Company or Parent (other than Merger Subsidiary) immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.01 per share, of the Surviving Corporation such that each such Subsidiary owns the same percentage of the Surviving Corporation immediately following the Effective Time as such Subsidiary owned in the Company immediately prior to the Effective Time; and

        (d)   each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and, together with the shares described in Section 2.03(c), shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.04.    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Common Stock (the "Certificates") and (ii) uncertificated shares of Company Common Stock (the "Uncertificated Shares"). As of the Effective Time, Parent shall deposit with the Exchange Agent the aggregate Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares that are not Company Restricted Stock Awards (the "Payment Fund"). Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

        (b)   Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Uncertificated Share, upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate or Uncertificated Share.

        (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

        (d)   All Merger Consideration paid upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Uncertificated Shares and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

        (e)   Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.04 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

        (f)    Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05 in respect of any Dissenting Shares shall be returned to Parent, upon demand.

        Section 2.05.    Dissenting Shares.    Notwithstanding Section 2.03, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock canceled in accordance with Section 2.03(b)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of Delaware Law (such shares being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect, withdraws or otherwise loses such holder's appraisal rights under Delaware Law with respect to such shares) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled to payment of the appraised value of such shares in accordance with Section 262 of Delaware Law; provided that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal, pursuant to Section 262 of Delaware Law or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of Delaware Law, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.03(a), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Uncertificated Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice, instrument delivered to the Company prior to the Effective Time pursuant to Delaware Law that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.06.    Company Stock Options and Restricted Stock Awards; ESPP.

        (a)   Immediately prior to the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, the vested and/or exercisable portion (including any that pursuant to its terms becomes vested and exercisable solely as a result of the transactions contemplated by this Agreement) of each Company Stock Option, Company RSU, and other equity-based award denominated in shares of Company Common Stock (each such award, a "Vested Cashed Out Company Compensatory Award") that is outstanding immediately prior to the Effective Time, shall automatically be converted into the right to receive from Parent or the Surviving Corporation immediately after the Effective Time an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock that were issuable upon exercise or settlement of such Vested Cashed Out Compensatory Award immediately prior to the Effective Time and (y) the Merger Consideration, less any per share exercise price of such Vested Cashed Out Compensatory Award. No less than five (5) Business Days prior to the Effective Time, the Company shall deliver a schedule to Parent setting forth for each such Vested Cashed Out Company Compensatory Award, the name of the holder thereof, the portion of the award that is or will become vested at the Effective Time and, if applicable, the exercise price of such award.

        (b)   At the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, the unvested portion of each Company Stock Option, Company RSU, and other equity-based award denominated in shares of Company Common Stock (each such award, an "Unvested Company Compensatory Award") that is held by a person who is an employee of, or a consultant to, the Company or any Subsidiary of the Company immediately prior to the Effective Time shall be assumed by Parent and converted automatically at the Effective Time into an option, restricted stock unit award or other equity-based award, as the case may be, denominated in shares of Parent Stock and which has other terms and conditions substantially identical to those of the related Unvested Company Compensatory Award (including any accelerated vesting provisions therein) except that (i) the number of shares of Parent Stock subject to each such award shall be determined by multiplying the number of shares of Company Common Stock subject to such Unvested Company Compensatory Award immediately prior to the Effective Time by a fraction (the "Award Exchange Ratio"), the numerator of which is the per share Merger Consideration and the denominator of which is the average closing price of Parent Stock on Nasdaq over the five (5) trading days immediately preceding (but not including) the date on which the Effective Time occurs (rounded down to the nearest whole share) and (ii) if applicable, the exercise or purchase price per share of Parent Stock (rounded upwards to the nearest whole cent) shall equal (x) the per share exercise or purchase price for the shares of Company Common Stock otherwise purchasable pursuant to such Unvested Company Compensatory Award immediately prior to the Effective Time divided by (y) the Award Exchange Ratio; provided, however, that in no case shall the exchange of a Company Stock Option be performed in a manner that is not in compliance with the adjustment requirements of or that would be deemed a modification under Section 409A of the Code.

        (c)   At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each Company Restricted Stock Award shall automatically be cancelled, and each share of Company Common Stock subject to a Company Restricted Stock Award shall be converted into the right to receive restricted stock units with respect to Parent Stock in accordance with the terms of this Section 2.06(c) and the vesting schedule for such Company Restricted Stock Award. As promptly as reasonably practicable after the Effective Time, upon receipt from the Company of a list of holders of Restricted Stock Awards (including the number of shares that were unvested immediately before the Effective Time), Parent shall send or cause the Surviving Corporation to send to each holder of a Restricted Stock Award a letter of transmittal and, upon confirmation to Parent's satisfaction that such list does not duplicate the shares held by stockholders of record provided to the Exchange Agent for payment under Section 2.04, shall grant each such holder a restricted stock unit with respect to that number of shares of Parent Stock (rounded down to the nearest whole share) calculated by multiplying (i) the number of unvested shares of Company Common Stock subject to such Restricted Stock Award immediately prior to the Effective Time by (ii) the Award Exchange Ratio. Such restricted stock units shall vest in accordance with the applicable vesting schedule for such Company Restricted Stock Award. In no event shall this Section and Section 2.04 result in a duplication of benefits with respect to any Company Restricted Stock Awards. The restricted stock units shall be substantially identical to the Company Restricted Stock Awards except to the extent necessary to reflect the fact that the restricted stock units are not actual shares of Parent Stock. The Company agrees that the conversion of Company Restricted Stock Awards into restricted stock units in accordance with this Section 2.06(c) shall act as the assumption of such Company Restricted Stock Awards.

        (d)   Parent shall take such actions as are necessary for the assumption and conversion of the Unvested Company Compensatory Awards pursuant to this Section 2.06, including the reservation, issuance and listing of Parent Stock as is necessary to effectuate the transactions contemplated by this Section 2.06. As soon as reasonably practicable after the Effective Time, Parent shall deliver to each holder of any Unvested Company Compensatory Award an appropriate notice setting forth such holder's rights pursuant to such Unvested Company Compensatory Award. Parent shall prepare and file with the SEC a registration statement on Form S-8 with respect to the shares of Parent Stock issuable upon exercise of the assumed Company Compensatory Awards promptly following the Effective Time (and in no event later than 15 Business Days after the Effective Time) and Parent shall exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Unvested Company Compensatory Awards remain outstanding. The Company shall reasonably cooperate with and assist Parent in the preparation of such registration statement. For the avoidance of doubt, the Form S-8 registration statement shall not cover any Vested Cashed Out Compensatory Awards.

        (e)   The Company shall take such action as may be necessary to establish a New Exercise Date (as defined under the Company's Amended and Restated 2004 Employee Stock Purchase Plan (the "ESPP")) on the last day of the payroll period ending immediately prior to the Effective Time (but in all events at least ten (10) Business Days prior to the Effective Time) with respect to the Offering Period (as defined in the ESPP) otherwise then in effect (the "Final Exercise Date"); (i) provide that no further Offering Periods shall commence under the ESPP on or following the Final Exercise Date; and (ii) terminate the ESPP as of the Final Exercise Date. Each outstanding option under the ESPP on the Final Exercise Date shall be exercised on such date for the purchase of Company Common Stock in accordance with the terms of the ESPP. The Company shall provide timely notice of the setting of the Final Exercise Date and termination of the ESPP in accordance with Section 18(c) of the ESPP.

        (f)    Subject to Parent's compliance with the preceding provisions of this Section 2.06, the parties agree that, following the Effective Time, no holder of a Company Compensatory Award or a Company Restricted Stock Award or any participant in any Company Stock Plan, or other Company Employee Plan or employee benefit arrangement of the Company or under any employment agreement shall have any right hereunder to acquire any Equity Interest (including any "phantom" stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

        (g)   As soon as reasonably practicable following the date of this Agreement and in any event prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions that are necessary for the treatment of the Company Compensatory Awards and Company Restricted Stock Awards pursuant to this Section 2.06.

        Section 2.07.    Adjustments.    If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.08.    Withholding Rights.    Each of Parent, Merger Subsidiary, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Subsidiary, the Surviving Corporation or the Exchange Agent, as the case may be, made such deduction and withholding.

        Section 2.09.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated under this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.    The certificate of incorporation of the Company shall be amended at the Effective Time to read in its entirety as set forth in Exhibit B hereto and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.02.    Bylaws.    The bylaws of the Company shall be amended at the Effective Time to read in their entirety as the bylaws of Merger Subsidiary in effect immediately prior to the Effective Time and as so amended shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law.

        Section 3.03.    Directors and Officers.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Merger Subsidiary immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (a) as disclosed in the Company SEC Documents (other than as set forth in the forward looking statements or as set forth in the risk factors contained therein) filed on or after February 26, 2010 and (b) as set forth in the Disclosure Schedule delivered by the Company to Parent and Merger Subsidiary prior to or simultaneously with the execution of this Agreement (the "Company Disclosure Schedule"), which identifies the items of disclosure by reference to a particular Section or subsection of this Agreement, the Company hereby represents and warrants to Parent and Merger Subsidiary as follows:

        Section 4.01.    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered, or otherwise made available through filings with the SEC, to Parent complete and correct copies of the certificate of incorporation and bylaws of the Company as currently in effect. The Company has heretofore made available to Parent complete and correct copies of the minutes (or, in the case of draft minutes, the most recent drafts thereof) of all meetings of the stockholders of the Company, the Company Board and each committee of the Company Board and the Boards of Directors (and each committee thereof) of each of the Company's Subsidiaries held since January 1, 2007; provided that, with respect to meetings for which draft or final minutes are not yet available, the Company has provided to Parent a materially complete and correct summary thereof.

        Section 4.02.    Corporate Authorization.

        (a)   The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby, except for obtaining the Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger (the "Stockholder Approval") is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        (b)   At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of the Company were present and voting in favor, the Company Board duly adopted resolutions (i) declaring that this Agreement, the Merger and the other transactions contemplated hereby are advisable and in the best interests of the Company's stockholders, (ii) approving this Agreement, the Merger and the other transactions contemplated hereby, (iii) taking all actions necessary so that the restrictions on business combinations and stockholder vote requirements contained in Section 203 of the Delaware Law will not apply with respect to or as a result of the Merger, this Agreement, the Voting Agreements and the transactions contemplated hereby and thereby, (iv) directing that the adoption of this Agreement, the Merger and the other transactions contemplated hereby be submitted to a vote of the stockholders of the Company at the Stockholder Meeting, and (v) making the Board Recommendation.

        Section 4.03.    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) any Applicable Law analogous to the HSR Act or otherwise regulating antitrust or merger control matters and in each case existing in foreign jurisdictions (the "Foreign Competition Laws"), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws, or Nasdaq, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-contravention.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both): (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03 and that the Stockholder Approval is obtained, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which the Company or any Subsidiary of the Company is a party, or by which they or any of their respective properties or assets may be bound or affected or any Governmental Authorization affecting, or relating in any way to, the property, assets or business of the Company or any of its Subsidiaries, or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, with such exceptions, in the case of each of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, provided that in determining whether a Company Material Adverse Effect would result, any adverse effect otherwise excluded by clause (A) of the definition of Company Material Adverse Effect shall be taken into account.

        Section 4.05.    Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock of the Company, par value $0.01 per share (the "Company Common Stock"), and (ii) 5,000,000 of preferred stock, par value $0.01 per share (the "Company Preferred Stock"). The rights and privileges of the Company Common Stock and the Company Preferred Stock are as set forth in the Company's certificate of incorporation. At the close of business on April 13, 2010, 40,780,421 shares of Company Common Stock were issued and outstanding (of which 374,625 were Company Restricted Stock Awards), 2,914,569 shares of Company Common Stock were held by the Company as treasury shares, and zero shares of Company Preferred Stock were issued and outstanding; warrants to purchase an aggregate of zero shares of Company Common Stock were issued and outstanding (of which warrants to purchase an aggregate of zero shares of Company Common Stock were exercisable); Company Stock Options to purchase an aggregate of 1,781,505 shares of Company Common Stock were issued and outstanding (of which Company Stock Options to purchase an aggregate of 1,701,755 shares of Company Common Stock were exercisable), with a weighted average exercise price of $4.63; an aggregate of 2,502,481 shares of Company Common Stock were reserved for settlement of Company RSUs; and an aggregate of 374,625 shares of Company Common Stock were reserved for settlement of Company Compensatory Awards other than Company Stock Options and Company RSUs. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are (or, in the case of shares that have not yet been issued, will be) fully paid, nonassessable and free of preemptive rights.

        (b)   Section 4.05(b) of the Company Disclosure Schedule sets forth, as of the close of business on April 13, 2010, a complete and correct list of (i) all outstanding Company Compensatory Awards, including with respect to each such award, the number of shares subject to such award, the name of the holder, the grant date, as to stock options, whether the award was intended as of its date of grant to be an "incentive stock option" under Section 422 of the Code or a non-qualified stock option, the exercise or purchase price per share and the vesting schedule (including the extent to which it will become accelerated as a result of the Merger) and expiration date of each such award and (ii) all outstanding Company Restricted Stock Awards, including with respect to each Company Restricted Stock Award, the name of the holder, the grant date and vesting schedule (including the extent to which it will become accelerated as a result of the Merger) and whether an 83(b) election was timely made under the Code with respect to such Company Restricted Stock Award. The Company Stock Plans set forth on Section 4.05(b) of the Company Disclosure Schedule are the only plans or programs the Company or any of its Subsidiaries has maintained under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards have been or may be granted. Each form of award agreement is set forth on Section 4.05(b) of the Company Disclosure Schedule.

        (c)   Except as set forth in this Section 4.05 and for changes since April 13, 2010 resulting from the exercise of Company Compensatory Awards outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options, warrants or other rights or arrangements to acquire from the Company, or other obligations or commitments of the Company to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in, the Company, or (iv) restricted shares, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, the Company (the items in clauses (i)-(iv) being referred to collectively as the "Company Securities"), (v) voting trusts, proxies or other similar agreements or understandings to which Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of Company or any of its Subsidiaries or (vi) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any shares of capital stock of Company or any of its Subsidiaries. There are no outstanding obligations or commitments of any character of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. All Company Stock Options and Company Restricted Stock Awards may, by their terms, be treated in accordance with Section 2.06. No Subsidiary of the Company owns any Company Securities.

        Section 4.06.    Subsidiaries.

        (a)   Section 4.06(a) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, its place and form of organization and each jurisdiction in which it is authorized to conduct or actually conducts business.

        (b)   Each Subsidiary of the Company is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all corporate or other organizational powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   Section 4.06(c) of the Company Disclosure Schedule sets forth, for each Subsidiary of the Company, as applicable: (i) its authorized capital stock, voting securities or ownership interests; (ii) the number and type of any capital stock, voting securities or ownership interests, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor, outstanding; and (iii) the record owner(s) thereof. All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (x) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, (y) options, warrants or other rights or arrangements to acquire from the Company or any of its Subsidiaries, or other obligations or commitments of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company, or (z) restricted shares, stock appreciation rights, performance shares, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company (the items set forth in Section 4.06(c) of the Company Disclosure Schedule being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. All of the Company Subsidiary Securities are duly authorized, validly issued, fully paid and nonassessable.

        (d)   Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries directly or indirectly owns any capital stock of, or other equity, ownership, profit, voting or similar interest in, or any interest convertible, exchangeable or exercisable for any equity, ownership, profit, voting or similar interest in, any Person.

        Section 4.07.    SEC Filings and the Sarbanes-Oxley Act.

        (a)   The Company has delivered, or otherwise made available through filings with the SEC, to Parent complete and correct copies of (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 2009, 2008 and 2007, (ii) its proxy or information statements relating to meetings of the stockholders of the Company since January 1, 2007, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2007 (the documents referred to in this Section 4.07(a) and Section 4.07(e), together with all information incorporated by reference therein in accordance with applicable SEC regulations, are collectively referred to in this Agreement as the "Company SEC Documents").

        (b)   Since January 1, 2007, the Company has filed with or furnished to the SEC each report, statement, schedule, form or other document or filing required by Applicable Law to be filed or furnished by the Company at or prior to the time so required. No Subsidiary of the Company is required to file or furnish any report, statement, schedule, form or other document with, or make any other filing with, or furnish any other material to, the SEC.

        (c)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

        (d)   As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the consummation of the Merger will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (e)   The Company has delivered, or otherwise made available through filings with the SEC, to Parent copies of all comment letters received by the Company from the SEC since January 1, 2007 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

        (f)    Each required form, report and document containing financial statements that has been filed with or submitted to the SEC by the Company since January 1, 2007 was accompanied by the certifications required to be filed or submitted by the Company's principal executive officer and principal financial officer, as required, pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification was true and accurate and complied with the Sarbanes-Oxley Act. None of the Company, any current executive officer of the Company or, to the Knowledge of the Company, any former executive officer of the Company has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Company SEC Documents filed prior to the date of this Agreement.

        Section 4.08.    Financial Statements; Internal Controls.

        (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) complied as to form, as of their respective filing dates with the SEC, in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except, in the case of unaudited statements, for the absence of footnotes), and (iii) fairly presented (except as may be indicated in the notes thereto) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

        (b)   The Company's system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) is reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management, and (iii) that any unauthorized use, acquisition or disposition of the Company's assets that would materially affect the Company's financial statements would be detected or prevented in a timely manner. There were no significant deficiencies or material weaknesses identified in management's assessment of internal controls as of and for the year-ended December 31, 2009 (nor has any such deficiency or weakness been identified since such date).

        (c)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC, and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

        (d)   Since January 1, 2007, neither the principal executive officer nor the principal financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a "significant deficiency" or a "material weakness" in the Company's internal controls over financial reporting.

        (e)   The audit committee of the Company Board includes an Audit Committee Financial Expert, as defined by Item 407(d)(5)(ii) of Regulation S-K.

        (f)    The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company's code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of the Company, there have been no violations of provisions of the Company's code of ethics by any such persons.

        Section 4.09.    Disclosure Documents.    The proxy or information statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the "Proxy Statement") will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. At the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Proxy Statement based upon information furnished to the Company in writing by Parent specifically for use therein.

        Section 4.10.    Absence of Certain Changes.    Since the Company Balance Sheet Date through the date of this Agreement, (i) the business of the Company and each of its Subsidiaries has been conducted in the ordinary course consistent with past practice, except for actions taken pursuant to this Agreement in connection with the consummation of the Merger, (ii) there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (iii) there has not been any action or event, nor any authorization, commitment or agreement by the Company or any of its Subsidiaries with respect to any action or event, that if taken or if it occurred after the date hereof would be prohibited by Sections 6.01(a), 6.01(b) , 6.01(c), 6.01(d), 6.01(f), 6.01(g), 6.01(i), 6.01(j), 6.01(k), 6.01(m), 6.01(n) or 6.01(o).

        Section 4.11.    No Undisclosed Material Liabilities.    There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability or obligation, other than:

        (a)   liabilities or obligations disclosed or provided for in the most recent financial statements of the Company included in the most recent Annual Report on Form 10-K filed with the SEC prior to the date of this Agreement or disclosed in the notes thereto;

        (b)   liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date in amounts consistent with past practice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

        (c)   liabilities or obligations incurred directly as a result of this Agreement.

        Section 4.12.    Litigation.

        (a)   There is no Proceeding pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective businesses or assets or any of the directors or employees of the Company or any of its Subsidiaries or, to the

Knowledge of the Company, any of its stockholders (in each case insofar as any such matters relate to their activities with the Company or any of its Subsidiaries) that (i) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (ii) as of the date of this Agreement, challenges the validity or propriety, or seeks to prevent, materially impair or materially delay consummation of the Merger or any other transaction contemplated by this Agreement.

        (b)   Neither the Company nor any of its Subsidiaries is subject to any Order that (i) prohibits or restricts the Company or any of its Subsidiaries from engaging in or otherwise conducting its business as presently or proposed by the Company to be conducted or (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   Section 4.12(c) of the Company Disclosure Schedule includes, as of the date of this Agreement, a complete and accurate summary of each claim, Proceeding or Order pending or, to the Knowledge of the Company, threatened against the Company that could reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $100,000.

        Section 4.13.    Compliance with Applicable Law.

        (a)   The Company and each of its Subsidiaries is and, since January 1, 2005 has been, in compliance in all material respects with all Applicable Laws and Orders and, to the Knowledge of the Company, no condition or state of facts exists that is reasonably likely to give rise to a violation of, or a liability or default under any Applicable Law or Order. Neither the Company nor any of its Subsidiaries has received any written notice since January 1, 2005 (i) of any administrative, civil or criminal investigation or audit by any Governmental Authority relating to the Company or any of its Subsidiaries or (ii) from any Governmental Authority alleging that the Company or any of its Subsidiaries are not in compliance with any Applicable Law or Order in any material respect.

        (b)   Each of the Company and its Subsidiaries has in effect all material Governmental Authorizations necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on its businesses and operations as now conducted. There have occurred no material defaults (with or without notice or lapse of time or both) under, material violations of, or events giving rise to any right of termination, material amendment or cancellation of, any such Governmental Authorizations.

        Section 4.14.    Material Contracts

        (a)   Section 4.14(a) of the Company Disclosure Schedule contains a complete and correct list of each of the following Contracts to which the Company or any of its Subsidiaries is a party or which bind or affect their respective properties or assets as of the date of this Agreement:

            (i)  Contract between the Company or any of its Subsidiaries and any of the 20 largest end user licensees or other customers of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries over the fourteen (14) month period ended February 28, 2010) ("Major Customers");

           (ii)  except for the Contracts disclosed in clause (i) above, each Contract that involves performance of services or delivery of goods, products or developmental, consulting or other services commitments by the Company or any of its Subsidiaries, providing for either (i) recurring annual payments to the Company after the date hereof of $500,000 or more or (ii) aggregate payments or commitments to pay to the Company after the date hereof of $1,000,000 or more;

          (iii)  Contract between the Company or any of its Subsidiaries and any of (A) the 20 largest licensors of Intellectual Property (determined on the basis of aggregate payments recognized by the Company and its Subsidiaries over the fourteen (14) month period ended February 28, 2010), other than non-exclusive licenses for non-customized off-the-shelf software that is generally available on standard terms, (B) the 20 largest suppliers (other than a licensor), including any supplier of manufacturing, outsourcing or development services (determined on the basis of aggregate payments recognized by the Company and its Subsidiaries over the fourteen (14) month period ended February 28, 2010) ("Major Suppliers"), and (C) the 20 largest distributors or resellers (including as an OEM or value-added reseller) of any of the Company Products or services provided by the Company or its Subsidiaries (determined on the basis of aggregate sales of Company Products made through such distributors or resellers over the fourteen (14) month period ended February 28, 2010);

          (iv)  except for the Contracts disclosed in clause (iii) above, each Contract that involves performance of services or delivery of goods, materials, supplies or equipment or developmental, consulting or other services commitments to the Company or any of its Subsidiaries, or the payment therefor by the Company or any of its Subsidiaries, providing for either (i) recurring annual payments by the Company after the date hereof of $100,000 or more or (ii) aggregate payments or commitments to pay by the Company after the date hereof of $300,000 or more;

           (v)  Contract that contains any provisions restricting the Company or any of its Affiliates or their successors from competing or engaging in any activity or line of business or with any Person or in any area or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing Date;

          (vi)  Contract that (A) grants any exclusive rights to any third party, including any exclusive license or supply or distribution agreement or other exclusive rights, (B) grants any rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Company IP, (C) contains any provision that requires the purchase of all or a specified portion of the Company's or any of its Subsidiaries' requirements from any third party, or any other similar provision, or (D) grants "most favored nation" or similar rights;

         (vii)  Contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any Third Party with access to source code or to provide for source code to be put in escrow;

        (viii)  Contract pursuant to which the Company or any of its Subsidiaries has or has been granted any license to Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice;

          (ix)  Contract relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $100,000 and which may be prepaid on not more than thirty (30) days' notice without the payment of any penalty;

           (x)  Contract pursuant to which the Company or any of its Subsidiaries is a party that creates or grants a material Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), other than Permitted Liens;

          (xi)  Contract under which the Company or any of its Subsidiaries has, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries and other than (i) extensions of credit in the ordinary course of business consistent with past practice and (ii) investments in marketable securities in the ordinary course of business;

         (xii)  Contract under which the Company or any of its Subsidiaries has any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $100,000;

        (xiii)  any Contract (i) (A) between the Company or any of its Subsidiaries and any Governmental Authority, or (B) between the Company or any of its Subsidiaries, as a subcontractor, and any prime contractor to any Governmental Authority, or (ii) financed by any Governmental Authority and subject to the rules and regulations of any Governmental Authority concerning procurement;

        (xiv)  partnership, joint venture or other similar Contract or arrangement material to the Company and its Subsidiaries, taken as a whole;

         (xv)  Contract for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries, of Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole;

        (xvi)  employee collective bargaining agreement or other Contract with any labor union and each employment Contract (other than for employment at-will or similar arrangements) that is not terminable by the Company without notice and without cost to the Company;

       (xvii)  Contract entered into in the last three (3) years in connection with the settlement or other resolution of any Proceeding that has any continuing material obligations, liabilities or restrictions or involved payment of more than $100,000;

      (xviii)  Contract providing for indemnification of any Person with respect to material liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected to have a Company Material Adverse Effect;

        (xix)  Contract containing (i) any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract (if such Contract is material to the Company and its Subsidiaries, taken as a whole), or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a benefit or the creation of any Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent that such termination, amendment, revocation, cancellation, acceleration, loss, Lien or entitlements are not material to the Company and its Subsidiaries, taken as a whole, or are required by Applicable Law, (ii) any restriction on the ability of any of the Company and its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder (if such Contract is material to the Company and its Subsidiaries, taken as a whole), unless such restriction expressly excludes any assignment to Parent and any of its Subsidiaries that holds assets substantially equivalent to the assigning entity in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement or (iii) any standstill or similar provision purporting to limit the authority of any party to such agreement to acquire any Equity Interest in the Company or any other Person; or

         (xx)  except for the Contracts disclosed above, each Contract required to be filed by the Company pursuant to Item 601 of Regulation S-K under the Securities Act, or that is otherwise material to the Company and its Subsidiaries, taken as whole.

        (b)   Each Contract disclosed in Section 4.14(a) of the Company Disclosure Schedule, required to be disclosed pursuant to this Section 4.14 or which would have been required to be so disclosed if it had existed on the date of this Agreement (each, a "Material Contract") (unless it has terminated or expired (in each case according to its terms)) is in full force and effect and is a legal, valid and binding agreement of the Company or its Subsidiary, as the case may be, and, to the Knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the Knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity. Neither the Company nor any of its Subsidiaries has received any written notice to terminate, in whole or part, materially amend or not renew any executory obligation of a counterparty to a Material Contract that has not terminated or expired (in each case according to its terms) prior to the date of this Agreement (nor, to the Knowledge of the Company, has there been anything that a reasonable person would consider an indication that any such notice of termination will be served on or after the date of this Agreement on the Company by any counterparty to a Material Contract). None of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute any event of default thereunder.

        (c)   Complete and correct copies of each Material Contract, as amended and supplemented, have been delivered by the Company to Parent, or otherwise made available as an exhibit to the Company SEC Documents, by the Company to Parent.

        Section 4.15.    Taxes.

        (a)   (i) All income, franchise and other material Company Returns required by Applicable Law to be filed with any Taxing Authority have been filed when due (taking into account extensions) in accordance with all Applicable Laws, (ii) all Company Returns that have been filed were true and complete in all material respects, (iii) the Company and each of its Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and owing (whether or not shown on any Tax Return), (iv) all Taxes that the Company or any of its Subsidiaries is or was required to withhold or collect in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person have been duly withheld or collected and have been timely paid, to the extent required, to the proper Taxing Authority, (v) the unpaid Taxes of the Company and its Subsidiaries have not exceeded the reserve set forth on the face of the Company Balance Sheet (rather than in any notes thereto), and (vi) since the Company Balance Sheet Date, neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and past practice;

        (b)   (i) The federal and material state income and material franchise Company Returns through the taxable year ended December 31, 2005 have been examined and closed or are Company Returns with respect to which the applicable period for assessment under Applicable Law, after giving effect to extensions or waivers, has expired; and (ii) neither the Company nor any of its Subsidiaries has granted any currently effective extension or waiver of the statute of limitations period applicable to any federal or material state income or material franchise Company Return, which period (after giving effect to such extension or waiver) has not yet expired;

        (c)   (i) No material deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) there is no claim, audit, action, suit, proceeding or investigation pending or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any material Tax or Tax Asset; and (iii) no claim has been made in writing by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file income or franchise Tax Returns that it is or may be subject to taxation by that jurisdiction;

        (d)   There are no material Liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens;

        (e)   During the three-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code;

        (f)    Neither the Company nor any of its Subsidiaries has participated in any "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4;

        (g)   (i) Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return (other than the group of which the Company is or was the common parent); and (ii) neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise;

        (h)   There are no material Tax sharing agreements or similar arrangements, including Tax indemnity arrangements (other than customary commercial or financial arrangements entered into in the ordinary course of business consistent with past practice) with respect to or involving the Company or any of its Subsidiaries;

        (i)    Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction (x) in which a material amount of Tax is imposed, or the value of the interest is materially reassessed, on the transfer of an interest in real property resulting from the Merger and (y) which treats the transfer of an interest (resulting from the Merger) in an entity that owns an interest in real property as a transfer of the interest in real property;

        (j)    "Company Return" means any Tax Return of, with respect to or that includes the Company or any of its Subsidiaries;

        (k)   "Tax" means any tax or other like governmental assessment or charge of any kind whatsoever (including withholding required by applicable Tax law on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount with respect thereto, whether disputed or not;

        (l)    "Taxing Authority" means any Governmental Authority responsible for the imposition of any Tax;

        (m)  "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes); and

        (n)   "Tax Return" means any report, return, document, declaration or other information required to be filed with or supplied to a Taxing Authority, including information returns, any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        Section 4.16.    Employee Benefit Plans.

        (a)   Section 4.16 of the Company Disclosure Schedule contains a correct and complete list identifying each material Company Employee Plan. "Company Employee Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, individual consulting, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral)

providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate of the Company and covers any current or former employee, consultant or director of the Company or any of its Subsidiaries. Copies of each such Company Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto have been furnished or made available to Parent together with the most recent annual report and tax return, if any, prepared in connection with such Company Employee Plan.

        (b)   Neither the Company nor any ERISA Affiliate of the Company nor any predecessor thereof sponsors, maintains or contributes or is obligated to contribute to, or has in the past sponsored, maintained or contributed or has been obligated to contribute to, any Company Employee Plan subject to Title IV of ERISA, any non-U.S. defined benefit plan, any multiemployer plan within the meaning of Section 4001(a)(3) or 3(37) of ERISA, or any multiple employer plans.

        (c)   Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable determination or opinion letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter would reasonably be expected to be revoked or not be issued. Each Company Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. No events have occurred with respect to any Company Employee Plan that could result in a material payment or assessment by or against the Company of any excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

        (d)   To the Knowledge of the Company, no Company Employee Plan is under audit or is subject of an investigation by the Internal Revenue Service, the U.S. Department of Labor, the SEC, the PBGC or any other Governmental Entity.

        (e)   The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) (i) entitle any employee, director or independent contractor of the Company or any of its Subsidiaries to severance pay or benefits under any Company Employee Plan; (ii) accelerate the time of payment or vesting of any compensation or equity-based award; (iii) trigger any funding (through a grantor trust or otherwise) of compensation or benefits under any Company Employee Plan; or (iv) trigger any payment, increase the amount payable or trigger any other material obligation pursuant to any Company Employee Plan.

        (f)    There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, (i) would entitle any employee or former employee to any severance or other payment as a result of the transactions contemplated hereby (either alone or together with any other event), or (ii) could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

        (g)   Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees or directors of the Company or its Subsidiaries except as required to comply with Section 4980B of the Code or any similar state law provision.

        (h)   There is no material action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority.

        (i)    Each Company Employee Plan which is a "non-qualified deferred compensation plan" (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in material compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder; in all cases so that the additional tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder. Each Company Stock Option is exempt from the additional tax and interest described in Section 409A(a)(1)(B) of the Code. Each Company RSU is exempt from or compliant with Section 409A of the Code.

        (j)    Each International Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to qualified plans where such International Plan was intended so to qualify) and has been maintained in good standing with applicable regulatory authorities. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any International Plan that would increase materially the expense of maintaining such International Plan above the level of expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof. According to the actuarial assumptions and valuations most recently used for the purpose of funding each International Plan (or, if the same has no assumptions and valuations or is unfunded, according to actuarial assumptions and valuations in use by the PBGC on the date hereof), as of the Effective Time, the total amount or value of the funds available under such International Plan to pay benefits accrued thereunder or segregated in respect of such accrued benefits, together with any reserve or accrual with respect thereto, exceeds the present value of all benefits (actual or contingent) accrued as of such date of all participants and past participants therein in respect of which Parent, the Company or any of their Subsidiaries has or would have after the Effective Time any obligation. From and after the Effective Time, Parent and its Affiliates will get the full benefit of any such funds, accruals or reserves.

        Section 4.17.    Labor and Employment Matters.

        (a)   Neither the Company nor any of its Subsidiaries is a party to, bound by or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or understanding with a labor union or organization. None of the employees of the Company or any of its Subsidiaries is represented by any union with respect to his or her employment by the Company or such Subsidiary. There is no (i) material unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their businesses, (ii) activity or proceeding by a labor union or representative thereof to the Knowledge of the Company to organize any employees of the Company or any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees, and during the last three (3) years there has not been any such action.

        (b)   Since January 1, 2007, (i) there has been no "mass layoff" or "plant closing" as defined by the Worker Adjustment and Retraining Notification Act of 1998 (the "WARN Act") in respect of the Company or any of its Subsidiaries and (ii) neither the Company nor any of its Subsidiaries has been affected by any transactions or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local, or foreign law or regulation which is similar to the WARN Act.

        (c)   The Company is in compliance in all material respects with all Applicable Laws respecting employment, discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act, and is not engaged in any unfair labor practice.

        Section 4.18.    Insurance Policies.    Section 4.18 of the Company Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company and its Subsidiaries (collectively, the "Insurance Policies") and the coverage limitations and deductibles applicable to each such policy. All of the Insurance Policies or renewals thereof are in full force and effect and not voidable. There is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which the Company has been notified that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid when due, and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there is no threatened termination of, or material premium increase (other than with respect to customary annual premium increases) with respect to, any Insurance Policy. Section 4.18 of the Company Disclosure Schedule identifies each material insurance claim made by the Company or any of its Subsidiaries between the Company Balance Sheet Date and the date of this Agreement. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for any material insurance claim not listed on Section 4.18 of the Company Disclosure Schedule.

        Section 4.19.    Environmental Matters.

        (a)   No notice, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no Proceeding is pending and, to the Knowledge of the Company, is threatened by any Governmental Authority or other Person relating to or arising out of any failure of the Company or any of its Subsidiaries to comply with any Environmental Law.

        (b)   The Company and its Subsidiaries are and have been in compliance with all Environmental Laws and all Environmental Permits of the Company.

        (c)   There has been no release by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries.

        (d)   There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and, to the Knowledge of the Company, there is no condition, situation or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

        (e)   The consummation of the transactions contemplated hereby require no filings to be made or actions to be taken pursuant to the New Jersey Industrial Site Recovery Act or the "Connecticut Property Transfer Law" (Sections 22a-134 through 22-134e of the Connecticut General Statutes).

        (f)    For purposes of this Section 4.19, the terms "Company" and "Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

        Section 4.20.    Intellectual Property and Information Technology.

        (a)   Section 4.20(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of all Company Products.

        (b)   The Company and its Subsidiaries own or otherwise hold all rights in all Company IP necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted by the Company (the "Necessary IP"), free and clear of any

Liens. The consummation of the transactions contemplated by this Agreement will not (i) alter, restrict, encumber, impair or extinguish any rights in any Necessary IP, or (ii) result in the creation of any Lien with respect to any of the Company IP.

        (c)   In the five (5) years immediately prior to the date of this Agreement, there have been, and there are currently, no legal disputes or claims pending or, to the Knowledge of the Company, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or any of its Subsidiaries or by any Company Products, or (ii) challenging the scope, ownership, validity, or enforceability of any Company IP owned by the Company or any of its Subsidiaries or of the Company and its Subsidiaries' rights under the Necessary IP. None of the Company or its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person.

        (d)   (i) No Person, other than the Company and its Subsidiaries, possesses any current or contingent rights to license, sell or otherwise distribute the Company Products or other products or services utilizing Company IP that is owned by the Company or any of its Subsidiaries, and (ii) there are no restrictions binding on the Company or any Subsidiary respecting the disclosure, use, license, transfer or other disposition of any Company IP or Company Products.

        (e)   Section 4.20(e)(i) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of all Company Registered IP. The Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect the Company Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and recording all assignments (and licenses where required) of the Registered IP with the appropriate governmental authorities. Section 4.20(e)(ii) of the Company Disclosure Schedule includes a true and complete list as of the date of this Agreement of all material actions that must be taken within one hundred eighty (180) days of the date hereof with respect to any of the Company Registered IP. The Company and each of its Subsidiaries have complied in all material respects with all applicable notice and marking requirements for the Company Registered IP. None of the Company Registered IP has been adjudged invalid or unenforceable in whole or part and, to the Knowledge of the Company, none of the Company Registered IP is invalid or unenforceable.

        (f)    The Company and its Subsidiaries have taken reasonable steps to protect their rights in the Company IP and to protect any confidential information provided to them by any other Person under obligation of confidentiality. Without limitation of the foregoing, the Company and its Subsidiaries have not made any of their trade secrets or other confidential or proprietary information that they intended to maintain as confidential (including source code with respect to Company Products) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials.

        (g)   The Company and its Subsidiaries have obtained from all parties (including Employees and current or former consultants and subcontractors) who have created any material portion of any Company IP, valid and enforceable written assignments of any such material work, invention, improvement or other rights to the Company and its Subsidiaries and have made copies of such standard form of assignment agreements available to Parent. No Employee, consultant or former consultant of the Company or any of its Subsidiaries has ever excluded any Company IP from any written assignment executed by any such Person in connection with work performed for or on behalf of the Company or any of its Subsidiaries. All amounts payable by the Company or any of its Subsidiaries to consultants and former consultants have been paid in full, except for amounts currently due in the ordinary course and properly accrued for in the financial statements of the Company.

        (h)   Section 4.20(h) of the Company Disclosure Schedule contains a complete and accurate list of (i) all third-party Intellectual Property (other than Third Party Software) sold with, incorporated into, distributed in connection with or used in the development of any Company Product (including any Company Product currently under development) and (ii) all other third-party Intellectual Property (other than Third Party Software) used or held for use for any purpose by the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole.

        (i)    Section 4.20(i) of the Company Disclosure Schedule contains a complete and accurate list of all Third Party Software, setting forth for each such item (i) the name and version of such item, (ii) the name of the owner and/or licensor of such item, (iii) all licenses and other agreements pursuant to which the Company or any of its Subsidiaries holds rights to such item, (iv) the Company Product(s), including version numbers, to which such item relates, if any, (v) whether such item is used internally by or on behalf of the Company or any of its Subsidiaries, (vi) whether such item is distributed by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an embedded or bundled component) and, if so, whether such item is distributed in source, binary or other form, (vii) whether such item is hosted, offered as a service or made available in a service bureau or in any similar manner by or on behalf of the Company or any of its Subsidiaries (whether on a standalone basis or as an embedded or bundled component), (viii) whether the Company or any Subsidiary permits any third party to host, offer as a service or make available in a service bureau or in any similar manner such item (whether on a standalone basis or as an embedded or bundled component), (ix) whether such item has been modified by or on behalf of the Company or any of its Subsidiaries, (x) whether such item is used by or on behalf of the Company or any of its Subsidiaries to generate code or other material, and if so, a description (consistent with the disclosure requirements under clauses (v) through (ix) above) of the use, modification, hosting and/or distribution of such generated code or other material; (xi) a summary of the Company's and its Subsidiaries' history of payments during the fourteen months preceding the date hereof by vendor; (xii) whether such item is used, held for use or required (or generates code or other material that is used, held for use or required) to satisfy any obligation under any Support Agreement; and (xiii) any rights by a third party to audit or review any financial, license or royalty information, if any, with respect thereto for any item having a history of payments exceeding an aggregate of $25,000 during the fourteen months preceding the date hereof. For purposes of this Section 4.20(i) , Company Product includes any Company Product under development. Neither the Company nor any of its Subsidiaries has been subjected to an audit of any kind in connection with any license or other agreement pursuant to which the Company or any of its Subsidiaries hold rights to any Third Party Software, nor received any notice of intent to conduct any such audit. Neither the Company nor any Subsidiary has incorporated into any Company Product or otherwise accessed, used, modified or distributed any Publicly Available Software, in whole or in part, in a manner that may (A) require any Company IP to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (B) grant, or require the Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company IP, (C) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company IP or (D) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use, hold for use, license, host, distribute or otherwise dispose of any Company IP, and neither the Company nor any of its Subsidiaries has any plans to do any of the foregoing. All information set forth on Section 4.20(i) of the Company Disclosure Schedule is true and complete.

        (j)    The Company Products as delivered by the Company and its Subsidiaries do not contain any computer code designed to disrupt, disable, harm, distort or otherwise impede in any manner the legitimate operation of such software by or for the Company or its authorized users, or any other associated software, firmware, hardware, computer system or network (including without limitation what are sometimes referred to as "viruses," "worms," "time bombs" and/or "back doors").

        (k)   Neither the Company nor any of its Subsidiaries has (i) transferred ownership of, or granted any exclusive license with respect to, any Company IP owned or purported to be owned by the Company or any of its Subsidiaries to any other Person or (ii) granted any customer the right to use any Company Product or portion thereof on anything other than a non-exclusive basis or for anything other than such customer's internal business purposes.

        (l)    Except as set forth on Section 4.20(l) of the Company Disclosure Schedule, none of the Company's or any of its Subsidiaries' agreements (including any agreement for the performance of professional services by or on the behalf of the Company or any of its Subsidiaries) confers upon any Person other than the Company or any of its Subsidiaries any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered by the Company or any of its Subsidiaries in connection with such agreement.

        (m)  No funding, facilities or personnel of any educational institution or Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Company IP owned or purported to be owned by the Company or any Subsidiary, including any portion of a Company Product. Neither the Company nor any Subsidiary is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or such Subsidiary to grant or offer to any third party any license or right to such Company IP. Section 4.20(m) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) any and all grants and similar funding received by the Company or any of its Subsidiaries (including their respective predecessors), including the name of the granting authority and the status and material terms thereof and (ii) any standards bodies or similar organizations of which the Company or any of its Subsidiaries (or any of their predecessors) has ever been a member, promoter or contributor.

        (n)   The IT Assets operate and perform in all material respects in a manner that permits the Company and each of its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of the Company, no person has gained unauthorized access to any IT Asset. The Company and each of its Subsidiaries has implemented reasonable backup and disaster recovery technology processes consistent with industry standard practices.

        Section 4.21.    Properties.

        (a)   (i) The Company and each of its Subsidiaries has good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets and (ii) all such assets and real properties, other than assets and real properties in which the Company or any of its Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

        (b)   Section 4.21(b) of the Company Disclosure Schedule sets forth a complete and correct list of all real property and interests in real property currently owned by the Company or any of its Subsidiaries (each, an "Owned Real Property"). Section 4.21(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries in respect of which the Company or any of its Subsidiaries has annual rental obligations of $100,000 or more (each, a "Leased Real Property"), (ii) the address for each Leased Real Property and (iii) current rent amounts payable by the Company or its Subsidiaries related to such Leased Real Property. All of the leases, subleases and other agreements (each, a "Lease Agreement") of the Leased Real Property are valid, binding and in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence on account of the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby. No Lease Agreement is subject to any Lien other than Permitted Liens, including any mortgage, pledge, lien, encumbrance, sublease, assignment, license or other agreement granting to any third party any interest in such Lease Agreement or any right to the use or occupancy of any Leased Real Property. The Company and each of its Subsidiaries has performed all material obligations required to be performed by it to date under each Lease Agreement, and there are no outstanding defaults or circumstances which, upon the giving of notice or passage of time or both, would constitute a default or breach by any party under any Lease Agreement.

        (c)   With respect to each Leased Real Property, neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted anyone a right to use or occupy such Leased Real Property or any material portion thereof. The Company and each of its Subsidiaries enjoy peaceful and undisturbed possession of the Owned Real Property and the Leased Real Property.

        Section 4.22.    Interested Party Transactions.    (i) Neither the Company nor any of its Subsidiaries is a party to any transaction or agreement with any Affiliate, stockholder that beneficially owns 5% or more of the Company Common Stock, or director or Executive Officer of the Company or, to the Knowledge of the Company, any Affiliate of any such owner, Executive Officer or director, and (ii) no event has occurred since January 1, 2007 that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC other than what has previously been reported in the Company SEC Documents.

        Section 4.23.    Compliance with the U.S. Foreign Corrupt Practices Act and Other Applicable Anti-Corruption Laws.

        (a)   The Company and its Subsidiaries have complied with the U.S. Foreign Corrupt Practices Act of 1977 and other applicable anti-corruption laws.

        (b)   Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or representative of the Company or any of its Subsidiaries at the direction of or on behalf of the Company or any of its Subsidiaries corruptly or otherwise illegally offered or gave anything of value to: (i) any official, employee or representative of a Governmental Authority, any political party or official thereof, or any candidate for political office; or (ii) any other Person, in any such case while knowing, or having reason to know, that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any official, employee or representative of a Governmental Authority, any political party or official thereof, or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or her official capacity, including a decision to fail to perform his or her official function; (y) inducing such Person to use his or her influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority to assist in obtaining or retaining business or to secure an improper business advantage; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company or any of its Subsidiaries in obtaining or retaining business for, or with, or directing business to, any Person or in securing any improper advantage.

        (c)   There have been no false or fictitious entries made in the books or records of the Company or any of its Subsidiaries relating to any illegal payment or secret or unrecorded fund and neither the Company nor any of its Subsidiaries has established or maintained a secret or unrecorded fund.

        Section 4.24.    Customers, Suppliers.

        (a)   Between the Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Customer, or (ii) any change in any material term (including credit terms) of the sales agreements or related arrangements with any Major Customer. During the three (3) years preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written customer complaint concerning its products and services, nor has it had any such products returned by a purchaser thereof, other than complaints seeking repair or replacement made in the ordinary course of business that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Between the Balance Sheet Date and the date of this Agreement, there has not been (i) any material adverse change in the business relationship of the Company or its Subsidiaries with any Major Supplier, or (ii) any change in any material term (including credit terms) of the supply agreements or related arrangements with any Major Supplier.

        Section 4.25.    Finders' Fees.

        (a)   Except for Thomas Weisel Partners, a copy of whose engagement agreement (and all indemnification and other agreements related to such engagement) has been made available to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, who might be entitled to any banking, broker's, finder's or similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement.

        (b)   The Company does not anticipate that the fees and expenses of its accountants, brokers, financial advisors, consultants, legal counsel and other persons retained by the Company or any of its Subsidiaries, Affiliates, or any of their respective officers or directors in their capacity as officers or directors, incurred or to be incurred in connection with this Agreement and the transactions contemplated by this Agreement will exceed the aggregate fees and expenses set forth in Section 4.25(b) of the Company Disclosure Schedule.

        Section 4.26.    Opinion of Financial Advisor.    The Company Board has received from the Company's financial advisor, Thomas Weisel Partners, an opinion, dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the matters and limitations set forth therein, the Merger Consideration to be received in the Merger by the holders of Company Common Stock is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be delivered to Parent as soon as practicable for information purposes only.

        Section 4.27.    Antitakeover Statute; Rights Plan.    The Company and the Company Board has taken all action necessary to exempt the Merger, this Agreement, the Voting Agreements and the other transactions contemplated hereby or thereby from the restrictions on business combinations and voting requirements contained in Section 203 of Delaware Law. No other "control share acquisition," "fair price," "moratorium" or other antitakeover Applicable Law applies to the Merger, this Agreement, the Voting Agreements or any of the other transactions contemplated hereby or thereby. The Company has no rights plan, "poison-pill" or other comparable agreement or arrangement designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.    Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

        Section 5.02.    Corporate Authorization.    Each of Parent and Merger Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary.

This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Applicable Law affecting creditors' rights generally and by general principles of equity.

        Section 5.03.    Governmental Authorization.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of (A) the HSR Act and (B) the Foreign Competition Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws, and (iv) any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair Parent's ability to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 5.04.    Non-contravention.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (with or without notice or lapse of time, or both) (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation and bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law or Order, or (iii) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Parent, Merger Subsidiary or any other Subsidiary of Parent is a party, or by which they or any of their respective properties or assets may be bound or affected, with such exceptions, in the case of each of clauses (ii) and (iii) above, as would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

        Section 5.05.    Disclosure Documents.    None of the information provided by Parent specifically for inclusion in the Proxy Statement or any amendment or supplement thereto, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Stockholder Meeting, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        Section 5.06.    Litigation.    As of the date hereof, there is no Proceeding pending against or, to the knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries that would reasonably be expected to prevent, materially delay or materially impair Parent's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement. Neither Parent nor any of its Subsidiaries is subject to any Order that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair Parent's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement.

        Section 5.07.    Financing.    At the Closing, Parent shall have sufficient cash, available lines of credit or other sources of immediately available funds to enable Parent to pay the aggregate Merger Consideration and to perform its obligations with respect to the transactions contemplated by this Agreement.

 ARTICLE 6

COVENANTS

        Section 6.01.    Conduct of the Company.    Except for matters expressly permitted or contemplated by this Agreement or as set forth on Section 6.01 of the Company Disclosure Schedule, except as required by Applicable Law or except with the prior written consent of Parent, from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated in accordance with Article 8 hereof, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to (i) preserve intact its Intellectual Property, business organization and material assets, (ii) keep available the services of its directors, officers and employees, (iii) maintain in effect all of its Governmental Authorizations and (iv) maintain satisfactory relationships with customers, lenders, suppliers, licensors, licensees, distributors and others having material business relationships with the Company. Without limiting the generality of the foregoing, except for matters expressly permitted or contemplated by this Agreement or as set forth on Section 6.01 of the Company Disclosure Schedule, except as required by Applicable Law, from the date of this Agreement until the earlier of the Effective Time or the date this Agreement is terminated in accordance with Article 8 hereof, the Company shall not, nor shall it permit any of its Subsidiaries to, do any of the following without the prior written consent of Parent (such consent shall not in the case of clauses (e), (g), (m) and (n) be unreasonably withheld, delayed or conditioned):

        (a)   amend the Company's certificate of incorporation, bylaws or other comparable charter or organizational documents of the Company's Subsidiaries (whether by merger, consolidation or otherwise);

        (b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock of the Company or any of its Subsidiaries, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent (except distributions under the ESPP in the ordinary course and for distributions resulting from the vesting or exercise of Company Compensatory Awards), (ii) split, combine or reclassify any capital stock of the Company or any of its Subsidiaries, (iii) except as otherwise provided in Section 6.01(c) below, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock of the Company or any of its Subsidiaries, (iv) purchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities, except for acquisitions of Company Common Stock by the Company in satisfaction by holders of Company Compensatory Awards of the applicable exercise price and/or withholding taxes, or (v) take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of its Subsidiaries;

        (c)   (i) issue, deliver, sell, grant, pledge, transfer, subject to any Lien or otherwise encumber or dispose of any Company Securities or Company Subsidiary Securities, other than (A) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or pursuant to the terms of the Company RSUs that are outstanding on the date of this Agreement, in each case in accordance with the applicable equity award's terms as in effect on the date of this Agreement or (B) the issuance of shares of Company Common Stock pursuant to the ESPP and in accordance with Section 2.06(e), or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

        (d)   adopt a plan or agreement of, or resolutions providing for or authorizing, complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, each with respect to the Company or any of its Subsidiaries;

        (e)   make any capital expenditures or incur any obligations or liabilities in respect thereof in excess of $1,000,000 in the aggregate in any fiscal quarter;

        (f)    acquire (i) any business, assets or capital stock of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, purchase of assets, merger, consolidation, or otherwise), or (ii) any other material assets (other than assets acquired in the ordinary course of business consistent with past practice);

        (g)   sell, lease, license, pledge, transfer, subject to any Lien or otherwise dispose of any of its Intellectual Property, material assets or material properties except (i) pursuant to existing contracts or commitments, (ii) sales of inventory or used equipment in the ordinary course of business consistent with past practice, or (iii) Permitted Liens incurred in the ordinary course of business consistent with past practice;

        (h)   (i) hire any new employee to whom a written offer of employment has not previously been offered and accepted prior to the date of this Agreement or, after the date of this Agreement, extend any new offers of employment with the Company or any of its Subsidiaries to any individual, (ii) grant to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any (A) increase in compensation, (B) bonus or (C) benefits in addition to those pursuant to arrangements in effect on the date hereof, (iii) grant to any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries any severance or termination pay or benefits or any increase in severance, change of control or termination pay or benefits, (iv) establish, adopt, enter into or amend any Company Employee Plan (other than offer letters that contemplate "at will" employment without severance benefits) or collective bargaining agreement, in each case except as required by Applicable Law, (v) take any action to amend or waive any performance or vesting criteria or accelerate any rights or benefits or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan except to the extent required pursuant to the terms thereof or Applicable Law, or (vi) make any Person a beneficiary of any retention or severance plan, agreement or other arrangement under which such Person is not as of the date of this Agreement a beneficiary which would entitle such Person to vesting, acceleration or any other right as a consequence of consummation of the transactions contemplated by this Agreement and/or termination of employment;

        (i)    (A) write-down any of its material assets, including any capitalized inventory or Company IP, or (B) make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or Applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company's independent auditor);

        (j)    (A) repurchase, prepay or incur any Indebtedness, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing (other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) accounts payable in the ordinary course of business consistent with past practice), or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than (i) to the Company or any of its Subsidiaries or (ii) accounts receivable and extensions of credit in the ordinary course of business, and advances in expenses to employees, in each case in the ordinary course of business consistent with past practice);

        (k)   agree to any exclusivity, non-competition, most favored nation, or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any such effect on Parent or any of its Affiliates after the consummation of the Merger or the Closing Date;

        (l)    enter into any Contract, or relinquish or terminate any Contract or other right, in any individual case with an annual value in excess of $100,000 or with a value over the life of the Contract in excess of $300,000, other than (i) entering into software license agreements, or the renewal of any existing software license agreements, where the Company or any of its Subsidiaries is the licensor in the ordinary course of business consistent with past practice (including with respect to the license of any Company Product), (ii) entering into service or maintenance contracts in the ordinary course of business consistent with past practice pursuant to which the Company or any of its Subsidiaries is providing services to customers, (iii) entering into non-exclusive distribution, marketing, reselling or consulting agreements in the ordinary course of business consistent with past practice that provide for distribution of a Company Product by a third party, (iv) entering into non-exclusive OEM agreements in the ordinary course of business consistent with past practice that are terminable without penalty within twelve months or (v) renewals of Contracts to which the Company or a Subsidiary is a party as of the date of this Agreement by the counterparty thereto pursuant to a contractual right of renewal held by such counterparty under such Contract as of the date of this Agreement;

        (m)  (i) make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file any claim for Tax refunds, enter into any closing agreement, enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement (other than any customary commercial or financing agreements, entered into in the ordinary course of business consistent with past practices), settle any Tax claim, audit or assessment, or surrender any right to claim a Tax refund (including any such refund to the extent it is used to offset or otherwise reduce Tax liability);

        (n)   (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $100,000 in any individual case, other than (w) renewals of Contracts to which the Company or a Subsidiary is a party as of the date of this Agreement by the counterparty thereto pursuant to a contractual right of renewal held by such counterparty under such Contract as of the date of this Agreement, (x) as required by their terms as in effect on the date of this Agreement, (y) claims, liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) incurred since the date of such financial statements in the ordinary course of business consistent with past practice, provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such claim, liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing Date, (ii) waive, relinquish, release, grant, transfer or assign any right with a value of more than $100,000 in any individual case except in the ordinary course of business consistent with past practice, or (iii) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

        (o)   engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices; or

        (p)   authorize, commit or agree to take any of the foregoing actions.

        Section 6.02.    Stockholder Meeting; Board Recommendation; Proxy Material.

        (a)   The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholder Meeting") as promptly as practicable after the date hereof, for the purpose of voting on the matters requiring Stockholder Approval; provided, that (i) if the Company is unable to obtain a quorum of its stockholders at such time, the Company may adjourn or postpone the date of the Stockholder Meeting by no more than five (5) Business Days and the Company shall use its reasonable best efforts during such five (5) Business Day period to obtain such a quorum as soon as practicable, and (ii) the Company may delay, adjourn or postpone the Stockholder Meeting to the extent (and only to the extent) the Company reasonably determines that such delay, adjournment or postponement is required by Applicable Law or to comply with any comments made by the SEC with respect to the Proxy Statement or otherwise. Unless the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.03, the Company Board shall make the Board Recommendation and use its reasonable best efforts to obtain the Stockholder Approval, and the Company shall otherwise comply with all Applicable Laws applicable to the Stockholder Meeting. Without limiting the generality of the foregoing, unless this Agreement is terminated in accordance with Section 8.01, the Company shall establish a record date for, call, give notice of, convene and hold the Stockholder Meeting and the matters constituting the Stockholder Approval shall be submitted to the Company's stockholders at the Stockholder Meeting whether or not (A) an Adverse Recommendation Change shall have occurred or (B) any Acquisition Proposal or Superior Proposal shall have been publicly proposed or announced or otherwise submitted to the Company or any of its Representatives. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the Company's stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent's prior written consent.

        (b)   Except to the extent expressly permitted by Section 6.03(d): (i) the Company Board shall unanimously recommend that the Company's stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger (the "Board Recommendation") at the Stockholder Meeting; (ii) the Proxy Statement shall include the Board Recommendation; and (iii) neither the Company Board nor any committee thereof shall fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation.

        (c)   As promptly as practicable after the date hereof, the Company and Parent shall prepare jointly and the Company shall file with the SEC the Proxy Statement (but in no event later than thirty (30) calendar days after the date of this Agreement) and as soon as practicable thereafter use its reasonable best efforts to mail to its stockholders the Proxy Statement (but in no event prior to the clearance of the Proxy Statement by the SEC or later than five (5) Business Days following clearance of the Proxy Statement by the SEC) and all other proxy materials for the Stockholder Meeting, and if necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other party hereto may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall include in such document any comments reasonably proposed by Parent and its counsel. The Company shall (i) as promptly as practicable after receipt thereof, provide Parent and its counsel with copies of any written comments, and advise Parent and its counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, (ii) provide Parent and its counsel a reasonable opportunity to review the Company's proposed response to such comments, (iii) include in the Company's written response to such comments any comments reasonably proposed by Parent and its counsel, and (iv) provide Parent and its counsel a reasonable opportunity to participate in any discussions or meetings with the SEC.

        Section 6.03.    No Solicitation.

        (a)   Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their Representatives to, and the Company shall instruct, and cause each applicable Subsidiary, if any, to instruct, each such Representative not to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or the making of any inquiry, offer or proposal that could reasonably be expected to lead to any Acquisition Proposal, or, subject to Section 6.03(b) , (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to or otherwise cooperate in any way, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that has expressed an intent to make, or has made, any Acquisition Proposal, (ii) (A) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries or (B) approve any transaction under, or any Third Party becoming an "interested stockholder" under, Section 203 of Delaware Law, (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder (other than a confidentiality agreement contemplated by Section 6.03(b)), or (iv) resolve, propose or agree to do any of the foregoing. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or Representatives of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.03 by the Company. The Company shall, and shall cause its Subsidiaries to, and shall instruct the Company's and its Subsidiaries' respective Representatives to, cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

        (b)   Notwithstanding the foregoing provisions of Section 6.03(a), prior to the Stockholder Approval, the Company Board, directly or indirectly through any Representative, may (i) engage in negotiations or discussions with any Third Party that has made (and not withdrawn) a bona fide unsolicited Acquisition Proposal in writing after the date of this Agreement, that did not result from or arise out of a breach of this Section 6.03, and that the Company Board believes in good faith, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to lead to a Superior Proposal, and (ii) thereafter furnish to such Third Party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and containing additional provisions that expressly permit the Company to comply with the terms of this Section 6.03 (a copy of which confidentiality agreement shall be promptly and in any event with 24 hours provided for informational purposes only to Parent), but in each case under the preceding clauses (i) and (ii), only if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that the failure to take such action would be a breach of its fiduciary duties under Applicable Law.

        (c)   The Company Board shall not take any of the actions referred to in clauses (i) or (ii) of Section 6.03(b), unless the Company shall have notified Parent in writing at least three (3) Business Days before taking such action that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 24 hours) after it obtains knowledge of the receipt by the Company (or any of its Representatives) of any Acquisition Proposal, any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party. In such notice, the Company shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication, offer, proposal or request. The Company shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least 48 hours prior notice of any meeting of the Company Board at which the Company Board is reasonably expected to consider any Acquisition Proposal. The Company shall promptly provide Parent with any non-public information concerning the Company's business, present or future performance, financial condition or results of operations, provided to any Third Party that was not previously provided to Parent.

        (d)   Neither the Company Board nor any committee thereof shall (i) fail to make, withdraw, amend or modify, or publicly propose to withhold, withdraw, amend or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation, (ii) approve, endorse, adopt or recommend, or publicly propose to approve, endorse, adopt or recommend, any Acquisition Proposal or Superior Proposal, (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock within ten (10) Business Days after the commencement of such offer, (iv) make any public statement inconsistent with the Board Recommendation or (v) resolve or agree to take any of the foregoing actions (any of the foregoing, an "Adverse Recommendation Change"). Notwithstanding the preceding sentence, at any time prior to the Stockholder Approval,

            (i)  the Company Board, following receipt of and on account of a Superior Proposal, may make an Adverse Recommendation Change, but only if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that the failure to take such action would be a breach of its fiduciary duties under Applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change, unless (A) the Company promptly notifies Parent, in writing at least five (5) Business Days before making an Adverse Recommendation Change (the "Notice Period"), of its intention to take such action with respect to a Superior Proposal, (B) the Company attaches to such notice the most current version of the proposed agreement or a reasonably detailed summary of all material terms of any such Superior Proposal (which version or summary shall be updated on a prompt basis) and the identity of the Third Party making the Superior Proposal, (C) the Company shall, and shall cause its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments; it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions); and (D) Parent does not make, within the Notice Period, an offer that is determined by the Company Board in good faith, after consulting with its outside counsel and financial advisor of nationally recognized reputation, to be at least as favorable to the stockholders of the Company as such Superior Proposal; and

           (ii)  the Company Board may, in response to a material fact, event, change, development or set of circumstances (other than an Acquisition Proposal occurring or arising after the date of this Agreement) that was not known to the Company Board nor reasonably foreseeable by the Company Board as of or prior to the date of this Agreement (and not relating in any way to any Acquisition Proposal) (such material fact, event, change, development or set of circumstances, an "Intervening Event"), fail to make, withdraw or modify, in a manner adverse to Parent or Merger Subsidiary, the Board Recommendation (which shall be deemed to be an "Adverse Recommendation Change") if the Company Board determines in good faith, after consultation with outside legal counsel to the Company Board, that, in light of such Intervening Event, the failure of the Company Board to effect such an Adverse Recommendation Change would be a breach of its fiduciary duties under Applicable Law; provided that no fact, event, change, development or set of circumstances shall constitute an Intervening Event if such fact, event, change, development or set of circumstances resulted from or arose out of the announcement, pendency or consummation of the Merger; and, provided, further, that the Company shall not be entitled to exercise its right to make a Company Adverse Recommendation Change pursuant to this clause (ii) unless the Company has (A) provided to Parent at least four (4) Business Days' prior written notice advising Parent that the Company Board intends to take such action and specifying the facts underlying the Company Board's determination that an Intervening Event has occurred, and the reasons for the Adverse Recommendation Change, in reasonable detail, and (B) during such four (4) Business Day period, if requested by Parent, engaged in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for an Adverse Recommendation Change as a result of the Intervening Event.

        (e)   Nothing contained in this Section 6.03 shall prevent the Company Board from complying with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act with regard to an Acquisition Proposal; provided that any such disclosure (other than a "stop, look and listen" communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be a Adverse Recommendation Change unless the Company Board expressly publicly reaffirms its Board Recommendation (x) in such communication or (y) within two (2) Business Days after requested to do so by Parent.

        Section 6.04.    Access to Information.    From the date hereof until the Effective Time, the Company shall (i) give to Parent and its Representatives reasonable access to the offices, properties, books, records, Contracts, Governmental Authorizations, documents, directors, officers and employees of the Company and its Subsidiaries during normal business hours, (ii) furnish to Parent and its Representatives such financial, Tax and operating data and other information as such Persons may reasonably request (including the work papers of Ernst & Young LLP upon receipt of any required consent from Ernst & Young LLP), and (iii) instruct its Representatives to cooperate with Parent and its Representatives in its investigation; provided, however, that the Company may restrict the foregoing access to the extent that (A) any Applicable Law (including, for the avoidance of doubt, laws relating to the protection and preservation of the privacy rights of employees) requires the Company to restrict or prohibit access to any such properties or information or (B) such disclosure would, based on the advice of such party's counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information. Any investigation pursuant to this Section 6.04 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company.

        Section 6.05.    Notice of Certain Events.

        (a)   In connection with the continuing operation of the business of the Company and its Subsidiaries between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the date this Agreement is terminated in accordance with Article 8 hereof, subject to Applicable Law and Section 6.12(d), the executive officers of the Company, including but not limited to the Chief Executive Officer of the Company, shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with the Company, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent; provided that no such consultation shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

        (b)   The Company shall promptly notify Parent of:

            (i)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

           (ii)  any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

          (iii)  any Proceeding commenced or, to the Knowledge of the Company, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12, 4.13, 4.15 or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement;

          (iv)  any notice or other communication from any Major Customer or Major Supplier that such Major Customer or Major Supplier is terminating its relationship with Company or any of its Subsidiaries as a result of the transactions contemplated by this Agreement; and

           (v)  any inaccuracy of any representation or warranty or breach of covenant or agreement contained in this Agreement at any time during the term hereof that could reasonably be expected to cause the conditions set forth in Section 7.02 not to be satisfied.

        Section 6.06.    401(k) Plans.    Effective as of the day immediately preceding the Effective Time, unless otherwise directed in writing by Parent at least ten (10) Business Days prior to the Effective Time, the Company shall take all actions necessary to effect the termination of any and all 401(k) plans sponsored or maintained by the Company and shall provide Parent evidence that each of Company's 401(k) plans has been terminated pursuant to an action by the Company Board.

        Section 6.07.    Employee Benefit Plan Matters

        (a)   From and after the Closing Date, with respect to employees of the Company or its Subsidiaries immediately before the Effective Time who continue employment with the Surviving Corporation or any Subsidiary of the Surviving Corporation following the Effective Time ("Continuing Employees"), Parent shall cause the service of each such Continuing Employee with the Company and its ERISA Affiliates prior to the Closing Date to be recognized for purposes of eligibility to participate, levels of benefits (but not for benefit accruals under any defined benefit pension plan) and vesting under each compensation, vacation, fringe or other welfare benefit plan, program or arrangement of

Parent, the Surviving Corporation or any of their ERISA Affiliates, but not including any sabbatical or equity compensation plans, programs, agreements or arrangements (collectively, the "Parent Benefit Plans") in which any Continuing Employee is or becomes eligible to participate, but solely to the extent service was credited to such employee for such purposes under a comparable Company Employee Plan immediately prior to the Closing Date and to the extent such credit would not result in a duplication of benefits.

        (b)   From and after the Closing Date, with respect to each Parent Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Parent shall use reasonable efforts to cause each such Parent Benefit Plan to (i) waive all limitations as to pre-existing conditions, waiting periods, required physical examinations and exclusions with respect to participation and coverage requirements applicable under such Parent Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such pre-existing conditions, waiting periods, required physical examinations and exclusions would not have applied or would have been waived under the corresponding Company Employee Plan in which such Continuing Employee was a participant immediately prior to his commencement of participation in such Parent Benefit Plan but, with respect to long-term disability and life insurance benefits and coverage, solely to the extent permitted under the terms and conditions of Parent's applicable insurance contracts in effect as of the Closing Date; provided that for purposes of clarity, to the extent such benefit coverage includes eligibility conditions based on periods of employment Section 6.07(a) shall control; and (ii) provide each Continuing Employee and their eligible dependents with credit for any co-payments and deductibles paid in the calendar year that, and prior to the date that, such Continuing Employee commences participation in such Parent Benefit Plan in satisfying any applicable co-payment or deductible requirements under such Parent Benefit Plan for the applicable calendar year, to the extent that such expenses were recognized for such purposes under the comparable Company Employee Plan.

        (c)   Parent, the Company and the Surviving Corporation acknowledge and agree that all provisions contained in this Section 6.07 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other Person, including any employees, former employees, any participant in any Company Employee Plan or any beneficiary thereof or any right to continued employment with Parent, Company, the Surviving Corporation or any of their Affiliates. Nothing in this Section 6.07 shall be deemed to amend any Parent Benefit Plan or to require Parent, the Surviving Corporation or any of their Affiliates to continue or amend any particular benefit plan before or after the consummation of the transactions contemplated in this Agreement, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

        Section 6.08.    State Takeover Laws.    If any "control share acquisition," "fair price," "moratorium" or other anti-takeover Applicable Law becomes or is deemed to be applicable to the Company, Parent, Merger Subsidiary, the Merger, the Voting Agreements or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Subsidiary, and their respective Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

        Section 6.09.    Obligations of Merger Subsidiary.    Parent shall cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 6.10.    Voting of Shares.    Parent shall vote any shares of Company Common Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Stockholder Meeting, and will vote or cause to be voted the shares of Merger Subsidiary held by it or any of its Subsidiaries, as the case may be, in favor of adoption of this Agreement.

        Section 6.11.    Director and Officer Liability.

        (a)   For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that in satisfying its obligation under this Section 6.11(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 225% of the amount per annum the Company paid in its last full fiscal year prior to the date of this Agreement (the "Current Premium"), which amount is set forth in Section 6.11(a) of the Company Disclosure Schedule, and if such premiums for such insurance would at any time exceed 225% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation's judgment, provide the maximum coverage available at an annual premium equal to 225% of the Current Premium. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid "tail" or "runoff" policies have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated by this Agreement, provided that the amount paid for such prepaid policies does not exceed 225% of the Current Premium. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

        (b)   From and after the Effective Time through the sixth anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation and its Subsidiaries to, fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to: (i) each indemnification agreement in effect between the Company or any of its Subsidiaries and any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (the "Indemnified Parties"); and (ii) any indemnification provision and any exculpation provision set forth in the certificate of incorporation or bylaws of the Company as in effect on the date of this Agreement; provided that such obligations shall be subject to any limitation imposed from time to time under Applicable Law. If, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Party delivers to the Company, the Surviving Corporation or Parent, as applicable, a written notice asserting a claim for indemnification under any of the provisions set forth in clauses (i) or (ii) above, then the claim asserted in such notice shall survive the sixth anniversary of the Effective Time until such time as such claim is fully and finally resolved.

        (c)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.11.

        Section 6.12.    Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Law to consummate the transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, third parties and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

        (b)   In furtherance and not in limitation of the undertakings pursuant to this Section 6.12, each of Parent and the Company shall (i) provide or cause to be provided as promptly as practicable to Governmental Authorities with regulatory jurisdiction over enforcement of any Antitrust Laws (each such Governmental Authority, a "Governmental Antitrust Authority") information and documents requested by any Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any Antitrust Laws as promptly as practicable following the date of this Agreement (but in no event more than fifteen (15) Business Days from the date hereof except by mutual consent confirmed in writing) and thereafter to respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and any additional consents and filings under any Antitrust Laws; and (ii) use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of consummation of the transactions contemplated by this Agreement by any Governmental Authority.

        (c)   Notwithstanding anything to the contrary herein, in connection with the receipt of any necessary governmental approvals or clearances (including under any Antitrust Law), nothing in this Agreement shall require Parent or any of its Subsidiaries to, nor shall the Company or any of its Subsidiaries without the prior written consent of Parent agree or proffer to, divest, hold separate, or enter into any license or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, the Company or any of their respective Subsidiaries. Notwithstanding anything to the contrary herein, in no event shall Parent or any of its Subsidiaries be obligated to litigate or participate in the litigation of any Proceeding, whether judicial or administrative, brought by any Governmental Authority or appeal any Order (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or the other transactions contemplated by this Agreement or seeking to obtain from Parent or any of its Subsidiaries any damages in connection therewith, or (ii) seeking to prohibit or limit in any respect, or place any conditions on, the ownership or operation by the Company, Parent or any of their respective Affiliates of all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries or to require any such Person to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or enter into a consent decree or hold separate all or any portion of the business, assets or any product of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, in each case as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall give Parent the opportunity to participate in the defense of any Proceeding against the Company and/or its directors relating to the transactions contemplated by this Agreement and will obtain the prior written consent of Parent prior to settling or satisfying any such Proceeding.

        (d)   Subject to Applicable Law relating to the exchange of information, the Company and Parent and their respective counsel shall (i) have the right to review in advance, and to the extent practicable each shall consult the other on, any filing made with, or written materials to be submitted to, any Governmental Authority in connection with the transactions contemplated by this Agreement, (ii) promptly inform each other of any communication (or other correspondence or memoranda) received from, or given to, the U.S. Department of Justice, the U.S. Federal Trade Commission, or any other Governmental Antitrust Authority and (iii) promptly furnish each other with copies of all correspondence, filings and written communications between them or their subsidiaries or affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the transactions contemplated by this Agreement. The Company and Parent shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any discussion, telephone call or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by this Agreement and to participate in the preparation for such discussion, telephone call or meeting. Neither Parent nor the Company shall commit to or agree with any Governmental Authority to stay, toll or extend any applicable waiting period under the HSR Act or applicable Foreign Competition Laws, without the prior written consent of the other. The Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.12 as "Antitrust Counsel Only Material". Notwithstanding anything to the contrary in this Section 6.12, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and its Subsidiaries.

        (e)   Each of Parent and Merger Subsidiary agrees that, between the date of this Agreement and the Closing Date, each of Parent and Merger Subsidiary shall not, and shall ensure that none of its Subsidiaries or other Affiliates shall, take any action or propose, announce an intention or agree, in writing or otherwise, to take any action that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated hereby.

        Section 6.13.    Certain Filings.    The Company and Parent shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such reasonable actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

        Section 6.14.    Public Announcements.    Parent and the Company shall consult with each other before issuing any press release or making any other public statement, or scheduling a press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, except (i) as such release or announcement may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association upon which the securities of the Company or Parent, as applicable, are listed or (ii) as such release or announcement may be made with respect to an Adverse Recommendation effected in accordance with Section 6.03, which in each case the party making the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party will consider such comments in good faith.

        Section 6.15.    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 6.16.    Section 16 Matters.    Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and in accordance with the Interpretative Letter dated January 12, 1999 issued by the SEC relating to

Rule 16b-3, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

        Section 6.17.    Confidentiality.    Parent and the Company hereby acknowledge and agree to continue to be bound by the Confidential Disclosure Agreement dated as of February 26, 2009 by and between Parent and the Company (the "Confidentiality Agreement").

ARTICLE 7

CONDITIONS TO THE MERGER

        Section 7.01.    Conditions to the Obligations of Each Party.    The obligation of each party hereto to consummate the Merger is subject to the satisfaction, at or prior to the Closing, of the following conditions:

        (a)   the Stockholder Approval shall have been obtained;

        (b)   no Governmental Authority having jurisdiction over any party hereto shall have issued any Order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no Applicable Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited; and

        (c)   the applicable waiting period (and any extension thereof, subject to Section 6.12(d)) applicable to the Merger under the HSR Act or any Foreign Competition Law set forth in Section 7.01(c) of the Company Disclosure Schedule shall have expired or been terminated and any affirmative approval of a Governmental Authority required under any Foreign Competition Law set forth in Section 7.01(c) of the Company Disclosure Schedule shall have been obtained.

        Section 7.02.    Conditions to the Obligations of Parent and Merger Subsidiary.    The obligation of Parent and Merger Subsidiary to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   (i) each of the Specified Company Representations, to the extent not qualified as to materiality or "Company Material Adverse Effect," shall be true in all material respects, and to the extent so qualified shall be true in all respects, when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Specified Company Representation that is made only as of a specified date, which need only to be true in all material respects as of such specified date), (ii) the Other Company Representations, disregarding any materiality or Company Material Adverse Effect qualifications contained therein, shall be true when made and as of immediately prior to the Effective Time as if made at and as of such time (other than any Other Company Representations that are made only as of a specified date, which need only to be true as of such specified date); provided that the Other Company Representations as modified in clause (ii) shall be deemed true at any time unless the individual or aggregate impact of the failure to be so true of the Other Company Representations would have or reasonably be expected to have a Company Material Adverse Effect; and (iii) Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

        (b)   the Company shall have performed in all material respects its obligations under the Agreement, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to the foregoing effect;

        (c)   there shall not be instituted or pending any Proceeding by any Governmental Authority (i) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the consummation of the Merger or seeking to obtain material damages in connection therewith, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its Affiliates) of all or any material portion of the business, assets or products of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Affiliates to dispose of, license (whether pursuant to an exclusive or nonexclusive license) or hold separate all or any material portion of the business, assets or products of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (iii) seeking, directly or indirectly, to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to acquire, hold or exercise full rights of ownership of Company Common Stock or any shares of common stock of the Surviving Corporation, including the right to vote such shares on all matters properly presented to the Company's stockholders, or (iv) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent's other Affiliates of any Equity Interests;

        (d)   there shall not be in effect any Order that is reasonably likely to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of Section 7.02(c); and

        (e)   there has not been any fact, event, change, development or set of circumstances that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 7.03.    Conditions to the Obligations of the Company.    The obligation of the Company to consummate the Merger is subject to the satisfaction, at or prior to Closing, of the following conditions:

        (a)   The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect; and

        (b)   Parent and Merger Subsidiary shall have performed in all material respects their respective obligations under the Agreement, and the Company shall have received a certificate signed on behalf of Parent by a senior executive officer of Parent to the foregoing effect.

ARTICLE 8

TERMINATION

        Section 8.01.    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing (notwithstanding any approval of this Agreement by the stockholders of the Company):

        (a)   by mutual written agreement of the Company and Parent;

        (b)   by either the Company or Parent, if:

            (i)  the Merger has not been consummated on or before January 15, 2011 (subject to possible extension as provided below, the "End Date"), provided, that if the condition to the completion of the Merger set forth in Section 7.01(c) shall not have been satisfied by the End Date (as it may be extended as set forth below), but all other conditions set forth in Article 7 would be satisfied if the Closing Date were to occur on such date, then Parent shall be entitled to extend the End Date by a three (3) month period by written notice to the Company (the End Date may be so extended not more than twice at the election of Parent), it being understood that in no event shall the End Date be extended to a date that is later than the fifteen month anniversary of this Agreement; provided, further, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any party whose material breach of any provision of this Agreement results in the failure of the Merger to be consummated by the End Date;

          (ii)   any Governmental Authority of competent jurisdiction shall have issued an order, decree, injunction or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and nonappealable, or if there shall be adopted any Applicable Law that makes consummation of the Merger illegal or otherwise prohibited; or

          (iii)  the Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof);

        (c)   by Parent:

          (i)    if an Adverse Recommendation Change shall have occurred;

          (ii)   if the Company shall have entered into, or publicly announced its intention to enter into, a letter of intent, memorandum of understanding or Contract (other than a confidentiality agreement contemplated by Section 6.03(b)) relating to any Acquisition Proposal;

          (iii)  if the Company or any of its Representatives shall have willfully and materially breached any of its obligations under Section 6.03; or

          (iv)  in the event (A) of a material breach of any covenant or agreement on the part of the Company set forth in this Agreement or (B) that any representation or warranty of the Company set forth in this Agreement shall have been inaccurate when made or shall have become inaccurate, in either case such that the conditions to the Merger set forth in Section 7.02(a) or Section 7.02(b), respectively, would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate; provided, however, that notwithstanding the foregoing, in the event that such breach by the Company or such inaccuracies in the representations and warranties of the Company are curable by the Company through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.01(c)(iv) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from Parent to the Company of such breach or inaccuracy, as applicable, or (2) the ceasing by the Company to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iv) if such breach or inaccuracy by the Company is cured within such thirty (30) calendar day period); or

        (d)   by the Company:

          (i)    if prior to the Stockholder Approval, the Company Board authorizes the Company, in compliance with the terms of this Agreement, including Section 6.03(d), to enter into a binding definitive agreement in respect of a Superior Proposal with a Third Party; provided that the Company shall have paid any amounts due pursuant to Section 9.04 in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such binding definitive agreement; or

          (ii)   in the event (A) of a material breach of any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement or (B) that any of the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall have been inaccurate in any material respect; provided, however, that notwithstanding the foregoing, in the event that such breach by Parent or Merger Subsidiary or such inaccuracies in the representations and warranties of Parent or Merger Subsidiary are curable by Parent or Merger Subsidiary through the exercise of commercially reasonable efforts prior to the End Date and within thirty (30) days, then the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.01(d)(ii) until the earlier to occur of (1) the expiration of a thirty (30) calendar day period after delivery of written notice from the Company to Parent of such breach or inaccuracy, as applicable, or (2) Parent or Merger Subsidiary ceasing to exercise commercially reasonable efforts to cure such breach or inaccuracy, provided that Parent or Merger Subsidiary continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this Section 8.01(d)(ii) if such breach or inaccuracy by Parent or Merger Subsidiary is cured within such thirty (30) calendar day period).

        The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to each other party hereto.

        Section 8.02.    Effect of Termination.    If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to each other party hereto; provided that no such termination shall relieve any party hereto of any liability for damages resulting from any willful or intentional breach of this Agreement. The provisions of this Section 8.02 and Sections 9.04, 9.05(b), 9.06, 9.07 and 9.08 shall survive any termination hereof pursuant to Section 8.01.

ARTICLE 9

MISCELLANEOUS

        Section 9.01.    Notices.    Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

        if to Parent, to:

    Oracle Corporation
    500 Oracle Parkway
    Redwood City, California 94065
    Attention: Dorian Daley
                       Brady Mickelsen
    Facsimile No.: (650) 633-1813

        with a copy to:

    Davis Polk & Wardwell LLP
    1600 El Camino Real
    Menlo Park, California 94025
    Attention: Julia K. Cowles
    Facsimile No.: (650) 752-2111

        if to the Company, to:

    Phase Forward Incorporated
    77 Fourth Avenue
    Waltham, Massachusetts 02451
    Attention: D. Ari Buchler
    Facsimile No.: (781) 902-4391

        with a copy to:

    Goodwin Procter LLP
    Exchange Place
    53 State Street
    Attention: John Mutkoski
                       James A. Matarese
                       Danielle M. Lauzon
    Facsimile No.: (617) 523-1231

        Section 9.02.    Survival of Representations and Warranties.    The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 9.03.    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that without the further approval of the Company's stockholders, no such amendment or waiver shall be made or given after the Stockholder Approval that requires the approval of the stockholders of the Company under Delaware Law unless the required further approval is obtained.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 9.04.    Expenses.

        (a)   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense. Notwithstanding the foregoing, Parent shall pay all filing fees payable pursuant to the HSR Act or any Foreign Competition Law; provided, that if this Agreement is terminated pursuant to Section 8.01 (other than pursuant to Section 8.01(d)(ii)), the Company shall promptly thereafter reimburse Parent for one-half of all such filing fees paid by Parent.

        (b)   If this Agreement is terminated pursuant to Section 8.01(c)(i), Section 8.01(c)(ii) or Section 8.01(c)(iii) , then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to $24,700,000 (the "Termination Fee").

        (c)   If this Agreement is terminated pursuant to Section 8.01(d)(i), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee.

        (d)   If this Agreement is terminated pursuant to Section 8.01(b)(i) or 8.01(b)(iii) and (i) prior to such termination (in the case of termination pursuant to Section 8.01(b)(i)) or the Stockholder Meeting (in the case of termination pursuant to Section 8.01(b)(iii)), an Acquisition Proposal shall have been publicly announced and not publicly withdrawn, and (ii) within twelve (12) months following the date of such termination the Company shall have (A) entered into a definitive agreement with respect to, (B) recommended to its stockholders or (C) consummated, a transaction contemplated by such Acquisition Proposal, then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after entering into such definitive agreement, making such recommendation or consummating such transaction, the Termination Fee.

        (e)   In the event that this Agreement is terminated pursuant to Section 8.01(b)(iii), the Company shall as promptly as possible (but in any event within three (3) Business Days) following receipt of an invoice therefor pay all of Parent's documented reasonable out-of-pocket fees and expenses (including reasonable legal and other third party advisors fees and expenses) actually incurred by Parent and its Affiliates on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, but in no event more than $4,000,000 (the "Parent Expenses") as directed by Parent in writing; provided that the amount of any payment of the Parent Expenses pursuant to this Section 9.04(e) shall be credited against any obligation of the Company to pay the Termination Fee pursuant to Section 9.04(d).

        (f)    The Company acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails to pay any amount due to Parent pursuant to this Section 9.04, when due, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action taken to collect payment (including the prosecution of any lawsuit or other legal action), together with interest on the unpaid amount at the publicly announced prime rate of Citibank, N.A. in New York City from the date such amount was first payable to the date it is paid.

        (g)   Parent acknowledges and agrees that the Termination Fee contemplated by this Section 9.04 shall be payable by the Company on only one occasion, whether or not the facts or circumstances giving rise to the Company's obligation to pay the Termination Fee may otherwise trigger an obligation to pay the Termination Fee under more than one subsection of this Section 9.04 or on more than one occasion pursuant to the same subsection of this Section 9.04.

        Section 9.05.    Binding Effect; No Third Party Beneficiaries; No Assignment.

        (a)   The provisions of this Agreement shall be binding upon and, except as provided in Section 6.11 (which shall be to the benefit of the parties referred to in such section), shall inure only to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 6.11 no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto, and nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

        (b)   No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of their Affiliates at any time; provided that such transfer or assignment shall not relieve Parent or Merger Subsidiary of any of its obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

        Section 9.06.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

        Section 9.07.    Jurisdiction.    The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware in and for New Castle County, Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each Party agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by law.

        Section 9.08.    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 9.09.    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

        Section 9.10.    Entire Agreement.    This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to their subject matter.

        Section 9.11.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 9.12.    Specific Performance.    The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that in the event of any breach or threatened breach by Parent or Merger Subsidiary, on the one hand, or the Company, on the other hand, of any covenant or obligation of such party contained in this Agreement, the other party shall be entitled to seek, in addition to any monetary remedy or damages: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.

        Section 9.13.    Disclosure Schedules.    Any reference in a particular section of the Company Disclosure Schedule shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenants, as applicable) of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) would be reasonably apparent from such item.

        Section 9.14.    Rules of Construction.    Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

        [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PHASE FORWARD INCORPORATED
By:	/s/ Robert K. Weiler Name: Robert K. Weiler Title: Chairman, CEO

ORACLE CORPORATION
By:	/s/ Safra A. Catz Name: Safra A. Catz Title: President

PINE ACQUISITION CORPORATION
By:	/s/ Brady Mickelsen Name: Brady Mickelsen Title: Vice President

EXHIBIT A
EXECUTION COPY

FORM OF VOTING AGREEMENT

        VOTING AGREEMENT, dated as of April 15, 2010 (this "Agreement") between Oracle Corporation, a Delaware corporation ("Parent"), and the individual listed as "Stockholder" on the signature page hereto ("Stockholder").

        WHEREAS, as a condition and inducement to Parent's and Pine Acquisition Corporation's ("Merger Sub") willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Phase Forward Incorporated, a Delaware corporation (the "Company"), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.01 per share, of the Company that Stockholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Shares").

        NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

        Section 1.01. Voting Agreement. Stockholder hereby agrees to vote or exercise its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions required in furtherance thereof at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger, or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

        Section 1.02. Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in Stockholder's name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Parent or its proxy or substitute shall, in Parent's sole discretion, deem proper with respect to the Shares. The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.01 above. The proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

Exhibit A-1

 ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder represents and warrants to Parent that:

        Section 2.01. Corporation Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is married and the Shares and options set forth on the signature page hereto opposite such Stockholder's name constitute community property under Applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder's spouse, enforceable against such Stockholder's spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

        Section 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Stockholder, if any, (ii) violate any Applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or any of Stockholder's properties or assets, including, without limitation, the Shares or (iv) result in the imposition of any Lien on any asset of Stockholder.

        Section 2.03. Ownership of Shares. Stockholder (together with Stockholder's spouse if Stockholder is married and the Shares and options set forth on the signature page hereto opposite such Stockholder's name constitute community property under Applicable Law) is the record and/or beneficial owner of the Shares and options set forth on the signature page hereto opposite such Stockholder's name, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares, but other than any restrictions on transfer pursuant to applicable securities laws). None of the Shares or options is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares or options.

        Section 2.04. Total Shares. As of the date of this Agreement, except for the Shares and options set forth on the signature page hereto, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

        Section 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

Exhibit A-2

 ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

        Parent represents and warrants to Stockholder:

        Section 3.01. Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies.

ARTICLE 4

COVENANTS OF STOCKHOLDER

        Stockholder hereby covenants and agrees that:

        Section 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement, or seek to do or solicit any of the foregoing actions. Notwithstanding the foregoing, Stockholder may (i) transfer shares to a family member or trust for estate planning purposes, (ii) in connection with the exercise of any options to purchase Company Common Stock (cashless or otherwise), sell Shares in an amount that is sufficient to (x) satisfy the payment of any tax liability incurred by Stockholder connection with such exercise and (y) pay the exercise price of such options and (iii) transfer or otherwise dispose, and enter into any contract or other arrangement or understanding with respect to the transfer or other disposition, of up to such number of Shares as set forth on Exhibit A as a result of any donative transfer or disposition; provided that, as a condition to such transfers in clauses (i) and (iii), the transferee agrees in writing to be bound by the terms and provisions of this Agreement.

        Section 4.02. Other Offers. Stockholder (in Stockholder's capacity as such) shall not, and shall use its reasonable best efforts to cause its officers, directors, employees or other agents, if any, not to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal or any inquiries or the making of any proposal that could reasonably be expected to lead to any Acquisition Proposal, or (ii) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the non-public business, properties, assets, books or records of the Company or any of its Subsidiaries to, or otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by, any Third Party that has expressed an intent to make, or has made, an Acquisition Proposal, provided, however, that Stockholder shall not be barred from entering into a voting agreement, containing terms that are substantially the same as those contained herein (including termination concurrent with the termination of any related agreement and plan of merger), with any Third Party that submits an Acquisition Proposal that, in accordance with Section 6.03 of the Merger Agreement, the Board of Directors of the Company has determined is a Superior Proposal. Stockholder shall notify Parent promptly (but in no event later than 24 hours) after receipt by Stockholder (or any of its Representatives), of any Acquisition Proposal, any inquiry that would reasonably be expected to lead to an Acquisition Proposal, or any request for non-public

Exhibit A-3

information relating to the Company or any of its Subsidiaries or for access to the non-public business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party. Stockholder shall provide such notice in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication, offer, proposal or request. Stockholder shall keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such Acquisition Proposal, inquiry, offer, proposal or request, including any material amendments or proposed amendments as to price and other material terms thereof; provided that prompt disclosure by the Company to Parent as to the status and material terms of such Acquisition Proposal, inquiry, offer, proposal or request shall be deemed to satisfy Stockholder's obligations under this sentence.

        Section 4.03. Communications. Unless required by Applicable Law, Stockholder shall not, and shall cause its officers, directors, employees or other agents, if any, not to, directly or indirectly, make any press release, public announcement or other public communications that criticizes or disparages this Agreement or the Merger Agreement or the transactions contemplated hereby and thereby, without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent of Stockholder's identity and holding of Shares, and the nature of Stockholder's commitments, arrangements and understandings under this Agreement, and any other information that Parent determines to be necessary in any SEC disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document. Parent will provide Stockholder with prior notice, to the extent practicable, concerning the disclosure referred to in the preceding sentence.

        Section 4.04. Additional Shares. In the event that Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares set forth on the signature page hereto will be deemed amended accordingly. Stockholder shall promptly notify Parent of any such event.

        Section 4.05. Waiver of Appraisal and Dissenters' Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares or rights to dissent from the Merger which may arise with respect to the Merger and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby.

ARTICLE 5

MISCELLANEOUS

        Section 5.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules

Exhibit A-4

annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

        Section 5.02. Further Assurances. Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

        Section 5.03. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, and (iii) the mutual agreement of Parent and the Stockholder.

        Section 5.04. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 5.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that except as otherwise provided in Section 4.01, Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent. Any assignment in violation of the foregoing shall be null and void.

        Section 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

        Section 5.07. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective. Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

        Section 5.08. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner

Exhibit A-5

materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 5.09. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

        Section 5.10. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

        Section 5.11. Action in Stockholder's Capacity Only. Stockholder, if a director, officer or employee of the Company or any of its Subsidiaries or a trustee or fiduciary of any employee benefit plan or trust of the Company or any of its Subsidiaries, does not make any agreement or understanding herein as a director, officer or employee of the Company or as a trustee or fiduciary of any employee benefit plan or trust of the Company or any of its Subsidiaries. Stockholder signs this Agreement solely in his or her capacity as a beneficial owner of the Shares and nothing herein shall limit or affect any actions taken in his or her capacity as an officer, director or employee of the Company or any of its Subsidiaries or as a trustee or fiduciary of any employee benefit plan or trust of the Company or any of its Subsidiaries, including, without limitation, (i) complying with or exercising such Stockholder's fiduciary duties as a member of the Board of Directors of the Company or (ii) participating in his or her capacity as an officer or director of the Company in discussions or negotiations with respect to an Acquisition Proposal in accordance with Section 6.03 of the Merger Agreement.

        Section 5.12. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (ii) on the fifth Business Day after dispatch by registered or certified mail, (iii) on the next Business Day if transmitted by national overnight courier or (iv) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case as follows:

if to Parent, to:
Oracle Corporation 500 Oracle Parkway Redwood City, California 94065
Attention:	Dorian Daley Brady Mickelsen
Facsimile No.: (650) 633-1813
with a copy to:
Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025
Attention:	Julia K. Cowles
Facsimile No.: (650) 752-2111

Exhibit A-6

if to Stockholder, to: the address for notice set forth on the signature page hereof with a copy to:
Phase Forward Incorporated 77 Fourth Avenue Waltham, MA 02451
Attention:	D. Ari Buchler
Facsimile No.: (781) 890-4848

        Section 5.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 5.14. Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        Section 5.15. Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        Section 5.16. No Ownership Interest. All rights, ownership and economic benefits of and relating to the Shares and options shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder's duties or responsibilities as a stockholder of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-7

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ORACLE CORPORATION
By:	Name: Title:
STOCKHOLDER:
By:	Name: Title:
Address for notices:
SPOUSE OF STOCKHOLDER:
Name:

Class of Stock	Shares Owned	Restricted Stock Units	Options Owned
Common Stock

[Signature Page to Voting Agreement]

Exhibit A-8

Exhibit A

Exhibit A-9

SCHEDULE OF SIGNATORIES

Oracle Corporation

Each of:
D. Ari Buchler
Axel Bichara
Robert K. Weiler
Christopher A. Menard
Dennis R. Shaughnessy
Gary E. Haroian
Kenneth I. Kaitin
Martin A. Young
Paul A. Bleicher
Paul G. Joubert
Richard A. D'Amore
Russell J. Campanello
Stephen J. Powell
Steven J. Rosenberg

Exhibit A-10

EXHIBIT B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PHASE FORWARD INCORPORATED

(Incorporated on June 3, 1997)

        I,                                     , President of Phase Forward Incorporated (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), do hereby certify that:

        The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 3, 1997 (the "Original Certificate of Incorporation"). The Original Certificate of Incorporation was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 20, 2004 (the "Amended and Restated Certificate of Incorporation").

        This Second Amended and Restated Certificate of Incorporation was duly adopted pursuant to Section 251 of the Delaware Corporation Law and restates and integrates and further amends the Amended and Restated Certificate of Incorporation of the Corporation to read in its entirety, as follows:

ARTICLE I

        The name of this corporation is Phase Forward Incorporated.

ARTICLE II

        The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

        The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

        The aggregate number of shares that this Corporation shall have authority to issue is 100 shares of capital stock all of which shall be designated "Common Stock", each having a par value of one cent ($0.01).

ARTICLE V

        A.    The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

        B.    The Bylaws may be altered or amended, or new Bylaws may be adopted, by the stockholders entitled to vote. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws.

Exhibit B-1

 ARTICLE VI

        The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

ARTICLE VII

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit B-2

        IN WITNESS WHEREOF, the undersigned has duly executed this Second Amended and Restated Certificate of Incorporation in the name and on behalf of Phase Forward Incorporated on the             day of                                    , 20            and the statements contained herein are affirmed as true under penalties of perjury.

                      PHASE FORWARD INCORPORATED

                      Name:
                      Title:

Exhibit B-3

Annex B

April 15, 2010

To the Board of Directors of
Phase Forward Incorporated
77 Fourth Avenue
Waltham, Massachusetts 02451

Gentlemen:

        We understand that Phase Forward Incorporated, a Delaware corporation ("Seller"), Oracle Corporation, a Delaware corporation ("Buyer"), and Pine Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Acquisition Sub will be merged with and into Seller, with Seller as the surviving entity (the "Merger"). Pursuant to the Merger, as more fully described in the Merger Agreement, we understand that each outstanding share of the common stock, par value $.01 per share ("Seller Common Stock"), of Seller will be converted into the right to receive $17.00 in cash (the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

        You have asked for our opinion as investment bankers as to whether the Consideration to be received by the stockholders of Seller (other than Buyer, Merger Sub and their respective affiliates) pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

        In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial and other data with respect to Seller, including the consolidated financial statements for recent years and interim periods to December 31, 2009 and certain other relevant financial and operating data relating to Seller made available to us from published sources and from the internal records of Seller; (ii) reviewed the financial terms and conditions of the Merger Agreement as set forth in the draft thereof, dated as of April 10, 2010, furnished to us; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock; (iv) compared Seller from a financial point of view with certain other companies in the software and healthcare information technology industries which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations of companies in the software and healthcare information technology industries which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller certain information of a business and financial nature regarding Seller, furnished to us by them, including financial forecasts and related assumptions of Seller; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with Seller's counsel; (viii) with your permission and at your request, contacted certain companies in the software and healthcare information technology industries to determine their interest in pursuing an acquisition of the Company; (ix) performed a discounted cash flow analysis; and (x) performed such other analyses and examinations as we have deemed appropriate.

        In connection with our review, we have not assumed any obligation independently to verify, and have not independently verified, the foregoing information and have relied on it being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by its management, upon their advice and with your consent, we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of Seller and that they provide a reasonable basis upon which we can form our opinion. We have also

B-1

assumed that there have been no material changes in Seller's assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us. We have relied on advice of counsel and independent accountants to Seller as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Seller, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

        We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the draft Merger Agreement referred to above, without any further amendments thereto, and without waiver by Seller of any of the conditions to its obligations thereunder.

        We have acted as financial advisor to Seller in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with the initial public offering and secondary offering of securities of Seller and performed various investment banking services for Seller, including acting as advisor in connection with Seller's acquisitions of Clarix, LLC and Maaguzi LLC, for which we have received customary fees.

        Based upon the foregoing and in reliance thereon, it is our opinion, as investment bankers, that the Consideration to be received by the stockholders of Seller (other than Buyer, Merger Sub and their respective affiliates) pursuant to the Merger is fair to such stockholders from a financial point of view, as of the date hereof.

        This opinion has been approved by the fairness committee of Thomas Weisel Partners LLC. It is directed to the Board of Directors of Seller in its consideration of the Merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness to the stockholders of Seller of the Consideration to be paid by Buyer, and does not address the relative merits of the Merger and any alternatives to the Merger, Seller's underlying decision to proceed with or effect the Merger, or any other aspect of the Merger. Moreover, it does not address the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Seller, or class of such persons, in connection with the Merger, whether relative to the Consideration or otherwise. This opinion may not be used or referred to by Seller, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in its entirety in any proxy statement filed with the Securities and Exchange Commission in connection with the Merger.

Very truly yours,
/s/ THOMAS WEISEL PARTNERS LLC
THOMAS WEISEL PARTNERS LLC

B-2

Annex C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

SPECIAL MEETING OF STOCKHOLDERS OF PHASE FORWARD INCORPORATED    , 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at HTTP://INVESTOR.PHASEFORWARD.COM Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. A proposal to adopt the Agreement and Plan of Merger, dated as of April 15, 2010, among Phase Forward Incorporated ("Phase Forward"), Oracle Corporation ("Oracle") and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle, as such may be amended from time to time (the "Merger Agreement"), pursuant to which Phase Forward will be acquired by Oracle. 2. A proposal to approve a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement. This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided 00030030000000000000 1 ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. A proposal to adopt the Agreement and Plan of Merger, dated as of April 15, 2010, among Phase Forward Incorporated ("Phase Forward"), Oracle Corporation ("Oracle") and Pine Acquisition Corporation, a wholly-owned subsidiary of Oracle, as such may be amended from time to time (the "Merger Agreement"), pursuant to which Phase Forward will be acquired by Oracle. 2. A proposal to approve a proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement. This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. FOR AGAINST ABSTAIN JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 SPECIAL MEETING OF STOCKHOLDERS OF PHASE FORWARD INCORPORATED     , 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. Directions to the Special Meeting can be found at http://www.phaseforward.com/about/contact/directionsusa PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 00030030000000000000 1 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at HTTP://INVESTOR.PHASEFORWARD.COM ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address. Company Number Account Number

14475 PHASE FORWARD INCORPORATED SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON , 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert K. Weiler, Christopher A. Menard and D. Ari Buchler as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Phase Forward Incorporated held of record by the undersigned on , 2010, at the Special Meeting of Stockholders to be held at the Company's headquarters located at 77 Fourth Avenue, Waltham, MA 02451, at 8:00 a.m. on , 2010, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)